As filed with the Securities and Exchange Commission on July 19, 2016
Registration No. 333-180741

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7
TO
FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

MVP REIT, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

12730 High Bluff Drive, Suite 110
San Diego, California 92130
(877) 684-6871
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Michael V. Shustek
MVP REIT, Inc.
12730 High Bluff Drive, Suite 110
San Diego, California 92130
(877) 684-6871
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Hillel T. Cohn
David M. Lynn
Ben Chung
Morrison & Foerster LLP
707 Wilshire Boulevard
Los Angeles, California 90017
(213) 892-5500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory note:

This Post-Effective Amendment No. 7 consists of the following:

1.	The Registrant’s prospectus dated July 19, 2016 (the “Prospectus”), which supersedes and replaces the Registrant’s previous prospectus dated April 10, 2015 and all supplements to that prospectus;

2.	Supplement No. 1 to the Prospectus dated July 19, 2016, which will be delivered as an unattached document along with the Prospectus;

3.	Part II; and

4.	Signatures, included herewith.

This registration statement on Form S-11 (reg. no. 333-180741) for the issuer’s primary offering and dividend reinvestment plan offering was first declared effective by the SEC staff on September 25, 2012. On April 19, 2016, the issuer filed post-effective amendment no. 6 to Form S-11 to de-register the unsold shares in the primary offering. This post-effective amendment no. 7 to Form S-11 amends the issuer’s registration statement to make it a dividend reinvestment plan only registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 19, 2016
PROSPECTUS
$50,000,000 Maximum Offering
Pursuant to the Dividend Reinvestment Plan

MVP REIT, Inc. is a Maryland corporation formed in April 2012 to acquire a portfolio of investments in commercial real estate and other real estate related assets. Based on current market conditions and other factors, we have decided to focus our investments predominantly on parking facilities located throughout the United States as our core assets. We may, from time to time, invest up to 25% of our initial public offering proceeds in self-storage facilities, commercial buildings and other non-core assets. We are externally managed by MVP REIT Advisors, LLC, or our advisor. Pursuant to our initial public offering, which was closed in September 2015, we issued 11,002,902 shares of common stock for a total of approximately $97.3 million, less offering costs. As of December 31, 2015, our investment portfolio is comprised of ownership interests in a total of 18 parking facilities. We have elected to qualify as a real estate investment trust, or a REIT, for federal income tax purposes commencing with the tax year ended December 31, 2013.

We continue to offer up to 5,555,555 in shares of our common stock to existing stockholders pursuant to our dividend reinvestment plan, or the distribution reinvestment plan or DRIP. Stockholders who elect to participate in the dividend reinvestment plan may choose to invest all or a portion of their cash distributions in shares of our common stock at an initial price of $8.73 per share.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is speculative and involves a high degree of risk. You should participate in the distribution reinvestment plan only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 25. These risks include, among others:

•	We have a limited operating history, have experienced losses in the past and may experience losses in the future.

•	Because a predominant focus of our investments will be parking facilities, our revenues will be significantly influenced by demand for such properties generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

•	We depend upon our advisor and its affiliates to conduct our operations.

•	There is currently no public trading market for the common shares. Accordingly, the common shares lack liquidity and you may have to hold the investment indefinitely.

•	There are restrictions on your ability to have your common shares repurchased under our share repurchase program.

•	There are substantial conflicts of interest between us and our advisor and its affiliates.

•	As of the date hereof, we have paid distributions from offering proceeds only. We may not be able to make distributions on a monthly basis and may pay distributions from sources other than cash flow from operations, including the sale of assets, borrowings or offering proceeds. We have no limits on the amounts we may pay from such sources. If we pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced and your share value may be diluted.

•	We may incur substantial debt, which will increase our risk and may reduce our distributions.

•	Failure to remain qualified as a REIT would adversely affect our ability to make distributions to our stockholders.

•	The CEO of the Company and certain of its affiliates were subject to administrative proceedings of the Ohio Division of Securities in 2001 and the Securities and Exchange Commission in 2006. See “Management—Directors and Executive Officers.”

Neither the Securities Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell our common stock and we are not soliciting an offer to buy our common stock in any state where the offer or sale is not permitted. The shares of common stock offered hereby are subject to certain restrictions on transfer and ownership. See “Description of Capital Stock”.

	Price To Public	Selling Commission	Net Proceeds (Before Expenses)(1)
Distribution Reinvestment Plan Per Share	$8.73	—	$8.73
Total Maximum for Distribution Reinvestment Plan	$50,000,000	—	$50,000,000

(1)	Proceeds are calculated before deducting issuer costs other than selling commissions. These issuer costs consist of, among others, expenses of our organization, due diligence expenses, legal, accounting, printing, filing fees, escrow fees, and other offering-related expenses.

The date of this prospectus is July 19, 2016.

SUITABILITY STANDARDS

The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for the common shares, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have common shares repurchased through our share repurchase program, and in the future we may also consider various forms of additional liquidity. You should not buy the common shares if you need to sell them immediately or if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of the common shares have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000; and

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least ten times their investment in us and similar programs.

Certain states have established suitability requirements that may be in addition to or vary from the minimum standards described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below. Although we have listed the suitability requirements of certain states below, we will only offer to sell the common shares in these states if and when the offer or sale is permitted in such states, and we are not making an offer of the common shares in any state where the offer is not permitted.

Alabama: In addition to the general suitability standards, this investment will only be sold to Alabama residents that represent that they have a liquid net worth at least 10 times their investment in this program and its affiliates and they meet the $70,000/$70,000/$250,000 suitability requirement.

California: Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000.

Iowa: Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kansas: It is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the Issuer and other non-traded business development companies to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

Kentucky, Michigan, Oregon, and Pennsylvania: Investors must have a liquid net worth of at least ten (10) times their investment in us.

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts: A Massachusetts investor’s total investment in this offering and similar direct participation investments shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. In addition, shares will be sold in Massachusetts to accredited investors only (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended).

Nevada: Investors must have (excluding the value of their home, furnishings and automobiles) either: (i) a minimum net worth of $75,000 and an annual income of $75,000, or (ii) a minimum net worth of $500,000. In addition, the investment in us must not exceed 10% of the investor’s net worth (exclusive of home, furnishings and automobiles).

New Jersey: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $250,000 and annual gross income of $70,000 or (ii) a minimum liquid net worth of $500,000. Additionally, a New Jersey investor’s total investment in this offering and similar direct participation investments shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

i

North Dakota: Investors must have a liquid net worth of at least ten (10) times their investment in us and our affiliates.

Ohio: Shares will be sold in Ohio to accredited investors only (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended). In addition, an Ohio investor’s maximum investment in securities of the issuer, its affiliates and other non-traded REITs shall not exceed 10% of his or her liquid net worth.

Oregon: An Oregon investor’s maximum investment in securities of the Issuer and its affiliates may not exceed 10% of his or her liquid net worth, excluding home, furnishings and automobiles.

Pennsylvania: Because the minimum offering of our common stock is less than $50 million, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $3.0 million minimum offering amount for other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $25 million in gross offering proceeds (including sales made to residents of other jurisdictions).

Tennessee: Investors must have (excluding the value of their home, home furnishings and automobile) either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (ii) a minimum net worth of $500,000. In addition, because the minimum offering of our common stock is less than $50 million, Tennessee investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $3.0 million minimum offering amount for other jurisdictions, we will not sell any shares to Tennessee investors unless we raise a minimum of $10 million in gross offering proceeds (including sales made to residents of other jurisdictions).

Our sponsor and each participating broker-dealer are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in shares of our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your net worth and overall financial situation; and

•	have apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in shares of our common stock.

Your participating broker-dealer, authorized representative or other person selling shares on our behalf must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained  in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock. The use of the terms “MVP REIT, Inc.,” the “company,” “we,” “us” or “our” in this prospectus refer to MVP REIT, Inc. unless the context indicates otherwise.

Q:	What is MVP REIT, Inc.?

A:	MVP REIT, Inc. is a Maryland corporation incorporated in April 2012. At the time we commenced our initial public offering in September 2012, our initial investment strategy was to seek to build a diversified portfolio of investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. Based on current market conditions and other factors, we have decided to focus our investments predominantly on parking facilities located throughout the United States as our core assets. We may, from time to time, invest up to 25% of our initial public offering proceeds in self-storage facilities, commercial buildings and other non-core assets.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for a portfolio of real estate investments under professional management;

•	is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and, therefore, generally is not subject to federal corporate income taxes on its net income or gains distributed to stockholders, substantially eliminating the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	pays distributions to investors of at least 90% of its annual REIT taxable income.

In this prospectus, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We have elected treatment, and to qualify, as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2013.

REITs generally fall into three categories: equity REITs, mortgage REITs, and hybrid REITs. Equity REITs generally own and operate income-producing real estate. Mortgage REITs generally provide money to real estate owners and operators either directly in the form of mortgages or other types of real estate loans, or indirectly through the acquisition of mortgage-backed securities. Hybrid REITs generally are companies that use the investment strategies of both equity REITs and mortgage REITs. As a hybrid REIT, we seek to generate income from rent and capital gains, like an equity REIT, as well as interest, like a mortgage REIT.

Q:	What is the status of your initial public offering?

A:
On September 25, 2012, our Registration Statement on Form S-11 registering a public offering (No. 333- 180741) of up to $550,000,000 in shares of the Company’s common stock was declared effective under the Securities Act of 1933, as amended, or the Securities Act, and we commenced the initial public offering. We offered up to 55,555,555 shares of the Company’s common stock to the public in the primary offering at $9.00 per share and up to 5,555,555 shares of the Company’s common stock pursuant to the distribution reinvestment plan at $8.73 per share.  The initial public offering, with respect to the primary offering, terminated in September 2015.  We continue to offer shares from time to time under the distribution reinvestment plan.

As of December 31, 2015, we issued 11,002,902 shares of common stock in our initial public offering for a total of approximately $97.3 million, less offering costs.

The following is a table of summary of offering proceeds from inception through December 31, 2015:

Type	Number of Shares - Convertible	Number of Shares - Common	Value
Issuance of common stock - purchase	--	8,631,754	$75,348,000
Issuance of common stock - acquisition	--	2,217,537	19,484,000
Issuance of convertible stock	1,000	--	1,000
Stock based compensation	--	7,032	63,000
DRIP shares	--	199,889	--
Redeemed shares	--	(53,310)	(471,000)
Distributions -Cash	--	--	(5,251,000)
Contribution from Advisor	--	--	8,114,000
Total	1,000	11,002,902	$97,288,000

From inception through December 31, 2015, the Company incurred the following actual costs in connection with the issuance and distribution of the registered securities.

Type of Cost	Amount
Selling commissions - related party	$224,000
Selling commissions - unrelated party	1,996,000
Organization and offering expenses	2,555,000
Total expenses	$4,775,000

From the commencement of our offering through December 31, 2015, the net cash proceeds to us from our offering, after deducting the total expenses incurred described above, were $70.6 million. From the commencement of the offering through December 31, 2015, net proceeds from our offering have been allocated to paying distributions, selling commissions and acquiring properties. If we continue to pay distributions from offering proceeds and other sources other than our cash flow from operations, the funds available to us for investments would be reduced, the share value may be diluted, the expenses and other amounts, as percentage of the total offering proceeds, may be higher. For the year ended December 31, 2015, the ratio of the costs of raising capital to the capital raised is approximately 6.3%.

Q:	Do you currently own any assets?

A:	As of December 31, 2015, we had acquired a 100% ownership interest in each of 17 parking facilities and a 70% ownership interest in one parking facility. These acquisitions were funded by the ongoing initial public offering, through the issuance of our common stock, financing and assuming liabilities. For more information regarding our investments, please see “Investment Strategy, Objectives and Policies—Information Regarding Our Investments.”

Q:	How has your portfolio performed to date?

A:	For a summary of our financial results, please see the following summary presentation of our selected financial data.

Summary Selected Financial Data

The following selected financial data as of and for the year ended December 31, 2015 and 2014 should be read in conjunction with the consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” The selected financial data has been derived from our audited consolidated financial statements included in this prospectus.

BALANCE SHEET DATA:	December 31, 2015	December 31, 2014
Total assets	$115,585,000	$50,195,000
Total liabilities	$29,416,000	$17,923,000
Total equity	$86,169,000	$32,272,000

STATEMENT OF OPERATIONS DATA:	The year ended December 31, 2015	The year ended December 31, 2014
Total revenues	$4,650,000	$658,000
Total expenses	$(6,023,000)	$(3,374,000)
Net loss	$(1,373,000)	(2,716,000)
STATEMENT OF CASH FLOWS DATA:
Net cash used in operating activities	$2,458,000	$(2,779,000)
Net cash used in investing activities	$(54,778,000)	$(2,631,000)
Net cash provided by financing activities	$53,935,000	$17,677,000

Q:	What is the purpose of the offering of shares pursuant to our distribution reinvestment plan?

A:
Our distribution reinvestment plan is designed to offer our existing stockholders a simple and convenient way to invest their cash distributions in additional shares of our common stock without paying any selling commissions, fees or service charges. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, investment in real estate and real estate related assets, payment of fees and other costs, repayment of debt, and funding for our share repurchase program.

Q:	How are my distributions reinvested?

A:
If you choose to participate in our distribution reinvestment plan, we will apply distributions on the shares of stock registered in your name to purchase additional shares for you directly from us. The allocation of shares of our common stock among participants may result in the ownership of fractional shares. The distributions paid on shares acquired through our distribution reinvestment plan will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Q:	What is the purchase price of shares in the distribution reinvestment plan?

A:
Shares of our common stock issued pursuant to our distribution reinvestment plan are being offered at $8.55 per share; provided, however, our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated value per share and other factors our board of directors deems relevant.

Q:	Who is eligible to participate in the distribution reinvestment plan?

A:
You are eligible to participate in our distribution reinvestment plan if you are a holder of record of shares of our common stock. In addition, we have established suitability standards for all stockholders, including subsequent transferees, which you must satisfy in order to participate in our distribution reinvestment plan. See “Suitability Standards.” If your shares are held of record by a broker or nominee, to enroll in our distribution reinvestment plan, you will need to arrange for that entity to transfer ownership of the shares to you. We may refuse participation in our distribution reinvestment plan to stockholders residing in states where shares offered pursuant to our distribution reinvestment plan are neither registered under applicable securities laws nor exempt from registration.

Q:	How do I enroll in the distribution reinvestment plan?

A:
Eligible persons may become a participant in our distribution reinvestment plan at any time by completing and signing one of the account update forms attached as Appendix B and Appendix C to this prospectus.  Additional account update forms may be obtained at any time by calling MVP REIT, Inc. at (877) 684-6871 or writing MVP Realty Advisors, LLC, 12730 High Bluff Drive, Suite 110, San Diego, California 92130, attention: Investor Relations.   In July 2016, our board of directors approved the reinstatement of our distribution reinvestment plan.  Participation in our distribution reinvestment plan was previously suspended in May 2016 in connection with our original intention to list on the NASDAQ Global Market.  Please see “Investment Strategy, Objectives and Policies – Liquidity” for more information.   If you were previously enrolled in our distribution reinvestment plan prior to its suspension in May 2016, you must re-enroll by completing an account update form to participate in our reinstated distribution reinvestment plan.

Your participation in our distribution reinvestment plan will begin with the first distribution payment after your signed distribution change form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your distribution change form is received after the record date for any distribution and before payment of that distribution, the distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

You will remain a participant of our distribution reinvestment plan until you deliver to us written notice of your desire to terminate your participation (described more fully below under “How do I terminate participation in the distribution reinvestment plan?”).

Q:	Who administers the distribution reinvestment plan for participants?

A:
Our distribution reinvestment plan will be administered directly by us or one of our affiliates, but a different entity may act as distribution reinvestment plan administrator in the future. Our distribution reinvestment plan administrator will keep all records of your distribution reinvestment plan accounts and send statements of your account to you.

Q:	When will shares be purchased under the distribution reinvestment plan?

A:	Shares will be purchased for you under our distribution reinvestment plan on the date on which common stock distributions are paid. We intend to pay distributions monthly and will ordinarily be on or about the 15th day of each month, but may be changed to quarterly in our sole discretion. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares of our common stock then available for purchase, we will purchase all available shares of our common stock and will return all remaining distributions to the participants. We will allocate the purchased shares of our common stock among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected in our records.

Q:	Who will assume the costs of administering the distribution reinvestment plan?

A:	Purchases under our distribution reinvestment plan will not be subject to selling commissions, dealer manager fees or due diligence reimbursements. All costs of administration of our distribution reinvestment plan will be borne by us.

Q:	When will I receive reports about my investments under the distribution reinvestment plan?

A:	You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares and the total number of shares purchased on your behalf pursuant to our distribution reinvestment plan. In addition, tax information with respect to income earned on shares issued pursuant to our distribution reinvestment plan for the year will be included in the account statements. In addition, we will provide to each participant an individualized report at the time of each distribution payment showing the number of shares owned prior to the current distribution, the amount of the current distribution and the number of shares owned after the current distribution.

Q:	How do I terminate participation in the distribution reinvestment plan?

A:	You may terminate your participation in our distribution reinvestment plan at any time, without penalty upon written notice to us. To be effective for any distribution period such notice must be received by us at least five days prior to the next investment date. A notice of termination received by our distribution reinvestment plan administrator after such cutoff date will not be effective until the next following investment date. Participants who terminate their participation in our distribution reinvestment plan may thereafter rejoin our distribution reinvestment plan by notifying us and completing all necessary forms and otherwise as required by the Company.

Upon a stockholder’s termination of participation in our distribution reinvestment plan for any reason, distributions will be distributed to the stockholder in cash.

Q:	Can the company terminate my participation in the distribution reinvestment plan?

A:	Our board of directors may terminate your individual participation in our distribution reinvestment plan at any time by notice to you if continued participation will, in the opinion of the board of directors, jeopardize our status as a REIT under the Internal Revenue Code.

If we terminate your participation in our distribution reinvestment plan or you terminate your participation in our distribution reinvestment plan, we will update our stock records to include the number of whole shares in your distribution reinvestment plan account. For any fractional shares of stock in your distribution reinvestment plan account, our distribution reinvestment plan administrator will send you a check in payment for any fractional shares in your account.

Q:	Can the distribution reinvestment plan be amended, suspended or terminated?

A:	Our board of directors may, in its sole discretion, terminate our distribution reinvestment plan or amend any aspect of our distribution reinvestment plan without the consent of distribution reinvestment plan participants or other stockholders, provided that written notice of any material amendment is sent to distribution reinvestment plan participants at least 10 days prior to the effective date of that amendment and provided that we may not amend our distribution reinvestment plan to terminate a participant’s right to withdraw from our distribution reinvestment plan.

If our distribution reinvestment plan is terminated, we will update our stock records to include the number of whole shares in your distribution reinvestment plan account. For any fractional shares of stock in your distribution reinvestment plan account, our distribution reinvestment plan administrator will send you a check in payment for any fractional shares in your account.

Q:	What are the federal income tax consequences of participation in the distribution reinvestment plan?

A:
The following discussion summarizes the principal federal income tax consequences, under current law, of participation in our distribution reinvestment plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and non-U.S. persons). No IRS ruling has been issued or requested regarding our distribution reinvestment plan. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in our distribution reinvestment plan and the disposition of any shares purchased pursuant to our distribution reinvestment plan.

Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in our distribution reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to our distribution reinvestment plan. Specifically, distribution reinvestment plan participants will be treated as if they received the distribution and then applied such distribution to purchase shares in our distribution reinvestment plan. To the extent that a stockholder purchases shares through our distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A participant will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend or as a “qualified dividend.” In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and any distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. Any income with respect to the distribution reinvestment plan will be included in a participant’s net investment income for purposes of the new Medicare tax, discussed under the heading “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders.”

Withholding. In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

Q:	How will the shares purchased through the distribution reinvestment plan be recorded on the company’s books?

A:	All shares of our common stock that you purchase through the reinvestment of distributions are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in our distribution reinvestment plan will be shown on your statement of account.

Q:	How may I sell shares acquired under the distribution reinvestment plan?

A:
There is no public trading market for the common shares and we have no current intention to list the common shares on any national securities exchange in the near future. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, although there is no current public market for the common shares, you may sell your shares to any buyer that meets the applicable suitability standards, subject to any restrictions set forth in our charter or that we may impose on the sale of shares to protect our status as a REIT. See “Suitability Standards” and “Description of Capital Stock.”

We have adopted a share repurchase program to provide limited liquidity for our stockholders. However, the share repurchase program has restrictions that may limit your ability to have your shares repurchased by us.  Our board of directors also may, in its sole discretion, amend, suspend, or terminate our share repurchase program at any time upon thirty days prior written notice. Our share repurchase program also will terminate upon the listing of our common shares on a national stock exchange.

As of December 31, 2015, we had redeemed 53,310 shares through the share repurchase program. For the period from January 1, 2016 through March 29, 2016, we had redeemed an additional 1,670 shares and have pending requests to redeem an additional 47,005 shares, which exceed the amount allowable for 2015 repurchase by approximately $0.4 million. April 2016 was the next date shares were available for repurchase under the share repurchase program.

Your transfer of shares will terminate participation in our distribution reinvestment plan with respect to such transferred shares as of the first day of the month in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates to us that such transferee meets the requirements for participation hereunder, including the suitability standards set forth in this prospectus, and affirmatively elects participation by delivering an executed distribution change form or other instrument required by us.

Q:	What are the voting rights of shares acquired under the distribution reinvestment plan?

A:	Shares in your distribution reinvestment plan account will be voted as you direct. As a stockholder, you will receive a proxy card in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your distribution reinvestment plan account. You may also vote your shares, including those in your distribution reinvestment plan account, in person at any annual or special meeting of stockholders.

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our charter, subject to certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and limits any person to beneficial or constructive ownership of no more than a specified percentage of the number or value, whichever is more restrictive, of the outstanding shares of our stock. Specifically, our charter generally prohibits a person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock, unless waived by the board of directors. The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders (and even if such change in control would not reasonably jeopardize our REIT status).

Q:	What are some of the risks involved in investing in this offering?

A:	Investment in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, beginning on page 35, which contains a detailed discussion of the material risks that you should consider before you decide to participate in the distribution reinvestment plan. Some of the more significant risks relating to an investment in our shares include:

•	We have a limited operating history having commenced operations in December 2012, and have experienced losses in the past and may experience losses in the future.

•	Although we have acquired several properties and identified others we intend to acquire, this offering should be viewed as effectively a “blind pool” because we have not identified most of the properties we would acquire with proceeds from this offering and you will have no opportunity to evaluate such properties.

•	Because a predominant focus for our investments will be parking facilities, our revenues will be significantly influenced by demand for such properties generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

•	There is currently no public trading market for the common shares. Accordingly, the common shares lack liquidity and you may have to hold the investment indefinitely.

•	There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares.

•	We may change our targeted investments and investment guidelines without stockholder consent, which could result in investments that are different from those described in this prospectus.

•	As of the date of this prospectus, we have paid distributions from offering proceeds only. We may not be able to make distributions on a monthly basis. Moreover, our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced. We have no limits on the amounts we may pay in distributions from sources other than cash flow from operations, including from the sale of assets or offering proceeds.

•	We are subject to risks incident to the ownership of real estate related assets including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by property owners and tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

•	We may incur substantial debt and such leverage will increase the risk of loss on our investments and may reduce the cash available for distribution to our stockholders.

•	We have issued 1,000 shares of convertible stock to our advisor, at a price of $1.00 per share. In general, upon the occurrence of certain events, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion. Upon such conversion, your interests in us will be diluted.

•	If we fail to remain qualified as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

•	Our success depends to a significant degree upon the contributions of Michael V. Shustek, who could be difficult to replace if he decides not to remain associated with our sponsor.

•	Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distributions to our stockholders.

•	The CEO of the Company and certain of its affiliates were subject to administrative proceedings of the Ohio Division of Securities in 2001 and the Securities and Exchange Commission in 2006. See “Management—Directors and Executive Officers.”

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

MVP Realty Advisors, LLC
12730 High Bluff Drive, Suite 110
San Diego, California 92130
Attn: Investor Relations
(877) 684-6871

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this prospectus and is contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section before making a decision to invest in our common stock. The use of the words “we,” “us” or “our” refers to MVP REIT, Inc. and our subsidiaries, except where the context otherwise requires. References to “shares” and “our common stock” refer to the shares of common stock offered in this offering.

MVP REIT, Inc.

MVP REIT, Inc. is a Maryland corporation formed as a hybrid real estate investment trust to invest in a portfolio of direct investments in real estate and real estate secured loan. In addition, through one or more taxable REIT subsidiaries, we may invest in companies that manage real estate or mortgage investment programs. We are externally managed by MVP REIT Advisors, LLC, or our advisor. We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing on the taxable year ended December 31, 2013. Our principal office address is located at 12730 High Bluff Drive, Suite 110, San Diego, California 92130.

On September 25, 2012, we commenced our initial public offering of up to $550,000,000 in shares of our common stock, consisting of $500,000,000 in shares of our common stock in the primary offering at $9.00 per share and up to $50,000,000 in shares of our common stock pursuant to the distribution reinvestment plan at $8.73 per share.  Pursuant to our initial public offering, which closed in September 2015, we issued 11,002,902 shares of common stock for a total of approximately $97.3 million, less offering costs, which included $19.5 million of common shares issued in consideration of the contribution of commercial properties to us. We continue to offer shares of our common stock pursuant to the distribution reinvestment plan.  As of March 31, 2016, 5,284,524 shares of our common stock remained available for sale pursuant to the distribution reinvestment plan.

Investment Objectives

Our primary investment objective is to generate current income. We anticipate generating current income from rent, parking management fees and other income from properties we acquire and, to the extent we make real estate loans, interest payments on our real estate loans. We may also seek to realize growth in the value of our investments by timing their sale to maximize value. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

Investment Strategy

At the time we commenced our offering in September 2012, our initial investment strategy was to seek to build a diversified portfolio of investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. In July 2013, our board of directors approved changes in our investment strategy to focus significantly on investments in parking and self-storage facilities and to expand the geographical scope of our potential investments to consider opportunities throughout the United States.

In March 2014, our board of directors approved a plan to increase the focus of our investment strategy on parking and self-storage facilities located throughout the United States as our core assets. As part of this plan, on April 30, 2014, we exercised a purchase right with affiliated entities and exchanged all of our ownership interests in four office buildings for all of the affiliated entities’ ownership interests in five parking facilities and one self-storage facility. For more information regarding the property exchange, please see “Investment Strategy, Objectives and Policies—Information Regarding Our Investments.” In June 2014, our board decided that, based on current market conditions and other factors, we will focus our investments predominantly on parking facilities located throughout the United States as our core assets. We may, from time to time, invest up to 25% of our initial public offering proceeds in self-storage facilities, commercial buildings and other non-core assets. As part of this strategy, during July and August 2014, we sold our ownership interest in the two remaining office buildings to affiliated entities, and in 2015, we sold our interests in the two storage facilities to third parties.

As of December 31, 2015, our investment portfolio was comprised of a 100% ownership interests in each of 17 parking facilities and a 70% ownership interest in one parking facility, located throughout the United States.

Real Estate Program

We will focus on acquiring properties that meet the following criteria:

•	properties that generate current cash flow;

•	we will not invest in undeveloped land; and

•	while we may acquire properties that require renovation, we will only do so if we anticipate the properties will be income producing within 12 months of our acquisition.

The foregoing criteria are guidelines and our advisor and board of directors may vary from these guidelines to acquire properties which they believe represent value opportunities. However, we will not acquire any undeveloped land as an investment.

Based on current market conditions and other factors, we have decided to focus our investments predominantly on parking facilities located throughout the United States as our core assets.  We believe parking facilities possess attractive characteristics not found in other commercial real estate investments, including the following:

•	no reliance on a “single large tenant” whose lease termination can have a devastating impact on rental or licensing revenue;

•	generally, no long term lease commitments;

•	generally, no leasing commissions;

•	generally, no tenant improvement requirements;

•	relatively low capital expenditures;

•	the potential ability to hedge against inflation risks through annual adjustments to parking rates; and

•	in light of the relatively low up-front costs, an enhanced opportunity for geographic diversification.

Moreover, we believe the REIT industry is evolving, with more REITs moving towards specializing in particular types of properties or property location rather than building a diversified portfolio of properties. Therefore, our board has determined that diversification of our portfolio may not enhance shareholder value and would come at the expense of potentially developing specialized expertise in investments in parking facilities that could provide us with a competitive advantage and distinguish us from other REIT investments in the marketplace. While we may, from time to time, continue to invest in non-core assets, we have agreed that no more than 25% of the gross proceeds from our initial public offering will be used to invest in real properties other than parking facilities.

We may also continue to seek to invest in undervalued properties in recovering real estate markets, which has been a part of our investment strategy since we commenced our offering. Over the past several years, commercial real estate markets have suffered a major disruption. This disruption included significant declines in value, unprecedented rates of default on real estate secured loans and reduced availability of credit for real estate projects. The disruption was particularly severe in certain real estate markets, including Nevada, Arizona and certain portions of California, and while some of the real estate markets have begun to recover from this disruption, we believe the effects of the disruption continue to persist in other markets. We believe that the adverse developments in these real estate markets have created unique opportunities for investors willing to undertake the risk of acquiring properties or making real estate secured loans in such real estate markets. For example, we believe Nevada, Arizona, inland California and other recovering real estate markets all continue to offer significant long term growth opportunities notwithstanding the recent disruption in those real estate markets. However, because of the slow recovery from, and lingering effects of, the recession in these markets, certain commercial properties may be under-valued and borrowers continue to face difficulties obtaining financing for their projects. We hope to profit from such opportunities by identifying undervalued properties not only in the Western and Southwestern United States but also throughout the rest of the country as part of our expanded geographic focus. Our strategy inevitably involves significant risk. Real estate markets may be slow to recover and we may misjudge the potential value of a property or the reliability of a borrower. In this regard, it is important to note that most of our borrowers are likely to be higher risk borrowers who are currently unable or unwilling to obtain credit at traditional banks. Nonetheless, we believe that by undertaking measured risk, we may be able to profit from the current situation in these real estate markets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of initial public offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in our initial public offering and future follow-on offerings, if any, as well as any debt financing that we may incur. Moreover, depending upon real estate market conditions, economic changes and other developments, our board of directors may change our targeted investment focus or supplement that focus to include other targeted investments from time to time without stockholder consent.

Notwithstanding the foregoing, we have agreed that no more than 25% of the gross proceeds from our initial public offering will be used to invest in real properties other than parking facilities.

Mortgage Program

Although we do not presently intend to invest in real estate loans as part of our current investment strategy, depending upon real estate market conditions, economic changes and other developments, our board of directors may change or supplement our investment strategy to include investments in real estate loans. We will seek to invest in real estate loans that meet the following criteria:

•	invest in fixed rate rather than floating rate loans;

•	invest in loans expected to mature within one to five years;

•	maximize current income;

•	invest in loans not exceeding 75% of the current value of the underlying property;

•	invest in loans secured by multi-tenant properties such as parking facilities;

•	source off-market transactions;

•	focus on small to mid-sized loans of $3 million to $15 million; and

•	hold investments until maturity unless, in our advisor’s judgment, market conditions warrant earlier disposition.

Our underwriting process will focus on the value of the underlying real estate that will serve as collateral on our real estate secured loans rather than the creditworthiness of the borrower. Many of our borrowers may be companies or individuals who are not able or willing to obtain loans from commercial banks or other traditional lenders. Accordingly, we will depend primarily upon our real estate collateral to protect us in the event of a loan default. We will seek to invest in loans not exceeding 75% of the current value of the underlying property to provide us with an equity cushion in the event real estate values decline. To assist us in estimating the value of the underlying property, we will utilize appraisals prepared by independent appraisers possessing the designation as a Member of the Appraisal Institute (“MAI”). Such appraisals will generally be as of a date not more than one year prior to the date of our proposed acquisition of the loan. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. Appraisals also may not reflect a decrease in the value of the real estate due to events subsequent to the date of the appraisals. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

Investment Strategy Risks and Uncertainties

There are risks and uncertainties relating to our strategy of seeking to build a portfolio of investments in parking facilities located throughout the United States. Our company’s historical experience has been primarily in the Western and Southwestern regions of the United States and other areas where our affiliates and correspondents have experience. We may not possess familiarity with the dynamics and prevailing conditions of any new geographic markets we enter, which could adversely affect our ability to successfully expand into or operate within those markets. In addition, because a predominant focus for our investments will be parking facilities, our revenues will be significantly influenced by demand for such properties generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a diversified real estate portfolio. Any parking facilities we acquire or invest in will face intense competition, which may adversely affect rental and fee income. In addition, the risks associated with storage contents may increase our operating costs or expose us to potential liability that may not be covered by insurance, which may have adverse effects on our results of operations and returns to you.

Borrowing Policy

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. Our intended targeted debt level is no more than 50% of the loan to value of our portfolio of assets. Our charter precludes us from borrowing more than the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, which we refer to as the NASAA REIT Guidelines, limit of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Economic Dependency

Under various agreements, we have engaged or will engage our advisor and its affiliates to provide certain services that are essential to our operations, including asset management services, supervision of the management and leasing of properties, asset acquisition and disposition decisions, the sale of shares of our common stock available for issue, as well as other administrative responsibilities including accounting services and investor relations. As a result of these relationships, we are dependent upon our advisor and its affiliates. In the event that these companies are unable to provide us with their respective services, we will be required to find alternative providers of these services.

Our real estate investments may be concentrated in one or few geographic locations, and certain real estate secured loans in which we invest may be secured by a single property or properties in one or few geographic locations. Further, we intend that our secured investments will be collateralized by properties located solely in the U.S. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Competition

Our competitors include other REITs, owners and managers of parking facilities, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have significantly greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for parking facilities, all of which may adversely affect our operating results. For example, if we pay higher prices for investments our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets.

Moreover, any parking facilities we acquire or invest in will face intense competition, which may adversely affect rental and fee income. We believe that competition in parking facility operations is intense. The relatively low cost of entry has led to a strongly competitive, fragmented market consisting of competitors ranging from single facility operators to large regional and national multi-facility operators, including several public companies. In addition, any parking facilities we acquire may compete with building owners that provide on-site paid parking. Many of the competitors have more experience than we do in owning and operating parking facilities. Moreover, some of our competitors will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders and a greater ability to borrow funds.

Income Taxes

As of December 31, 2013, we were organized and have conducted our operations to qualify as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and have complied with the provisions of the Internal Revenue Code with respect thereto. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which is distributed to its stockholders, provided that at least 90% of Taxable Income is distributed and provided that certain other requirements are met. The Company’s Taxable Income may substantially exceed or be less than the net income as determined based on GAAP, because, differences in GAAP and taxable net income consist primarily of allowances for loan losses or doubtful account, write-downs on real estate held for sale, amortization of deferred financing cost, capital gains and losses, and deferred income.

Regulations and Environmental Matters

Our investments are subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We intend to obtain all permits and approvals necessary under current law to operate our investments. In addition, as an owner of real estate, we are subject to various environmental laws of federal, state and local governments. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In connection with our ownership of parking facilities, we may be potentially liable for any such costs.

We do not believe that compliance with existing laws will have a material adverse effect on our financial condition or results of operations. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties in which we hold an interest, or on properties that may be acquired directly or indirectly in the future.

Employees

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. We rely on employees of our adviser and its affiliates, subject to the supervision of our board of directors, to manage our day-to-day activities, implement our investment strategy and provide management, acquisition, advisory and administrative services.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, beginning on page 35, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. Some of the more significant risks relating to an investment in our shares include:

•	We have a limited operating history having commenced operations in December 2012, and have experienced losses in the past and may experience losses in the future.

•	Although we have acquired several properties and identified others we intend to acquire, this offering should be viewed as effectively a “blind pool” because we have not identified most of the properties we would acquire with proceeds from this offering and you will have no opportunity to evaluate such properties.

•	Because a predominant focus for our investments will be parking facilities, our revenues will be significantly influenced by demand for such properties generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

•	There is currently no public trading market for the common shares. Accordingly, the common shares lack liquidity and you may have to hold the investment indefinitely.

•	There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares.

•	We may change our targeted investments and investment guidelines without stockholder consent, which could result in investments that are different from those described in this prospectus.

•	As of the date of this prospectus, we have paid distributions from offering proceeds only. We may not be able to make distributions on a monthly basis. Moreover, our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced. We have no limits on the amounts we may pay in distributions from sources other than cash flow from operations, including from the sale of assets or offering proceeds.

•	We are subject to risks incident to the ownership of real estate related assets including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by property owners and tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

•	We may incur substantial debt and such leverage will increase the risk of loss on our investments and may reduce the cash available for distribution to our stockholders.

•	We have issued 1,000 shares of convertible stock to our advisor, at a price of $1.00 per share. In general, upon the occurrence of certain events, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion. Upon such conversion, your interests in us will be diluted.

•	If we fail to remain qualified as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

•	Our success depends to a significant degree upon the contributions of Michael V. Shustek, who could be difficult to replace if he decides not to remain associated with our sponsor.

•	Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distributions to our stockholders.

•	The CEO of the Company and certain of its affiliates were subject to administrative proceedings of the Ohio Division of Securities in 2001 and the Securities and Exchange Commission in 2006. See “Management—Directors and Executive Officers.”

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have six members of our board of directors, a majority of which are independent of us, our advisor and our affiliates. Our bylaws also provide for a lead independent director, who must be an individual who is not, and has not been during the past five years, an officer, director (including an independent director), employee or business associate of our advisor or any of its affiliates. Our charter requires that a majority of our directors be independent. A majority of our independent directors will be required to review and approve all matters the board believes may involve a conflict of interest between us and our sponsor or affiliates. Our directors are elected annually by our common stockholders.

Our Advisor

We are externally managed by MVP Realty Advisors, LLC, which we refer to as our advisor. MVP Realty Advisors, LLC, was formed as a Nevada limited-liability company on March 23, 2012. Our advisor’s principal is Michael V. Shustek. For additional information about Michael Shustek, see the section of this prospectus captioned “Management.” Most of the employees of our advisor are associated with Vestin Mortgage, LLC, which manages Vestin Realty Mortgage I, Inc. (“VRM I”) and Vestin Realty Mortgage II, Inc. (“VRM II”), two companies engaged primarily in the business of investing in loans secured by commercial real estate. VRM I and VRM II own 40% and 60% of the outstanding membership interests in our advisor, respectively. Our advisor also manages MVP REIT II, Inc. (“MVP REIT II”), a publicly registered non-traded REIT that is seeking to raise up to $550 million in initial offering proceeds for investments in parking assets in the United States and Canada.

We contract with our advisor to manage our day-to-day operations. Our advisor has substantial discretion with respect to decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor also provides asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the advisory agreement ends on March 28, 2017, subject to renewals by the board of directors for an unlimited number of successive one-year periods.

Our Sponsor

MVP Capital Partners, LLC, a Nevada limited-liability company (“MVPCP”), contributed $200,000 to us in connection with our formation. We refer to MVPCP as our “sponsor”. MVPCP is owned and managed by Michael V. Shustek, our Chairman and Chief Executive Officer. MVPCP had owned sixty percent (60%) of our advisor and the remaining forty percent (40%) was owned by VRM II. In December 2013, MVPCP completed the sale of its remaining interest in our advisor, transferring 40% of the membership interests in our advisor to VRM I and the remaining 20% to VRM II. As a result, VRM II and VRM I now own 60% and 40% of our advisor, respectively.

Pursuant to the transfer agreements entered into in December 2013, neither VRM I nor VRM II paid any up-front consideration for the acquired interests, but each will be responsible for its proportionate share of future expenses of our advisor. In recognition of our sponsor’s substantial investment in our advisor for which our sponsor received no up-front consideration, the transfer agreements and the amended operating agreement of our advisor further provide that once VRM I and VRM II have been repaid in full for any capital contributions to our advisor or for any expenses advanced on our advisor’s behalf (“Capital Investment”), and once they have received an annualized return on their Capital Investment of 7.5%, then our sponsor will receive one-third of the net profits of our advisor.

Our Affiliates

Various affiliates of ours were involved in our initial public offering and continue to be involved in our operations.  We refer to our advisor and other affiliates each as an “MVP affiliate” or “our affiliate” and collectively as “MVP affiliates”.

Our Structure

The following chart shows the relationship among various MVP affiliates, Michael V. Shustek, and our company as of the date of this prospectus. The chart does not include NOW Fund I and NOW Fund II, which are also affiliates of our advisor.

This chart additionally does not include MVP REIT II, which is also managed by our advisor. MVP REIT II is a publicly registered non-traded REIT that is seeking to raise up to $550 million in initial offering proceeds for investments in parking assets in the United States and Canada.

Compensation to Our Advisor and Affiliates

Our advisor and its affiliates received compensation, fees and expense reimbursement in connection with our initial public offering (which ended in September 2015), and will continue to receive compensation, fees and expense reimbursements for services related to the investment and management of our assets, subject to the review and approval of our independent directors. Certain fees and expense reimbursements for services will be paid by us while other fees and expense reimbursements for services will be paid by third parties.  The most significant items of compensation payable to our advisor and its affiliates are described under “Description of Advisor Fees and Compensation” and the total fees and compensation incurred by us and paid or payable to our advisor and its affiliates for the years ended December 31, 2015 and 2014 are set forth under “Management Compensation Summary” below.

Description of Advisor Fees and Compensation

Fees and Expense Reimbursements Paid by Us:

Type of Fee and Recipient	Description and Method of Computation

Organizational and Offering Stage(1)

Selling Commission(2)
3.00% of the gross offering proceeds in our initial public offering, subject to reductions based on volume and for certain categories of purchasers. No selling commissions are payable on shares sold under the distribution reinvestment plan. See “Plan of Distribution.”

Organizational and Offering Expense Reimbursement — Advisor or its Affiliates(3)
To date, our advisor has paid organization and offering expenses on our behalf. Subject to certain conditions, we are obligated to reimburse our advisor for these out of pocket costs and future organization and offering costs it may incur on our behalf. After we have reimbursed $100,000 of such costs, no additional reimbursements will be made unless the aggregate amount of such reimbursements does not exceed 0.75% of the gross offering proceeds as of the date of reimbursement.

Type of Fee and Recipient	Description and Method of Computation

Investment Activities(4)

Acquisition Fee(4) — Advisor or its Affiliates	Three percent (3%) of the purchase price of (i) any real estate or (ii) any loan acquired at a discount, provided, however, that we will not pay any fees when acquiring loans from affiliates.

Acquisition Expenses(4) — Advisor or its Affiliates
We will reimburse our advisor for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. We may recoup all or a portion of these expenses from the borrower in connection with each loan.

Loan Brokerage Fees(4) — Mortgage Company (may be Affiliate of Advisor)
Fees consisting of 2.00% to 6.00% of each loan, based upon local market conditions, will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.

Loan Evaluation and Processing Fees(4) — Advisor or its Affiliates
Fees consisting of no more than 1.00% of each loan will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.

Type of Fee and Recipient	Description and Method of Computation

Operational Stage

Asset Management Fees(4) — Advisor or its Affiliates
A monthly asset management fee at an annual rate equal to 0.85% of (i) the fair market value of all assets then held by us or (ii) our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement excluding (only for clause (ii)) debt financing obtained by us or made available to us. The fair market value of real property shall be established at least once every two years through an appraisal, based upon the real property’s then current condition and location without warranties as to the condition and/or fitness of the property for a particular use (or an “As-Is”, “Where-Is” appraisal). Appraisals will be performed by an independent appraiser who is MAI qualified. The fair market value of real estate-related secured loans shall be equal to the face value of such loan, unless it is non-performing, in which case the fair market value shall be equal to the book value of such loan. The asset management fee will be reduced to 0.75% if we are listed on a national securities exchange.

Asset Management Fee on Mortgage Assets. Notwithstanding the foregoing, no asset management fee will be paid or payable with respect to any mortgage assets held by us at this time. We will not pay any asset management fee on any of our mortgage assets unless we restructure our mortgage program in a manner consistent with the NASAA Mortgage Program Guidelines that would permit us to pay an asset management fee on our mortgage assets, including making available 84% of our capital contribution to invest in mortgages assets. We have no present intention to revise our investment strategy in a manner that would permit such payment under the NASAA Mortgage Program Guidelines, but may elect to do so in the future. If we do make such an election to restructure our mortgage program, then, subject to satisfaction of the requirements of the NASAA Mortgage Program Guidelines, we may pay our advisor or its affiliates an annual asset-based fee equal to 0.75% of the “Base Amount” (as defined in the NASAA Mortgage Program Guidelines) of the capital contributions, if any, committed to investments in mortgages and 0.5% of the capital contributions temporarily held while awaiting investments in mortgages, in addition to any other fees and compensation that is allowed under the NASAA Mortgage Program Guidelines.

Debt Financing Fees(4) — Advisor or its Affiliates
A monthly debt financing fee at an annual rate equal to 0.25% of the aggregate debt financing obtained by us or made available to us, such as mortgage debt, lines of credit, and other term indebtedness, including refinancings. In the case of a joint venture, we would pay this fee only on our pro rata share.

Operating Expenses — Advisor or its Affiliates(4)(5)(6)
We will reimburse the Advisor for 100% of actual, documented expenses paid or incurred in connection with services provided to us, including audit, accounting and legal fees, and other fees for professional services by third parties. We will reimburse our advisor no less than monthly for any such expenses. Notwithstanding the foregoing, until the first anniversary of the occurrence of a Liquidity Event, we will not be obligated to reimburse our advisor for the following expenses:

(i) any personnel or related employment costs incurred by our advisor or its affiliates in performing services to us pursuant to our advisory agreement, including, without limitation, salary and benefits of employees and overhead, whether incurred prior to or after the date of the amendment;

(ii) rent, utilities and other third party costs for office space;

(iii) board fees and out-of-pocket expenses incurred for board and stockholder meetings; and

(iv) out-of-pocket expenses of providing services for and maintaining communications with stockholders.

A “Liquidity Event” is defined in our advisory agreement as (i) a listing of our shares on a national securities exchange, or (ii) a merger, sale of all or substantially all of our assets or another transaction approved by our board in which our stockholders will receive cash and/or shares of a publicly traded company. Pursuant to our advisory agreement, we will be obligated to reimburse our advisor for the foregoing expenses but only to the extent incurred by our advisor or its affiliates from and after the first anniversary of a Liquidity Event.

Property Management and Leasing Fees — Advisor or its Affiliates(4)
A monthly market-based fee for property management services of up to 6.00% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers. The aggregate property management fees charged by our property manager and any subcontractor shall not exceed 6.00% of the gross revenues generated by our properties. Notwithstanding the foregoing, no property management fee will be paid on any real property owned that are subject to triple net leases pursuant to which the tenants pay all or a majority of all real estate taxes, building insurance, and maintenance expenses.

Type of Fee and Recipient	Description and Method of Computation

Liquidity Stage

Disposition Fee(4) — Advisor or its Affiliates
For substantial assistance in connection with the sale of real property, as determined by our independent directors, we will pay our advisor or its affiliate the lesser of (i) 3.00% of the contract sale price of the real property sold or (ii) 50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed the lesser of the customary commission or an amount equal to 6.00% of the contract sales price. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any real property. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment; provided, however, that our advisor or its affiliates may receive an exit fee or a prepayment penalty, paid by the borrower. If we take ownership of a real property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such real property equal to 3.00% of the sales price. With respect to real property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.

Shares Issuable Upon Conversion of Convertible Stock — Advisor or its Affiliates
We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of our common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital; or (B) (i) we list our common stock for trading on a national securities exchange and (ii) (x) the sum of the aggregate market value of the issued and outstanding shares of our common stock plus the aggregate amount of all distributions on our common stock exceeds (y) the sum of the aggregate capital contributed by investors (less any capital returned in the form of distributions) plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors; or (C) our advisory agreement is terminated or not renewed, but only if at the time of such termination or non-renewal, the requirements for conversion set forth in either of the immediately preceding clause (A) or (B) also shall have been satisfied. For purposes of such calculation, the market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed for trading on a national securities exchange. In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion.

Type of Fee and Recipient	Description and Method of Computation

Fees and Expense Reimbursements by Third Parties

Late Fees on Acquired Loans — Advisor or its Affiliates	In the event late fees become due, such fees will be evenly split between us and our advisor.

Loan Servicing Fees — Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 0.25% of outstanding principal (paid annually) will be paid by the borrower.

Loan Extension and Loan Modification Fees — Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 2.00% to 5.00% of outstanding principal, based upon local market conditions, will be paid by the borrower.

(1)	The total compensation related to our organization and offering activities, which includes selling commissions payable to participating selling agents (but excluding sponsor commissions and sponsor due diligence fees not payable by us as described under “Management Compensation—Commissions and Fees Paid by the Sponsor”) and organizational and offering expense reimbursements payable to our advisor, will not exceed 3.75% of the gross offering proceeds in our primary offering, which ended in September 2015.
(2)	The selling commission was reduced or waived in connection with certain categories of sales, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates.
(3)	Our advisor in its sole discretion may defer any fee or expense reimbursement payable to it under the advisory agreement or may take such fees or expense reimbursements in shares at a price of $9.00 per share. All or any portion of such fees or expense reimbursements that are deferred, will not accrue interest and will be paid when the advisor determines.
(4)	We will reimburse our advisor for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. The total of all acquisition fees and acquisition expenses, which include loan brokerage fees and loan evaluation and processing fees, will not exceed 6.0% of the purchase price of any real property acquired or, in the case any real estate secured loan, 6.0% of the total amount of loan proceeds advanced; provided, however, that a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit based on their determination that the transaction is commercially competitive, fair and reasonable to the Company.
(5)	Included in reimbursement of actual expenses incurred by advisor or its affiliates are our allocable share of the advisor’s overhead, such as rent, utilities, IT, and costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. We will not reimburse our advisor, however, for the salaries and benefits paid to any of our named executive officers.
(6)	Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before deducting depreciation, bad debts or other non-cash reserves and the average book value of securities, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, bad debts or other similar non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “Conflicts of Interest—Limitation on Operating Expenses.”

Management Compensation Summary

The following table summarizes all compensation and fees incurred by us and paid or payable to our advisor and its affiliates in connection with our organization, our initial public offering and our operations for the years ended December 31, 2015 and 2014.

	For the year ended December 31, 2015	For the year ended December 31, 2014
Selling Commissions – related party	$--	$2,000
Acquisition Fees – related party	2,649,000	1,856,000
Asset Management Fees	500,000	350,000
Debt Financing Fees	66,000	29,000
Total	$3,215,000	$2,237,000

Summary of Prior Offerings

The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the programs sponsored by our sponsor and its affiliates. The prior performance of our affiliates’ previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates will face include the following:

•	Our sponsor’s real estate, finance and securities professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other affiliates which have investment objectives similar to this offering and are also seeking investment opportunities.

•	Our sponsor’s real estate, finance and securities professionals acting on behalf of our advisor will have to allocate their time among us, our sponsor’s business and other programs and activities in which they are involved.

•	Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor to recommend borrowing funds in order to acquire assets or to fail to negotiate the best price for the assets we acquire.

•	The terms of the advisory agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm’s length.

•	Our property manager may be an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets.

Distributions

From inception through December 31, 2015, we have paid approximately $7.0 million in distributions including approximately $1.7 million in DRIP distributions to our stockholders, all of which have constituted a return of capital. To date, we have paid all of our distributions from proceeds from issuance of our common stock in the offering. Our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of offering or other proceeds to fund distributions. Our distribution policy is to fund the payment of regular distributions to our stockholders from cash flow from our operations. However, we may not generate sufficient cash flow from operations to fund distributions. Therefore, we may need to continue to utilize offering proceeds, borrow funds or request that our advisor, in its discretion, defer its receipt of fees and reimbursement of expenses in order to make cash distributions. We can give no assurance that we will be able to continue to pay distributions, or to pay distributions solely from our funds from operations in the future. All of our distributions to date have constituted a return of capital, rather than a return on capital. To the extent that portions of the distributions that we make may represent a return of capital to you, it will lower your tax basis in our shares. If we continue to pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. At the end of each calendar quarter, we will provide notice to our stockholders identifying the source or sources of the distribution payments made in the quarter then ended.

We intend to qualify as a REIT commencing with the taxable year in which we satisfy the minimum offering requirements. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company.”

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate investment. In order that you may generally begin receiving distributions immediately upon our acceptance of your subscription, we expect that our board of directors will authorize and we will declare distributions based on daily record dates that will be aggregated and paid on a monthly basis. Your distributions will begin to accrue on the date we mail a confirmation of our acceptance of your subscription for shares of our common stock.

Distribution Reinvestment Plan

You may reinvest distributions you receive from us in shares of our common stock by participating in our distribution reinvestment plan. You may enroll in the distribution reinvestment plan by completing one of the account update forms attached as Appendix A and Appendix C to this prospectus. You may also withdraw at any time, without penalty, by delivering written notice to us. In addition, your participation in the distribution reinvestment plan will terminate automatically if we dishonor, or partially dishonor, any of your requests to redeem our shares of common stock in accordance with our share repurchase program. We will notify investors of any such automatic termination from our distribution reinvestment plan.

In January 2013, we announced that our board has decreased the purchase price on shares purchased under our distribution reinvestment plan, or the DRIP, from $9.00 to $8.73 per share to take into account that no commission is paid on DRIP shares. Participants will acquire DRIP shares at a fixed price of $8.73 per share until (i) all such shares registered in the offering are issued, (ii) the offering terminates and we elect to deregister any unsold shares under the DRIP, or (iii) our board decides to change the purchase price for DRIP shares or terminate the DRIP for any reason. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings.

We have allocated $50,000,000 in shares for issuance under the DRIP. The change in the offering price of a DRIP share will not reduce the total net offering proceeds that we will receive if we sell 100% of the shares allocated to the DRIP; however, the change in offering price will result in an increase in the total number of DRIP shares outstanding from 5,555,555.56 shares (assuming all DRIP shares were sold at $9.00 per share) to 5,727,376.86 shares outstanding (assuming all DRIP shares were sold at $8.73 per share).

We may amend, suspend or terminate the distribution reinvestment plan for any reason, except that we may not amend the distribution reinvestment plan to eliminate a participant’s ability to withdraw from the distribution reinvestment plan, without first providing 10 days prior written notice to participants. Among other things, we may amend the plan to offer shares at prices different from those described above for the purpose of ensuring our dividends are not “preferential” for incomes tax purposes. See “Material Federal Income Tax Considerations—Distribution Requirements” below. Please see Appendix B: Form of Distribution Reinvestment Plan for all of the terms of our distribution reinvestment plan.

Share Repurchase Program

If you have held your shares for at least one year, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in reports that we publicly file with the SEC.

Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price Paid
Before 1st anniversary	No Repurchase Allowed(1)
1st to 3rd anniversary	97.50%
After 3rd anniversary	100.00%

(1)	Unless the shares are being repurchased in connection with a stockholder’s death or disability (as defined in the Code), we may not repurchase shares unless you have held the shares for one year. Repurchase requests made in connection with the death or disability of a stockholder will be repurchased at the higher of the price paid for the shares or our estimated per share value.

After we establish an estimated value per share of our common stock, we will repurchase shares at 100% of the estimated value per share, as determined by our board of directors and disclosed in the annual report publicly filed with the SEC.

We are not obligated to repurchase shares of our common stock under the share repurchase program. The number of shares to be repurchased during the calendar quarter is limited to the lesser of: (i) 2.0% of the number of shares of common stock outstanding on December 31st of the prior calendar year, and (ii) those repurchases that can be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in the prior calendar year; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or disability of a stockholder. Because of these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests. Our sponsor, our advisor, our directors and our other affiliates are prohibited from receiving a fee on the repurchase of the shares by the company.

To have your shares repurchased, you or your representative must submit a written request to our advisor. If your testamentary estate or heirs are requesting a repurchase without discount from the repurchase value, the written notice must be received within a year after your death. For all other repurchases, if you want your shares repurchased, you must submit a written request form provided by us and stating the number of shares you want repurchased. Written requests must be received by us at least 15 days prior to the end of the applicable quarter.

We will repurchase shares as of March 31, June 30, September 30, and December 31 of each year. Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. We refer to the last day of such quarter as the repurchase date. If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of our board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder’s IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.

Effective as of December 14, 2014, we amended the share repurchase plan to provide that we will agree to satisfy all repurchase requests made in connection with the death or disability (as defined in the Code) of a stockholder in accordance with the terms of the share repurchase program within 15 days following our receipt of such repurchase request or as soon as practicable thereafter. Redemption requests other than those made in connection with the death or disability (as defined in the Code) of a stockholder will continue to be repurchased as of March 31, June 30, September 30 and December 31 of each year in accordance with the terms of the share repurchase program.

Our board of directors may, in its sole discretion, terminate, suspend or amend the share repurchase program upon 30 days’ written notice without stockholder approval if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of our stockholders. Among other things, we may amend the plan to repurchase shares at prices different from those described above for the purpose of ensuring our dividends are not “preferential” for incomes tax purposes. See “Material Federal Income Tax Considerations—Distribution Requirements” below. Any notice of a termination, suspension or amendment of the share repurchase program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. Notwithstanding the foregoing, the share repurchase program will terminate if the shares of our common stock are listed on a national securities exchange.

As of December 31, 2015, we had redeemed 53,310 shares through the share repurchase program. For the period from January 1, 2016 through March 29, 2016, we had redeemed an additional 1,670 shares and have pending requests to redeem an additional 47,005 shares, which exceed the amount allowable for 2015 repurchase by approximately $0.4 million. April 2016 was the next date shares were available for repurchase under the share repurchase program.

Liquidity

Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company.

In June 2016, we and MVP REIT II, Inc. jointly announced the engagement of Ladenburg Thalmann & Co., Inc. to assist in evaluating various courses of action intended to enhance stockholder liquidity and value.  Prior to the engagement, in March 2016, our board had approved taking actions to list our common shares on the NASDAQ Global Market.  In connection with the engagement, we decided to defer taking further action to list our common shares on the NASDAQ Global Market until Ladenburg Thalmann completes its evaluation.

After reviewing the Ladenburg Thalmann’s completed evaluation, our board of directors will decide whether to proceed with a listing on the NASDAQ Global Market or take other action to enhance stockholder liquidity and value.  In making the decision to apply for a listing of our common stock on a national securities exchange, our board of directors will consider, among other things, whether listing our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders. We currently expect that no decision on this matter will be made prior to the end of the first fiscal quarter of 2017.

In connection with our original intent to list our shares on the NASDAQ Global Market, in May 2016, our board of directors approved the suspension of our distribution reinvestment plan.  Following our engagement of Ladenburg Thalmann, our board of directors approved the reinstatement of our distribution reinvestment plan in July 2016, since no decision on liquidity is expected until the end of the first fiscal quarter of 2017.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor our subsidiaries are required to register as investment companies under the Investment Company Act of 1940, as amended, or the “Investment Company Act.”

We expect that the Company and its subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In providing guidance on this exclusion, the SEC staff, among other things, generally has focused on whether at least 55% of the issuer’s assets will consist of mortgages and other liens on and interests in real estate (called “qualifying interests”) and the remaining 45% of the issuer’s assets will consist primarily of real estate-type interests (of which not more than 20% of the issuers assets can consist of miscellaneous non-real estate related investments). The SEC staff has also provided guidance on what types of assets constitute “qualifying interests.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. The SEC is reviewing interpretive issues relating to the status of mortgage-related pools under the Investment Company Act and whether mortgage-related pools potentially are making judgments about their status under the Investment Company Act without sufficient regulatory guidance. It is not certain whether or to what extent the SEC or its staff in the future may modify its interpretive guidance to narrow the ability of issuers to rely on the exemption from registration provided by Section 3(c)(5)(C). Any such future guidance may affect our ability to rely on this exemption.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for the Company and each of its subsidiaries. If the SEC or its staff does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.

Qualification for this exemption will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such tests and/or exceptions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Emerging Growth Company Status

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have not made a decision as to whether to take advantage of any or all of the exemptions available to us under the JOBS Act. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to instead comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues equals or exceeds $1 billion, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

An investment in shares of our common stock involves significant risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to an Investment in Us

We have a limited operating history; therefore there is a higher risk that we will not be able to achieve our investment objectives compared to a real estate investment trust with a more established operating history.

We have a limited operating history, having commenced operations in December 2012. We may not be able to successfully operate our business or achieve our investment objectives. An investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a more established operating history and we may not be able to achieve our investment objectives.

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses (calculated in accordance with accounting principles generally accepted in the United States of America) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors affecting our losses, see the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, incorporated herein by reference.

Our cash distributions are not guaranteed and may fluctuate.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time.

We have paid, and may continue to pay, our distributions from sources other than cash flow from operations, which has reduced the funds available for the acquisition of properties and may reduce our stockholders’ overall return.

As of December 31, 2015, we have paid all of our distributions from proceeds from issuance of our common stock in the offering or under our distribution reinvestment plan.  Our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of offering or other proceeds to fund distributions. Our distribution policy is to fund the payment of regular distributions to our stockholders from cash flow from our operations.  However, we may not generate sufficient cash flow from operations to fund distributions.  Therefore, we may need to continue to utilize proceeds from the sale of securities, borrow funds or request that our advisor, in its discretion, defer its receipt of fees and reimbursement of expenses in order to make cash distributions. We can give no assurance that we will be able to pay distributions solely from our funds from operations in the future. If we continue to pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced.

Because we have paid, and may continue to pay, our cash distributions from sources other than cash flow from operations, such distributions may not reflect the current performance of our real property investments or our current operating cash flows, and may constitute a return of capital or taxable gain from the sale or exchange of property.

Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we have utilized offering proceeds to make cash distributions.  Because the amount we pay out in distributions may exceed our cash flow from operations, the amount of distributions paid at any given time may not reflect the current performance our real property investments or our current cash flow from operations. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of capital (rather than a return on capital) and could reduce your basis in our stock. A reduction in a stockholder’s basis in our stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which in turn could result in greater taxable income to such stockholder.

We depend upon our advisor to find suitable investments. If it is unable to do so, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. While our advisor’s personnel have substantial experience in investing in real estate secured loans, they have only limited experience in making direct investments in real estate.  You will have no opportunity to evaluate the economic merits or the terms of our investments and must rely entirely on the management abilities of our advisor and the oversight of our board of directors. We cannot assure you that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from our initial public offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable, or be limited in our ability, to pay distributions and we may not be able to meet our investment objectives.

Any adverse changes in our advisor’s financial health or our relationship with our advisor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our advisor to manage our operations and our portfolio of investments. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates, as well as our advisor’s real estate, finance and securities professionals, in the identification and acquisition of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities.  We also depend upon Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc., the owners of our advisor, to continue to support and fund our costs and expenses.  Any adverse changes in our advisor’s financial condition or our relationship with our advisor, its owners or its other affiliates could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments.

The loss of key real estate, finance and securities professionals at our sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our prospects for success depend to a significant degree upon the contributions of Michael V. Shustek who would be difficult to replace.  If he were to cease his association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our prospects for future success depend, in large part, upon our sponsor and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

You will not have the opportunity to evaluate additional investments before we make them, which makes your investment more speculative.

Our current investment strategy is to focus predominantly on parking facilities, and we have agreed that no more than 25% of the gross proceeds from our initial public offering may be used to invest in real properties other than parking facilities. You will not have an opportunity to evaluate our future investments, and will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors and our advisor will have broad discretion in implementing our investment strategy, objectives and policies. These factors increase the risk that your investment may not generate returns comparable to our competitors and may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in this offering.

Shares of our common stock are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any shares of our common stock in this offering. Although we continue to seek to expand our portfolio of investments, the number of investments we may make may be limited by the amount raised in this offering. Failure to build a diversified portfolio increases the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until after the end of the first quarter of 2017. There can be no assurance that we will effect a liquidity event within such time or at all. If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

In the future, our board of directors may consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of shares of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. In June 2016, we and MVP REIT II jointly announced the engagement of Ladenburg Thalmann & Co., Inc. to assist in evaluating various courses of action intended to enhance stockholder liquidity and value.  Prior to the engagement, in March 2016, our board had approved taking actions to list our common shares on the NASDAQ Global Market.  In connection with the engagement, we decided to defer taking further action to list our common shares on the NASDAQ Global Market until Ladenburg Thalmann completes its evaluation.

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until after reviewing the Ladenburg Thalmann’s completed evaluation. We currently expect that no decision on this matter will be made prior to the end of the first fiscal quarter of 2017. There can be no assurance that we will cause a liquidity event to occur at such time or at all. If we do not pursue a liquidity transaction your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Your ability to have your shares repurchased is limited under our share repurchase program, and if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.

Our share repurchase program contains significant restrictions and limitations. For example, stockholders must generally hold their shares for a minimum of one year before they can participate in our share repurchase program. Further, we presently intend to limit the number of shares to be repurchased during any calendar quarter to not more than 2.00% of the number of shares of our common stock outstanding on December 31st of the prior calendar year. Repurchases will be funded solely from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days prior notice. Our share repurchase program also will terminate upon the listing of our common shares on a national stock exchange. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Please see “Description of Capital Stock—Share Repurchase Program” for a description of all of the terms and limitations associated with our share repurchase program. As a result of these limitations, the repurchase price you may receive upon any such repurchase may not be indicative of the price our stockholders would receive if our shares were actively traded or if we were liquidated, and you should not assume that you will be able to sell all or any portion of your shares back to us pursuant to our share repurchase program or to third parties at a price that reflects the then current market value of the shares or at all.

Risks Related to Our Investments

We may be unable to successfully invest in or acquire properties situated in parts of the United States where we do not have extensive experience.

We intend to explore investments in and acquisitions of properties throughout the United States. Our company’s historical experience has been primarily in the Western and Southwestern regions of the United States and other areas where our affiliates and correspondents have experience. We may not possess familiarity with the dynamics and prevailing conditions of any new geographic markets we enter, which could adversely affect our ability to successfully expand into or operate within those markets. For example, new markets may have different insurance practices, reimbursement rates and local real estate, zoning and development regulations than those with which we are familiar. We may find ourselves more dependent on third parties in new markets because our distance could hinder our ability to directly and efficiently identify suitable investments or manage properties in distant markets. We may not be successful in identifying suitable properties or other assets which meet our acquisition or development criteria or in consummating acquisitions or investments on satisfactory terms or at all for a number of reasons, including, among other things, unsatisfactory results of our due diligence investigations, failure to obtain financing on acceptable terms for the acquisition or development and our misjudgment of the value of the opportunities. We may also be unable to successfully integrate the operations of acquired properties, maintain consistent standards, controls, policies and procedures, or realize the anticipated benefits of the acquisitions within the anticipated timeframe or at all. If we are unsuccessful in expanding into new markets, it could adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Because a predominant focus for our investments will be parking facilities, our revenues will be significantly influenced by demand for such properties generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

We have decided that a predominant focus for our portfolio of investments and acquisitions will be parking facilities and possibly other multi-tenant/licensee properties. There are no specific targets for such properties as a percentage of our total portfolio, nor are there any limitations in this regard. However, based on our current investment strategy to focus predominantly on parking facilities, a substantial percentage of our portfolio will consist of parking and similar properties, and we have agreed that no more than 25% of the gross proceeds from our initial public offering may be used to invest in real properties other than parking facilities.  A decrease in the demand for paid parking facilities, or other developments adversely affecting such sector of the property market, including a downturn in the economy, emergency safety measures, natural disasters and acts of terrorism, would likely have a more pronounced effect on our financial performance than if we owned a more diversified real estate portfolio. Adverse developments affecting such sectors of the property market could have a material, adverse effect on the value of our properties as well as our revenues and our distributions to shareholders.

Any parking facilities we acquire or invest in will face intense competition, which may adversely affect rental and fee income.

We believe that competition in parking facility operations is intense. The relatively low cost of entry has led to a strongly competitive, fragmented market consisting of competitors ranging from single facility operators to large regional and national multi-facility operators, including several public companies. In addition, any parking facilities we acquire may compete with building owners that provide on-site paid parking, as well as municipal and other governmental entities that choose not to outsource their parking operations. Many of the competitors have more experience than we do in owning and operating parking facilities. Moreover, some of our competitors will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders and a greater ability to borrow funds. Competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for parking facilities, all of which may adversely affect our operating results. Additionally, an economic slowdown in a particular market could have a negative effect on our parking fee revenues.

If competitors build new facilities that compete with our facilities or offer space at rates below the rates we charge, we may lose potential or existing customers and we may be pressured to discount our rates to retain business. As a result, our ability to make distributions to you may be impaired. In addition, increased competition for customers may require us to make capital improvements to facilities that we would not otherwise make, which could reduce cash available for distribution to our stockholders.

Our leases and management contracts expose us to certain risks.

We operate our parking and storage facilities typically through triple net leases or management contracts. Under either arrangement, we typically rely upon the lessee or the manager to manage and conduct the daily operations of the facilities. In addition, under a triple net lease arrangement, the lessee is generally responsible for all of the operating expenses at our leased location. Our management contracts are typically for a term of one to three years, although the contracts may often be terminated, with or without cause, giving the manager an opportunity to negotiate an increase in management fees or other allocated costs, for example.  Leases generally have longer terms than our management contracts, from three to ten years, and may provide for rent based on the performance of the leased parking facility.  The loss or renewal on less favorable terms of a lease or management contract, or a breach or other failure to perform by a lessee or manager under a lease or management contract, could have a material adverse effect on our business, financial condition and results of operations. A material reduction in the rental and other income associated with the leases (or an increase in anticipated expenses to the extent we are responsible for such expenses) also could have a material adverse effect on our business, financial condition and results of operations..

 Deterioration in economic conditions in general and other factors could reduce the demand for parking and, as a result, reduce our revenues and adversely affect our financial condition.

Adverse changes in global, national and local economic conditions could have a negative impact on our business. If adverse economic conditions reduce discretionary spending, business travel or other economic activity that fuels demand for parking services, our revenues could be reduced. Adverse changes in local and national economic conditions could also reduce parking spaces or depress prices for parking services. In addition, our parking facilities tend to be concentrated in urban areas. Users of our parking facilities include workers who commute by car to their places of employment in these urban centers. The return on our investments could be materially adversely affected to the extent that weak economic conditions or demographic factors have resulted in the elimination of jobs and high unemployment in these urban areas. In addition, increased unemployment levels, the movement of white-collar jobs from urban centers to suburbs or out of North America entirely, increased office vacancies in urban areas, movement toward home office alternatives or lower consumer spending could reduce consumer demand for parking, which could adversely impact our revenues and financial condition. Weather conditions, including fluctuations in temperatures, hurricanes, snow or severe weather storms, earthquakes, drought, heavy flooding, natural disasters or acts of terrorism also may result in reduced levels of travel and use of our parking facilities and require increase in certain expenditure costs, all of which could adversely impact our revenues and our ability to make distributions to our stockholders.

Our business strategy contemplates that certain of our investments may be in real estate and real estate secured loans in markets that have suffered significant declines in value in recent years. As a result, such investments may entail greater risk of loss resulting in a decline in the value of your shares and reduced distributions to stockholders.

Our sponsor’s historic experience is primarily in states in the Western and Southwestern United States such as Nevada, Arizona, California, Texas and Utah. The real estate markets in a number of these states have suffered significant declines in value over the last several years. One of our business strategies contemplates investing in under-valued properties, including in the Western and Southwestern United States, and seeking to profit from future appreciation in such properties, as well as lending to borrowers who are developing properties with significant growth potential in such geographic markets.

 As the real estate markets in which we operate have begun to improve, it may become more difficult for us to identify undervalued property or suitable borrowers to execute this business strategy.  Even if we are able to identify such potential investments, we continue to bear the risks that we may acquire properties that fail to appreciate in value and we may make loans to borrowers who are unable to complete their projects and repay their loans as a result of persistent weakness in local real estate markets or other factors. In such event, the value of our investments may decline and we may experience a high level of defaults on our loans, resulting in a likely decline in the value of your shares and reduced distributions to our stockholders.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.

We will be subject to risks incident to the ownership of real estate related assets including:

•	changes in national, regional or local economic, demographic or real estate market conditions;
•	changes in supply of, or demand for, similar properties in an area;
•	increased competition for real estate-related assets targeted by our investment strategy;
•	bankruptcies, financial difficulties or lease defaults by property owners and tenants;
•	changes in interest rates and availability of financing; and
•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

Additionally, we are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate-related assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations funds from operations, cash flow and returns to our investors.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. While certain real estate markets have improved from the most recent economic downturn, a recession or continuing market volatility may interfere with the successful implementation of our business strategy, decrease revenues and the return on our investments and make it more difficult for us to collect rents or fee revenue.  An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties or decrease demand for parking, could also have a material negative impact on the values of our investments.

Our investments in real estate will be subject to the risks typically associated with real estate.

We are subject to the risk that our investments may not generate sufficient rental and other revenues to meet our operating expenses and other obligations. Such a deficiency could result in an adverse impact our economic performance and the value of our investments. Events and conditions applicable to owners and operators of real estate that are beyond our control and could impact our economic performance and the value of our investments may include:

•	property damage and other losses from natural disasters such as hurricanes, earthquakes, adverse weather conditions and floods;
•	acts of war or terrorism, including the consequences of terrorist attacks;
•	adverse changes in national and local economic and real estate conditions;
•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
•	inability to locate or finance property acquisitions on favorable terms or at all;
•	vacancies or inability to rent space or engage a manager on favorable terms or at all;
•	inability to collect rent from tenants;
•	increased operating costs, including insurance premiums, maintenance and repair costs, and taxes, to the extent not otherwise passed through to tenants;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
•	costs of remediation and liabilities associated with environmental conditions affecting properties;
•	the potential for uninsured or underinsured property losses. and
•	the relative illiquidity of real estate investments.

We have no established investment criteria limiting the geographic concentration of our investments. If our investments are concentrated in an area that experiences adverse economic conditions, increased regulations or natural disasters, our investments may lose value and we may experience losses.

Our real estate investments may be concentrated in one or few geographic locationsin which we invest may be secured by a single property or properties in one or few geographic locations. Further, we intend that our secured .  These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions, increased regulations or a natural disaster in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including increasing our operating costs, reducing our revenues and otherwise adversely impacting our financial conditions and ability to make distributions to our stockholders.

Competition with third parties in acquiring and operating our investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of assets with many other companies, including other REITs, owners and managers of parking facilities, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets.  We may also face intense competition to attract tenants to some of the properties we may acquire. There is no assurance that we will be able to attract tenants on favorable terms, if at all. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

 Changes in supply of or demand for similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, parking facilities and other real properties that we may acquire as investments in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for insurance, utilities, taxes, and labor, are not fixed and may increase in the future. Moreover, many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. There is no guarantee that we will be able to pass such operating expenses on to the lessee or manager of a parking facility or other real property we own. To the extent increased operating expenses cannot be passed on to the lessee or manager, any such increase would cause our cash flow and our operating results to decrease.

Real property that incurs a vacancy could be difficult to re-lease or sell.

Real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of a lease. Additionally, an economic slowdown may lead to increased defaults by tenants. Certain of the real properties we may acquire may have some level of vacancy at the time of closing or the transaction itself may trigger the need to replace the tenant or parking facility operator. Regardless of the nature of any vacancies, we may have difficulty obtaining a new tenant or manager for any vacant space we have in our real properties or otherwise be able to replace any departing tenant or manager on terms as favorable as the terminated lease or management agreement. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the vacancy continues for a long period of time or if we are unable to negotiate comparable terms when replacing a tenant or manager, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

The bankruptcy, insolvency or other loss of a significant tenant may adversely impact our operations and our ability to pay distributions to our stockholders.

The bankruptcy, insolvency or other loss of a significant tenant or a number of smaller tenants may have an adverse impact on our income and our ability to pay distributions to our stockholders. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Real property will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Real property is subject to real and personal property taxes that may increase as tax rates change and as real property is assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases in property taxes, are charged to the lessees as an expense related to the real property that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Our parking facilities also may be subject to sales and parking taxes and, to the extent we are unable to require compliance by our lessee or manager of such regulations, or to the extent a lessee or manager fails to comply with such regulations, we may be obligated to withhold and remit such taxes or a direct assessment may be imposed upon us for failure to remit sales/parking taxes or failure to file the appropriate tax return.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

Our real properties may incur casualty losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance real property we may hold. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real property incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including MVP REIT II and other entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•	that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•	the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither party has the power to control the joint venture, potentially resulting in an impasse, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

 From time to time, we may seek to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

Delays in the acquisition, development and construction of real property may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real property could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, operations of our parking facilities and other tenant operations, the existing condition of land when we buy it, operations in the vicinity of our real property, such as the presence of underground storage tanks, oil leaks and other vehicle discharge, or activities of unrelated third parties may affect our real property. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of real property, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Real property investments may contain or develop harmful mold or suffer from other indoor air quality issues, which could lead to liability for adverse health effects or property damage or cost for remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our real property investments could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants or to increase ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants or others if property damage or personal injury occurs.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real property may also be subject to the Americans with Disabilities Act of 1990, as amended, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Real property is an illiquid investment, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real property is an illiquid investment. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. We may not be able to terminate our hedging positions or dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

The Dodd-Frank Act regulates derivative transactions, which include certain hedging instruments we may use in our risk management activities. The Dodd-Frank Act contemplates that most swaps will be required to be cleared through a registered clearing facility and traded on a designated exchange or swap execution facility. There are some exceptions to these requirements for entities that use swaps to hedge or mitigate commercial risk. The scope of these exceptions is currently uncertain, pending further definition through rulemaking proceedings. Although the Dodd-Frank Act includes significant new provisions regarding the regulation of derivatives, the impact of those requirements will not be known definitively until regulations have been adopted by the SEC and the Commodities Futures Trading Commission. The new legislation and any new regulations could increase the operational and transactional cost of derivatives contracts and affect the number and/or creditworthiness of available hedge counterparties to us.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate-related assets or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests (or any property which generates such income or gain), and such instrument is properly identified under applicable Treasury Regulations. To the extent we enter into transactions to mitigate the risk of hedging transactions where the hedged asset has been extinguished or disposed of, income from such transactions may also be excluded from gross income for purposes of the REIT 75% and 95% gross income tests.  Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

We disclose funds from operations, or FFO, a non-GAAP financial measure, in communications with investors, including documents filed with the SEC; however, FFO is not equivalent to our net income or loss as determined under GAAP, and our computation of FFO may not be comparable to other REITs.

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations determined under U.S. GAAP. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. GAAP. One non-U.S. GAAP supplemental performance measure that we consider due to the certain unique operating characteristics of real estate companies is known as funds from operations, or “FFO.” The National Association of Real Estate Investment Trusts, or “NAREIT,” an industry trade group, promulgated this measure which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. In addition, NAREIT has recently clarified its computation of FFO, which includes adding back real estate impairment charges for all periods presented, however, under U.S. GAAP, impairment charges reduce net income. While impairment charges are added back in the calculation of FFO, we caution that due to the fact that impairments to the value of any property are typically based on estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance which may be permanent.

The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs nor is it indicative of liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Management uses the calculation of FFO for several reasons. We use FFO to compare our operating performance to that of other REITs. Additionally, we compute FFO as part of our acquisition process to determine whether a proposed investment will satisfy our investment objectives.

The historical cost accounting rules used for real estate assets require, among other things, straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical cost accounting for depreciation may be less informative than FFO. We believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our operating performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs.

However, FFO should not be construed to be equivalent to or a substitute for the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-U.S. GAAP FFO measures and the adjustments to U.S. GAAP in calculating FFO. Furthermore, FFO is not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations calculated in accordance with U.S. GAAP, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO should be reviewed in conjunction with other U.S. GAAP measurements as an indication of our performance. The exclusion of impairments limits the usefulness of FFO as a historical operating performance measure since an impairment indicates that the property’s operating performance may have been permanently affected. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

 A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that our financial results, operations, business relationships or confidential information will not be negatively impacted by such an incident.

Risks Related to Our Financing Strategy

The real estate finance industry has been and may continue to be adversely affected by conditions in the global financial markets and economic conditions in the United States generally.

Beginning in mid-2007, the global financial markets experienced significant declines in the values of nearly all asset classes and an unprecedented lack of liquidity. This market disruption was initially triggered by the subprime residential lending and single family housing markets experiencing significant default rates, declining real estate values and increasing backlog of housing supply. Other lending markets also experienced higher volatility and decreased liquidity resulting from the poor credit performance in the residential lending markets. The residential sector capital markets issues quickly spread more broadly to commercial real estate and other credit markets. Financial conditions affecting some real estate markets have improved amid low Treasury rates and increased lending from banks, insurance companies and other financial institutions. However, any deterioration of financial conditions could have the potential to materially adversely affect the value of our properties and other investments; the availability or the terms of financing that we may anticipate utilizing; our ability to make principal and interest payments on, or refinance, certain property acquisitions or refinance any debt at maturity; and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets with outside capital. Notwithstanding the improvements in the credit markets since the economic downturn beginning in mid-2007, many real estate lenders and investors continue to find it difficult to obtain cost-effective debt capital to finance new investment activity or to refinance maturing debt. We do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient capital on acceptable terms, our businesses and our ability to operate could be severely impacted.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter does not limit us from incurring debt until our borrowings would exceed 300% of our net assets. Further, we can increase our borrowings in excess of 300% of our net assets, if a majority of our independent directors approve such increase and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We may use credit facilities to finance our investments, which may require us to provide additional collateral and significantly impact our liquidity position.

We may use credit facilities to finance some of our investments. To the extent these credit facilities contain mark-to-market provisions, if the market value of the real estate secured loans pledged by us declines in value due to credit quality deterioration, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced. In a weakening economic environment, we would generally expect credit quality and the value of the real estate secured loans that serve as collateral for our credit facilities to decline, resulting in a higher likelihood that the lenders would require partial repayment from us, which could be substantial. Posting additional collateral to support our credit facilities could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, which could have a material adverse effect on our business and operations.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, we run the risk of being unable to refinance any mortgage debt on our properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions.  As interest rates are expected to rise in the coming years, we anticipate incurring increased borrowing costs. Moreover, if we incur variable rate debt, increases in interest rates would increase our interest costs. Higher borrowing costs would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Risks Related to Conflicts of Interest

The fees we pay to affiliates including in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, MVP American Securities (our affiliated selling agent) and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our executive officers and our advisor’s key real estate, finance and securities professionals will face conflicts of interest caused by our compensation arrangements with our advisor and its affiliates, which could result in actions that are not in the long-term best interests of our company.

Our executive officers and our advisor’s key real estate, finance and securities professionals are also officers, directors, managers and/or key professionals of our sponsor, our affiliated selling agent and other affiliated entities. Our advisor, our affiliated selling agent and other affiliated entities will receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our advisor and its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor, our affiliated selling agent and other affiliated entities, including the advisory agreement and our selling agreement with our affiliated selling agent;

•	public offerings of equity by us, which would enable our affiliated selling agent to earn additional selling commissions and our advisor to earn additional acquisition and asset management fees;

•	acquisitions of investments and loans originated for us by affiliates, which entitle our advisor to asset management fees and, in the case of acquisitions of real property from other affiliated entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	real property sales, since the asset management fees payable to our advisor will decrease;

•	sales of real property, which entitle our advisor to disposition fees; and

•	borrowings to acquire investments and loans originated for us by affiliates, which borrowings will increase the debt financing fees, and asset management fees payable to our advisor.

The fees our advisor receives in connection with transactions involving the acquisition of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. Additionally, the payment of certain fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In evaluating investments and other management strategies, the opportunity to earn fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other affiliates could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

In addition, our advisor hired John Roy and Lance Miller in August 2014 to serve as its Chief Investment Officer and Chief Technology Officer.  Mr. Roy and Mr. Miller are also the co-founders and primary owners of JNL Parking, LP, a brokerage and consulting company specializing in the parking industry.  As part of Mr. Roy and Mr. Miller’s employment arrangement with our advisor, each of them, through JNL Parking, has agreed to grant the Company a right of first refusal on all listings by JNL Parking for investments in parking facilities.  As a result of the continued affiliations with JNL Parking, Mr. Roy and Mr. Miller may receive, through JNL Parking, commissions, fees and other compensation from us, our advisor and its affiliates, including in the event that the Company exercises its right of first refusal on a listing by JNL Parking.  The receipt of such commissions, fees and other compensation through JNL Parking could influence Mr. Roy’s and Mr. Miller’s advice to us, in their capacity as our advisor’s Chief Investment Officer and Chief Technology Officer.  Among other matters, these compensation arrangements could affect their judgment by directing the Company’s acquisitions of investments to those parking investments listed by JNL Parking, which will entitle Mr. Roy and Mr. Miller, through their ownership interest in JNL Parking, to commissions, fees and other compensation if the Company acquires such investments.  We may also encounter conflicts of interest in enforcing our rights against JNL Parking in the event of a default by or disagreement with JNL Parking or in invoking powers, rights or options pursuant to any agreement between us and JNL Parking.

Our sponsor will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.

Our advisor relies upon the key real estate, finance and securities professionals of our sponsor to identify suitable investment opportunities for us. Our sponsor and other affiliated entities, including MVP REIT II, a publicly registered non-traded REIT that is also seeking to invest primarily in parking assets, also rely on many of the same real estate, finance and securities professionals. Our investment strategy is similar to that of MVP REIT II. When these real estate, finance and securities professionals direct an investment opportunity to any affiliated entity, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable based on the investment objectives, available cash and existing portfolio of each entity. There are no specific guidelines to govern the allocation of investment opportunities among MVP REIT II and our affiliated entities. The allocation of investment opportunities could result in our investing in assets that provide less attractive returns, reducing the level of distributions we may be able to pay to you.

Further, our directors and officers, our sponsor, our advisor, Michael V. Shustek and any of their respective affiliates, employees and agents are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition or sale of real estate investments or that otherwise compete with us. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest.”

Our advisor’s real estate, finance and securities professionals acting on behalf of our advisor will face competing demands relating to their time and this may cause our operations and your investment to suffer.

Our advisor relies on the real estate, finance and securities professionals of our sponsor performing services for us on behalf of our advisor, including Michael V. Shustek, for the day-to-day operation of our business, who is also an executive officer of other affiliated entities. As a result of his interests in other affiliated entities and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Michael V. Shustek will face conflicts of interest in allocating his time among us, our sponsor and other affiliated entities, including MVP REIT II which is currently conducting a public offering, and other business activities in which he is involved. These conflicts of interest could result in declines in the returns on our investments and the value of your investment.

Our advisor may have conflicting fiduciary obligations if we enter into joint ventures or engage in other transactions with its affiliates. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We have co- invested in property together with one or more of our affiliates, including with the owners of advisor, Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc., and may co-invest with MVP REIT II.  We may make additional co-investments in real estate of real estate-secured loans with our affiliates or through a joint venture with its affiliates. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our executive officers and our advisor’s key real estate, finance and securities professionals face conflicts of interest related to their positions and interests in our affiliates, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and our advisor’s key real estate, finance and securities professionals are also executive officers, directors, managers and key professionals of our sponsor, our advisor, MVP REIT II, MVP AS and other affiliated entities. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

We may purchase real property and other real estate-related assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase real property and other real estate-related assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Your interest in us could be diluted and we could incur other significant costs associated with being self-managed if we internalize our management functions.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and the personnel that our advisor utilizes to perform services on its behalf for us. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share attributable to your investment. Additionally, although we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease our net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of advisory fees we would save or the costs we would incur if we become self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions. If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments.

Risks Related to Our Shares and Our Corporate Structure

There is no public market for the common shares and we are not required to effectuate a liquidity event by a certain date; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no public market for our shares of common stock, and we do not expect one to develop. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may limit your ability to sell your shares. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay certain up-front fees and expenses, including organization and offering costs, such as issuer costs, selling commissions, and acquisition expenses in connection with our public offerings. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, without incurring a substantial loss. You may also experience substantial losses if we dispose of our assets in connection with a liquidation event, though we are not required to consummate a transaction to provide liquidity to stockholders on any date certain or at all. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. We have adopted a share repurchase program but it is limited in terms of the amount of shares that may be repurchased each quarter. Thus, prospective stockholders should consider our shares of common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock—Restrictions on Ownership of Shares of Capital Stock” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, among other purposes, our charter generally prohibits a person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock, unless exempted by our board of directors. This limit can generally be waived and adjusted by our board of directors. The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the interest of the our stockholders (and even if such change in control would not reasonably jeopardize our REIT status). This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. In addition, these provisions may also decrease your ability to sell your shares of our common stock. For a detailed description, see “Description of Capital Stock—Restrictions on Ownership of Shares of Capital Stock.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase of any such classes or series of stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Our rights and the rights of our stockholders to recover claims against directors, including our independent directors, and our officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that no director or officer will be liable to us or our stockholders for monetary damages and that we must generally indemnify directors and officers for losses unless, in the case of independent directors, they are grossly negligent or engage in willful misconduct or, in the case of non-independent directors or officers, they are negligent or engage in misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our directors (as well as by our officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”

We are not and do not plan to be registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed and stockholder protections provided by the Investment Company Act; maintaining an exemption from registration may limit or otherwise affect our investment choices.

Neither we nor any of our subsidiaries are registered or intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

We expect that the Company and its subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In providing guidance on this exclusion, the SEC staff, among other things, generally has focused on whether at least 55% of a subsidiary’s portfolio will comprise of qualifying real estate-related assets and at least 80% of its portfolio will comprise of qualifying real estate-related assets and real estate-related assets (and no more than 20% will comprise of other, non-qualifying assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments or real estate related investments and therefore our investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. The SEC is reviewing interpretive issues relating to the status of mortgage-related pools under the Investment Company Act and whether mortgage-related pools potentially are making judgments about their status under the Investment Company Act without sufficient regulatory guidance. It is not certain whether or to what extent the SEC or its staff in the future may modify interpretive guidance to narrow the ability of issuers to rely on the exemption from registration provided by Section 3(c)(5)(C). Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exemption from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully. See “Investment Objectives and Strategy—Investment Company Act Considerations.”

To ensure that neither we nor any of our subsidiaries, are required to register as an investment company, an entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire securities or interests in companies that we would otherwise want to acquire. We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the SEC does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.

If we or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Further, if we or our subsidiaries are required to register as investment companies under the Investment Company Act, our investment options may be limited by various limitations, such as those mentioned above, and we or our subsidiaries would be subjected to a complex regulatory scheme, the costs of compliance with which can be high. For more information on issues related to compliance with the Investment Company Act, see “Investment Objectives and Strategy—Investment Company Act Considerations.”

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues equals or exceeds $1 billion, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation. Certain of these exemptions are inapplicable to us because of our structure as an externally managed REIT, and we have not made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to instead comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increase the uncertainty and risks you face as a stockholder.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 100,000,000 shares of capital stock, of which 98,999,000 shares are classified as common stock, par value $0.001 per share, 1,000,000 shares are classified as preferred stock, par value $0.001 per share, and 1,000 shares are classified as non-participating, non-voting convertible stock, par value $0.001 per share. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares of our common stock or preferred stock  in the future, including those issued pursuant to our distribution reinvestment plan or in any follow-on equity offerings, (2) sell securities that are convertible into shares of our common stock  or redeemable by us where the redemption price is paid in the form of shares of our common stock, (3) issue shares of our common stock or preferred stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Your investment will be diluted upon conversion of the convertible stock.

We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of our common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital; or (B) (i) we list our common stock for trading on a national securities exchange and (ii) the sum of the aggregate market value of the issued and outstanding shares of our common stock plus our distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors; or (C) our advisory agreement is terminated or not renewed, but only if at the time of such termination or non-renewal, the requirements for conversion set forth in either of the immediately preceding clause (A) or (B) also shall have been satisfied. For purposes of such calculation, the market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed for trading on a national securities exchange. In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion. See “Description of Capital Stock—Convertible Stock.” Upon the issuance of shares of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.

The conversion of the convertible stock held by our advisor may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the selection, acquisition, and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. We estimate that we will use 96.25% to 96.59% of our gross offering proceeds for investments, to pay fees to our advisor for its services in connection with the selection and acquisition of investments and for the repurchase of shares of our common stock under our share repurchase program. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets. Moreover, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”

Although we will not currently be afforded the protection of certain provisions of the MGCL relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder and thereafter may only be consummated if approved by two supermajority votes of our stockholders. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. These provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock—Business Combinations,” “Description of Capital Stock—Control Share Acquisitions” and “Description of Capital Stock—Subtitle 8.”

Our charter includes a provision that may discourage a person from launching a mini-tender offer for our shares.

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended, or the Exchange Act. A “mini-tender offer” is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with these requirements, no stockholder may transfer shares of our common stock to such offeror unless such stockholder shall have first offered such shares to us for purchase at the tender offer price. In addition, the non-complying offeror shall be responsible for all of our expenses in connection with that offeror’s noncompliance. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction. See “Description of Capital Stock—Tender Offers.”

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We believe we operate in such a manner as to qualify, and we have elected to be treated, as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2013. If we were to fail to continue to qualify as a REIT for any taxable year, or if our board determined to revoke our REIT election, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax.

Lastly, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is no longer in our best interest to continue to be qualified as a REIT and recommend that we revoke our REIT election.

To continue to qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations or having to borrow funds.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. We may not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur, e.g., from (i) the effect of non-deductible capital expenditures, (ii) the creation of reserves, (iii) the recognition of original issue discount or (iv) required debt amortization payments. If we do not have other funds available in these situations, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

Our stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. As a result, if you are not a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs generally do not qualify for the reduced tax rates that apply to other corporate distributions.

Qualified dividend income payable by corporations to domestic stockholders that are individuals, trusts or estates is subject to the reduced maximum tax rate applicable to capital gains. Distributions payable by REITs, however, generally are not eligible for the preferential rate.  The more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

In certain circumstances, we may be subject to federal, state and local taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you. See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company.”

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look- through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock;

•	Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Material U.S. Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders.”

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may impact our ability to maximize profits.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego attractive investments or liquidate otherwise attractive investments to comply with such tests. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate-related assets. The remainder of our investments (other than governmental securities and qualified real estate-related assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate-related assets) can consist of the securities of any one issuer, and no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations—Requirements For Qualification—Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments to maintain REIT status. Such action may subject the REIT to the tax on prohibited transactions, discussed below.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resulting gain if we sell assets that are treated as dealer property or inventory.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real property and lease it back to the sellers of such property. We cannot assure you that the Internal Revenue Service will not challenge any characterization of such a lease as a “true lease,” which would allow us to be treated as the owner of the property for federal income tax purposes. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary or appropriate to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8%, in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock following the completion of this offering. Generally, this limit can be waived and adjusted by the board of directors. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, 10% or more of any of our tenants. Our board of directors may grant an exemption from the 9.8% ownership limit prospectively or retroactively in its sole discretion, subject to such conditions, representations and undertakings as required by our charter or as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Legislative or regulatory action could adversely affect us or our investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may take effect retroactively, and there can be no assurance that any such changes will not adversely affect how we are taxed or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax under the Foreign Investment in Real Property Tax Act, or “FIRPTA”, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There can be no assurance that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than ten percent of the value of our outstanding common stock. We are not currently traded on an established securities market. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions.”

We may enter into certain hedging transactions which may have a potential impact on our REIT status.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate-related assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests, which could jeopardize our status as a REIT. Furthermore, compliance with the statutory REIT requirements may limit our ability to implement hedging strategies that may otherwise reduce risk, thereby increasing our risk profile.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

For a discussion of these and other tax considerations relevant to an investment in our stock, see “Material U.S. Federal Income Tax Considerations” below.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. We caution that forward looking statements are not guarantees. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history, as we commenced operations on December 11, 2012;
•	the fact that we have had a net loss for each annual period since inception;
•	our ability to identify and acquire suitable investments;
•	the performance of properties we may acquire or loans we may make that are secured by real property;
•	changes in economic conditions generally, and in the real estate and capital markets specifically;
•	real estate values in markets in which we operate;
•	our ability to generate sufficient cash flows to pay distributions to our stockholders;
•	adverse business, credit and other factors affecting real estate-related secured loan borrowers;
•	any failure to remain qualified as a REIT;
•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);
•	risks inherent in the real estate business, including ability to secure leases or parking management contracts at favorable terms, tenant defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;
•	potential damage and costs arising from natural disasters, terrorism and other extraordinary events, including extraordinary events affecting parking at facilities included in our portfolio;
•	risks from extraordinary losses for which we may not have insurance or adequate reserves;
•	potential liability for environmental contamination, which could result in substantial costs to us;
•	competitive factors that may limit our ability to make investments or attract and retain tenants;
•	the failure of acquisitions to achieve anticipated results;
•	the unavailability of capital and debt financing generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt;
•	changing interest rates, which could increase our costs;
•	changes to generally accepted accounting principles; and
•	the other factors discussed under “Risk Factors” and elsewhere in this prospectus.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospectus and financial conditions. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The proceeds raised pursuant to our distribution reinvestment plan will be used for general corporate purposes, including, but not limited to, investment in real estate and real estate related assets, payment of fees and other costs, repayment of debt and funding for our share repurchase program. We cannot predict with any certainty how much distribution reinvestment plan proceeds will be used for any of these purposes, and we have no basis for estimating the number of shares that will be sold pursuant to our distribution reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold under our distribution reinvestment plan, and we expect any other offering expenses to be nominal.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objective is to generate current income. We anticipate generating current income from rent, parking management fees and other income from properties we acquire and, to the extent we make real estate loans, interest payments on our real estate loans.

We may also seek to realize growth in the value of our investments by timing their sale to maximize value. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors, including our independent directors, will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each determination and the basis therefore shall be set forth in the applicable board meeting minutes.

Investment Strategy

REITs generally fall into three categories: equity REITs, mortgage REITs, and hybrid REITs. Equity REITs generally own and operate income-producing real estate. Mortgage REITs generally provide money to real estate owners and operators either directly in the form of mortgages or other types of real estate loans, or indirectly through the acquisition of mortgage-backed securities. Hybrid REITs generally are companies that use the investment strategies of both equity REITs and mortgage REITs. As a hybrid REIT, we seek to generate income from rent and capital gains, like an equity REIT, as well as interest, like a mortgage REIT.

At the time we commenced our offering in September 2012, our initial investment strategy was to seek to build a diversified portfolio of investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. In July 2013, our board of directors approved changes in our investment strategy to focus significantly on investments in parking facilities and self-storage facilities and to expand the geographical scope of our potential investments to consider opportunities throughout the United States.

In March 2014, our board of directors approved a plan to increase the focus of our investment strategy on parking and self-storage facilities located throughout the United States as our core assets. As part of this plan, on April 30, 2014, we exercised a purchase right with affiliated entities and exchanged all of our ownership interests in four office buildings for all of the affiliated entities’ ownership interests in five parking facilities and one self-storage facility. For more information regarding the property exchange, please see “Investment Strategy, Objectives and Policies—Information Regarding Our Investments.”

In June 2014, our board decided that, based on current market conditions and other factors, we will focus our investments predominantly on parking facilities located throughout the United States as our core assets. We may, from time to time, invest up to 25% of our initial public offering proceeds in self-storage facilities, commercial buildings and other non-core assets. As part of this strategy, during July and August 2014, we sold our ownership interest in the two remaining office buildings to affiliated entities, and in 2015, we sold our interests in the two storage facilities to third parties.

As of December 31, 2015, our investment portfolio was comprised of a 100% ownership interests in each of 17 parking facilities and a 70% ownership interest in one parking facility, located throughout the United States. For more information regarding our investment portfolio, please see “—Information Regarding Our Investments” below in this section.

We may, from time to time, continue to invest in non-core assets, including investments in commercial buildings and, through one or more taxable REIT subsidiaries, investments in companies that manage real estate or mortgage investment programs. We may also consider opportunities to acquire all of the equity interests or assets in another company whose operating assets are limited to real property and/or real estate secured loans. Any such acquisition would be pursued to expand our portfolio of real estate and real estate secured loans and will be undertaken only if we obtain control of the entity or substantially all of its assets. We will not make passive investments in other companies that are engaged in the real estate business. Notwithstanding the foregoing, we have agreed that no more than 25% of the gross proceeds from our initial public offering may be used to invest in real properties other than parking facilities.

Parking Facilities

Based on current market conditions and other factors, we have decided that a predominant focus of our future investment strategy will be on parking facilities, including parking lots, parking garages and other parking structures. We believe parking facilities possess attractive characteristics not found in other commercial real estate investments, including the following:

•	no reliance on a “single large tenant” whose lease termination can have a devastating impact on rental or licensing revenue;

•	generally, no long term lease commitments;

•	generally no leasing commissions;

•	generally no tenant improvement requirements;

•	relatively low capital expenditures;

•	the potential ability to hedge against inflation risks through annual adjustments to parking rates; and

•	in light of the relatively low up-front costs, an enhanced opportunity for geographic diversification.

Moreover, we believe the REIT industry is evolving, with more REITs moving towards specializing in particular types of properties or property location rather than building a diversified portfolio of properties. Therefore, our board has determined that diversification of our portfolio may not enhance shareholder value and would come at the expense of potentially developing specialized expertise in investments in parking facilities that could provide us with a competitive advantage and distinguish us from other REIT investments in the marketplace. While we may, from time to time, continue to invest in non-core assets, we have agreed that no more than 25% of the gross proceeds from our initial public offering will be used to invest in real properties other than parking facilities.

The parking industry is large and fragmented and includes companies that provide temporary parking spaces for vehicles on an hourly, daily, weekly, or monthly basis along with providing various ancillary services. A substantial number of companies in the industry offer parking services as a non-core operation in connection with property management or ownership, and the vast majority of companies in the industry are small, private and operate a single parking facility. The owner of a parking facility may operate the facility or may engage a management company for this purpose. Location is critically important to the performance of parking facilities. Parking rates and ancillary services offered at the facility (such as car wash or electric car charging stations) may also influence a driver’s decision to use a particular parking facility. The performance of parking facilities may fluctuate significantly based on economic trends. For example, the National Parking Association reported that 96% of airport parking lots experienced a decline in parked vehicles from 2008 to 2009, with 58% reporting a decline of more than 10%, as a result of reduced air travel during the 2008/2009 recession.

Expansion of Geographic Focus

At the time we commenced our offering in September 2012, our initial investment focus was primarily on investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. In July 2013, our board of directors approved an expansion of the geographical scope of our potential investments to consider opportunities throughout the United States. During the process of searching for suitable properties, we have been introduced to potentially attractive investment or acquisition opportunities in a wide variety of locations. Our Board believes that it would be in the best interests of our shareholders to consider appropriate opportunities, wherever they may be located.

Investments in Potentially Undervalued Properties in Recovering Real Estate Markets

We will also continue to seek to invest in undervalued properties in recovering real estate markets, which has been a part of our investment strategy since we commenced our offering. Over the past several years, real estate markets (including for commercial real estate) have suffered a major disruption. This disruption included significant declines in value, unprecedented rates of default on real estate secured loans and reduced availability of credit for real estate projects. The disruption was particularly severe in certain markets, including Nevada, Arizona, certain portions of California and other markets, as evidenced by an increase in unemployment, reduction in taxable sales, declining real estate values and a reduction in construction and development, among other factors.

While we believe that the deterioration of the commercial real estate fundamentals since late 2007 may be approaching bottom or reversing, we believe that any recovery will be gradual. We believe that the adverse developments in these real estate markets have created unique opportunities for investors willing to undertake the risk of acquiring properties or making real estate secured loans in such markets. For example, we believe Nevada, Arizona, inland California and other recovering real estate markets all continue to offer significant long term growth opportunities notwithstanding the recent disruption in these markets. We believe the demand for real property in these and other Western and Southwestern states will continue to grow based upon a number of factors, including continued population growth. A study has projected that aggregate population growth in these markets and surrounding areas will increase by approximately 18% as indicated in the chart below.

Metropolitan Statistical Area	State	Population As of 2010	Projected Population As of 2020	Projected Percent Change 2010-2020
Phoenix-Mesa-Scottsdale	AZ	4,214,647	5,131,6779	21.76%
Tucson	AZ	983,048	1,097,048	25.89%
Los Angeles-Long Beach-Santa Ana	CA	12,853,788	13,835,479	7.64%
Oxnard-Thousand Oaks-Ventura	CA	825,211	899,958	9.06%
Riverside-San Bernardino-Ontario	CA	4,237,125	4,735,966	11.77%
Sacramento - Arden-Arcade - Roseville	CA	2,155,771	2,426,873	12.58%
San Diego-Carlsbad-San Marcos	CA	3,104,469	3,482,454	12.18%
San Francisco-Oakland-Fremont	CA	4,350,140	4,951,702	13.83%
San Jose-Sunnyvale-Santa Clara	CA	1,844,537	2,158,408	17.02%
Denver-Aurora	CO	2,556,633	3,096,237	21.11%
Albuquerque	NM	889,998	1,011,218	13.62%
Las Vegas-Paradise	NV	1,958,405	2,264,666	15.64%
Portland-Vancouver-Beaverton	OR-WA	2,235,708	2,633,560	17.80%
Austin-Round Rock	TX	1,729,845	2,302,813	33.12%
Dallas-Fort Worth-Arlington	TX	6,408,891	7,933,362	23.79%
Houston-Sugar Land-Baytown	TX	5,981,984	7,434,350	24.28%
San Antonio	TX	2,153,357	2,607,509	21.09%
Salt Lake City	UT	1,128,987	1,324,575	17.32%
Seattle-Tacoma-Bellevue	WA	3,452,739	3,979,583	15.26%

Total		63,065,283	119,492,540	17.61%

Source: ProximityOne http://proximityone.com/demographics2020.htm

However, because of the slow recover from, and lingering effects of, the recession in these markets, certain commercial properties may be under-valued and borrowers continue to face difficulties obtaining financing for their projects. We hope to profit from such opportunities by identifying undervalued properties not only in the Western and Southwestern United States but also throughout the rest of the country as part the expansion of the geographical scope of our potential investments to consider opportunities throughout the United States. Given the recent downturn in the real estate market, we believe there is an opportunity to purchase real property at historically low prices thereby increasing our ability to realize greater appreciation on the ultimate dispositions of the properties.

Moreover, we believe the turmoil in the United States mortgage market that commenced in late 2007 has diminished the availability of new loans for real estate, often regardless of the quality of the underlying property or the financial strength of the borrower. We believe that the continuing shortage of available financing creates a favorable investment environment for us. There may be opportunities to acquire mortgage loans from distressed lenders at a discount to par, thereby taking advantage of borrower payoffs, loan restructurings and potential capital appreciation as markets normalize.

Our strategy inevitably involves significant risk. Real estate markets may be slow to recover and we may misjudge the potential value of a property or the reliability of a borrower. In this regard, it is important to note that most of our borrowers are likely to be higher risk borrowers who are currently unable or unwilling to obtain credit at traditional banks. Nonetheless, we believe that by undertaking measured risk and building a diversified portfolio of properties and real estate secured loans, we may be able to profit from the current situation in these real estate markets.

Investment Process

Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

Our advisor will focus on selecting and purchasing real property and real estate secured loans. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions. The process for selecting our investments in real property and real estate secured loans is described in further detail below under the headings “-Real Property Program,” “Joint Venture Investments,” and “Mortgage Program.”

Real Estate Program

We will seek to achieve our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we will emphasize the performance and risk characteristics of that individual investment and how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and the returns and risks of available investment alternatives. We will focus on acquiring properties that meet the following criteria:

•	properties that generate current cash flow;

•	multi-tenant properties that are not dependent upon a single tenant, such as apartment buildings, self-storage facilities and parking lots;

•	we will not invest in undeveloped land; and

•	while we may acquire properties that require renovation, we will only do so if we anticipate the properties will be income producing within 12 months of our acquisition.

The foregoing criteria are guidelines and our advisor and board of directors may vary from these guidelines to acquire properties which they believe represent value opportunities. However, we will not acquire any undeveloped land as an investment.

Our Advisor will have substantial discretion with respect to the selection of specific properties. The consideration paid for a property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors. In selecting a potential property for acquisition, we and our Advisor will consider a number of factors, including, but not limited to, the following:

•	projected demand for parking lots and other multi-tenant/licensee facilities in the area;

•	a property’s geographic location and type;

•	a property’s physical location in relation to population density, traffic counts and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	rental/parking rates and occupancy/use levels for the property and competing properties in the area;

•	potential for rent increases;

•	demographics of the area;

•	operating expenses being incurred and expected to be incurred, including, but not limited to property taxes and insurance costs;

•	potential capital improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	potential competitors;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonably ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in the Offering. Moreover, depending upon real estate market conditions, economic changes and other developments, our board of directors may change our targeted investment focus or supplement that focus to include other targeted investments from time to time without stockholder consent. Notwithstanding the foregoing, we have agreed that no more than 25% of the gross proceeds from our initial public offering will be used to invest in real properties other than parking facilities. See “Risk Factors.”

We will generally either own the real property we acquire without any restriction on our ability to control, use or transfer the property at will or hold the long term right to possess the real property we acquire under a payment of rent. We intend to acquire such interests either directly or indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the properties, affiliates or other persons. In addition, we may purchase real property and lease it back to the sellers of such property. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to remain qualified as a REIT as a result.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence

Our advisor generally will obtain an environmental site assessment for each proposed real property acquisition, which at a minimum will identify potential or existing environmental contamination liabilities (“Phase I Assessment”). However, we may purchase a property without obtaining a Phase I Assessment if our advisor determines the assessment is not necessary because there is an existing recent a Phase I Assessment. A Phase I Assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property interviewing the key site manager and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I Assessment does not generally include any sampling or testing of soil, ground water or building materials from the property (which is typically undertaken as part of a “Phase II Assessment”) and may not reveal all environmental hazards on a property.

In the event the Phase I Assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a “Phase II” environmental site assessment performed (a “Phase II Assessment”). The factors we may consider in determining whether to conduct a Phase II Assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I Assessment, and (viii) whether any party (i.e. surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II Assessment on a case by case basis.

We will not close the purchase of any real property unless we are generally satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that mitigate any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	tenant rent rolls;

•	surveys;

•	evidence of title free and clear of any encumbrances, liens, burdens or other limitations except as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories; and

•	title and liability insurance policies.

Leasing and Management Contracts

We operate our parking facilities typically through two types of arrangements: triple net leases and management contracts. Under a triple net lease, as lessor, we generally charge the lessee a fixed annual rent, a percentage of gross customer collections, or a combination of both. The lessee is generally responsible under the lease for collecting revenues and paying most operating expenses attributable to the parking facilities. We may also engage a service company to manage and operate a parking facility for a monthly fee under a management contract. Typically, all of the underlying revenue and expenses under management contract flow through to us rather than the parking management service. However, we anticipate that under either a leasing or management contract arrangement, we would have no additional management responsibility or decision making authority, including with respect to the daily operations of a parking facility, beyond our ownership interest in such a facility.

We may also enter into various leases for our non-core properties. The terms and conditions of any lease we enter into with our tenants may vary substantially. However, we expect that our leases will be the type customarily used between landlords and tenants in the geographic area where the property is located. The following are the general descriptions of various typical leasing arrangements for our non-core properties:

Multifamily. Multifamily leases generally provide for terms of 6 months to 3 years and generally require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. Under such leases, the landlord is generally directly responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs.

Office. Office leases generally have terms of 3 to 10 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The landlord may be responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs, utilities and other building operation and management costs.

Industrial. Industrial leases generally have terms of 5 to 20 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The tenant typically is responsible for its share of building operation and management costs, including real estate taxes, sales and use taxes, special assessments, insurance, building repairs, and utilities.

Retail. Retail leases generally have terms of 3 to 5 years with multiple options and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The tenant typically is responsible for its share of building operation and management costs, including real estate taxes, sales and use taxes, special assessments, insurance, building repairs, and utilities.

Assisted Living. Assisted living leases generally have terms of 1 to 2 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The landlord is generally directly responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs.

We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current market conditions. If it is economically practical, we may verify the creditworthiness of each tenant. If we verify the creditworthiness of each tenant, we may use industry credit rating services for any guarantors of each potential tenant. We may also obtain relevant financial data from potential tenants and guarantors, such as income statements, balance sheets and cash flow statements. We may require personal guarantees from stockholders of our corporate tenants. However, there can be no guarantee that the tenants selected will not default on their leases or that we can successfully enforce any guarantees.

We anticipate that tenant improvements, if any, will be funded by us from our cash flow or a line of credit. When one of our tenants vacates its space in one of our buildings, we may, in order to attract new tenants, be required to expend funds for tenant improvements. In addition, we may provide free rent for a certain time period, provide tenant improvement allowances, and provide other concessions in order to attract new tenants.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in real property. We may also enter into joint ventures for the development or improvement of such property. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct real property investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•	Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Mortgage Program

Although we do not presently intend to invest in real estate loans as part of our current investment strategy, depending upon real estate market conditions, economic changes and other developments, our board of directors may change or supplement our investment strategy to include investments in real estate loans.

We may acquire real estate secured loans, including first and second mortgage loans, mezzanine loans, bridge loans, convertible mortgages, variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans related to real estate; however, we are not specifically limited in the number or size of our portfolio of real estate secured loans, or on the percentage of the net proceeds from this offering that we may invest in a single investment in real estate secured loans. The specific number and mix of real estate secured loans in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing and the amount of proceeds we raise in the offering.

The management team of our advisor has extensive experience in evaluating, managing and disposing of real estate secured loans similar to the types of loans in which we intend to invest in. We will pursue a strategy similar to the strategy previously pursued by the management team. We will seek to:

•	invest in fixed rate rather than floating rate loans;

•	invest in loans expected to mature within one to five years;

•	maximize current income;

•	invest in loans not exceeding 75% of the current value of the underlying property;

•	source off-market transactions;

•	focus on small to mid-sized loans of $3 million to $15 million; and

•	hold investments until maturity unless, in our advisor’s judgment, market conditions warrant earlier disposition.

Our advisor will have substantial discretion with respect to identifying and evaluating specific real estate secured loans. In determining the types of real estate secured loans to make, our advisor will evaluate the following criteria:

•	macro-economic conditions that may influence operating performance;

•	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;

•	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the sponsor or borrower;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the loan;

•	the appropriateness of estimated costs and timing associated with only capital improvements of the underlying real estate collateral;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of underlying real estate collateral and analysis of markets; and

•	the overall structure of the investment and rights in the loan documentation.

If a potential investment meets our advisor’s underwriting criteria, our advisor will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our advisor will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches. Our advisor will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

We intend to structure and underwrite most if not all of our investments. Our underwriting process will involve financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. Our underwriting process also will focus on the value of the underlying real estate that will serve as collateral on our real estate secured loans rather than the creditworthiness of the borrower. Many of our borrowers may be companies or individuals who are not able or willing to obtain loans from commercial banks or other traditional lenders. Accordingly, we will depend primarily upon our real estate collateral to protect us in the event of a loan default. We will seek to invest in loans not exceeding 75% of the current value of the underlying property to provide us with an equity cushion in the event real estate values decline. To assist us in estimating the value of the underlying property, we will utilize appraisals prepared by independent appraisers who are MAI qualified. Such appraisals will generally be as of a date not more than one year prior to the date of our proposed acquisition of the loan. We depend upon the skill of independent appraisers to value the real estate collateral underlying our loans. Notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate collateral may decrease due to subsequent events. As a result, there may be less security than anticipated at the time of the loan acquisition. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

Described below are some, but not all, of the types of loans we may acquire.

Bridge Loans

We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

First Mortgage Loans

These loans generally finance the acquisition, refinancing rehabilitation or construction of real estate. First mortgage loans may be either short (one-to-five year) or long (up to 10 year) term, may be fixed or floating rate and are predominantly current-pay loans. We may acquire current-pay first mortgage loans backed by high quality properties in the United States that fit our investment strategy. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing and/or optimize returns. First mortgages provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s senior position. However, such loans typically generate lower returns than subordinate debt such as mezzanine loans or B-notes.

Mezzanine Loans

These are loans secured by ownership interests in an entity that owns real estate and generally finance the acquisition, refinancing, rehabilitation or construction of real estate. Mezzanine loans may be either short (one-to-five year) or long (up to 10 year) term and may be fixed or floating rate. We may acquire mezzanine loans backed by high quality properties in the U.S. that fit our investment strategy, which, in some instances, may be originated by an affiliated mortgage broker. We may own such mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues) and may provide for participation in the value or cash flow appreciation of the underlying property as described below. We expect to invest in mezzanine loans with loan-to-value ratios ranging from 60% to 75%. With the credit market disruption and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to buy mezzanine loans from third parties on favorable terms will continue to be attractive.

Subordinated Mortgage Loans or “B-notes”

These include structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets (commonly referred to as B-notes). Like first mortgage loans, these loans generally finance the acquisition, refinancing, rehabilitation or construction of real estate. Subordinated mortgage loans or B-notes may be either short (one-to-five year) or long (up to 10 year) term, may be fixed or floating rate and are predominantly current-pay loans. We may acquire current-pay subordinated mortgage loans or B-notes backed by high quality properties in the U.S. that fit our investment strategy. We may create subordinated mortgage loans by buying such assets directly from third party originators. Due to the current credit market disruption and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is made whole. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders of subordinated positions of the mortgage loan with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Performance-Based Variable Interest Rate Loans

Performance-based variable interest rate loans generally are real estate secured loans with two interest rate components consisting of a base interest rate (which may be a fixed rate or a variable rate tied to the Prime Rate or some other index) and a performance-based feature that will vary depending upon certain performance metrics for the borrower (such as total revenues generated by the underlying property) or other milestones. These loans generally have a lower base interest rate than conventional fixed or variable rate loans (which makes it easier for borrowers to repay) while providing the lender an opportunity for additional payments based upon the performance metrics.

Convertible Mortgages

Convertible mortgages are similar to equity participations (as described below). We may invest in convertible mortgages if our manager concludes that we may benefit from the cash flow or any appreciation in the value of the subject property.

Borrowing Policy

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. Our intended targeted debt level is no more than 50% of the loan to value of our portfolio of assets. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We are precluded from borrowing more than the NASAA REIT Guidelines limit of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We expect that we may use leverage for any senior debt or equity investments that we make. We expect that our debt financing, if any, on such investments will not exceed 30% of the greater of the cost or fair market value of our overall investments. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Other Operating Policies

Credit Risk Management

We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management

To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities

We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies

Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our advisor, or its successors or assigns. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in real estate secured loans and real property will vary depending on the type of asset, interest rates and other factors. Our advisor will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. The determination of whether a particular real estate asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of an investment include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunity to pursue a more attractive investment in real property or in a real estate asset;

•	liquidity benefits with respect to sufficient funds for the share repurchase program; and

•	other factors that, in the judgment of the advisor, determine that the sale of the investment is in our best interests.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. Pursuant to our charter, we may not:

•	acquire unimproved real property as an investment;

•	invest more than 10% of our total assets in real estate loans secured by unimproved real property;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our advisor, our directors, our sponsor or any affiliate thereof, we must obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owners title insurance policy as to the priority of the mortgage.

•	make or invest in mortgage loans that are subordinate to any of our advisor, any director, our sponsor or any affiliate;

•	invest in equity securities, unless a majority of directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, except that we may (i) through one or more taxable REIT subsidiaries, invest in companies that manage real estate or real estate secured loans investment programs (provided that no more than 25% of our total assets are invested in stock or securities of one or more taxable REIT subsidiaries) and (ii) make investments (including equity investments) to acquire control of another company whose operating assets are limited to real property and/or real estate secured loans;

•	make or invest in mortgage loans on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliates thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing and real estate equity investments and mortgages;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others; or

•	make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

In addition, no more than 25% of the gross proceeds from our initial public offering may be used to invest in real properties other than parking facilities.

Sales, Lease and Related Mortgage Program Transactions

As part of our mortgage program, in addition to the limitations in our charter with respect to our investments in mortgage loans as described under “Investment Strategies, Objectives and Policies – Investment Limitations” beginning on page 126 of our prospectus, we will not acquire a mortgage in which our sponsor or any of its affiliates has an interest except in accordance with the following requirements of the NASAA Mortgage Program Guideline V.I.A:

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Our sponsor or its affiliate may acquire a mortgage in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such mortgage, provided that such mortgage is purchased by us for a price no greater than the cost of such mortgage to the sponsor or its affiliate, except for sponsor compensation permitted in accordance with NASAA Mortgage Program Guideline and the NASAA REIT Program Guidelines, and provided there is no other benefit arising out of such transaction to the sponsor or its affiliates apart from compensation otherwise permitted by the NASAA Mortgage Program Guideline and the NASAA REIT Program Guidelines. Accordingly, all income generated and expenses associated with mortgage so acquired shall be treated as belonging to us. Our sponsor or its affiliate shall not sell a mortgage to us if the cost of the mortgage exceeds the funds reasonably anticipated to be available to us to purchase the mortgage.

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Alternatively, we may purchase a mortgage from a mortgage program formed by the sponsor or its affiliates pursuant to the rights of first refusal required by NASAA Mortgage Program Guideline V.G. In such a case, the purchase price for the mortgage shall be no more than the fair market value as determined by an independent appraisal.

Competition

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, owners and managers of parking facilities, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Competition in our market niche depends upon a number of factors, including the price of a property, speed of loan processing and closing escrow on properties, cost of capital, terms and interest rates of a loan, market presence and visibility, quality and reliability of loan and related support services. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Moreover, any parking facilities we acquire or invest in will face intense competition, which may adversely affect rental and fee income. We believe that competition in parking facility operations is intense. The relatively low cost of entry has led to a strongly competitive, fragmented market consisting of competitors ranging from single facility operators to large regional and national multi-facility operators, including several public companies. In addition, any parking facilities we acquire may compete with building owners that provide on-site paid parking. Many of the competitors have more experience than we do in owning and operating parking facilities. Moreover, some of our competitors will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders and a greater ability to borrow funds. Competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for parking facilities, all of which may adversely affect our operating results.

Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Our real estate investments may be concentrated in one or few geographic locations, and certain real estate secured loans in which we invest may be secured by a single property or properties in one or few geographic locations. Further, we intend that our secured investments will be collateralized by properties located solely in the U.S. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Income Taxes

As of December 31, 2013, we were organized and have conducted our operations to qualify as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and have complied with the provisions of the Internal Revenue Code with respect thereto. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which is distributed to its stockholders, provided that at least 90% of Taxable Income is distributed and provided that certain other requirements are met. The Company’s Taxable Income may substantially exceed or be less than the net income as determined based on GAAP, because, differences in GAAP and taxable net income consist primarily of allowances for loan losses or doubtful account, write-downs on real estate held for sale, amortization of deferred financing cost, capital gains and losses, and deferred income.

Regulations and Environmental

Our investments are subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We intend to obtain all permits and approvals necessary under current law to operate our investments. In addition, as an owner of real estate, we are subject to various environmental laws of federal, state and local governments. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In connection with our ownership of parking facilities, we may be potentially liable for any such costs.

We do not believe that compliance with existing laws will have a material adverse effect on our financial condition or results of operations. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties in which we hold an interest, or on properties that may be acquired directly or indirectly in the future.

The operators of our parking facilities, including a lessee of a parking facility and any third party management company we may engage to provide parking management services for a particular parking facility, are also subject to numerous federal, state and local laws and regulations, and in some cases, municipal and state authorities directly regulate parking. For example, many cities impose a tax or surcharge on parking services, which generally range from 10% to 50% of revenues collected. Our parking facility operators collect and remit sales/parking taxes and file tax returns for and on behalf of our ourselves. We are affected by laws and regulations that may impose a direct assessment on us for failure to remit sales/parking taxes or to file tax returns for ourselves.

Several state and local laws have been passed in recent years that encourage car-pooling and the use of mass transit or impose certain restrictions on automobile usage. These types of laws could adversely affect our revenue. It is possible that cities could enact additional measures such as higher tolls, increased taxes and vehicle occupancy requirements in certain circumstances, which could adversely impact us. We are also affected by zoning and use restrictions and other laws and regulations that are common to any business that deals with real estate.

Various other governmental regulations affect our ownership of parking facilities, both directly and indirectly, including the Americans with Disabilities Act (the “ADA”). Under the ADA, all public accommodations, including parking facilities, are required to meet certain federal requirements related to access and use by disabled persons. For example, the ADA requires parking facilities to include handicapped spaces, headroom for wheelchair vans, attendants’ booths that accommodate wheelchairs and elevators that are operable by disabled persons. Compliance with the ADA may result in costly expenditures and any failure to comply with the ADA could adversely impact our revenues and results of operations.

Employees

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. We rely on employees of our adviser and its affiliates, subject to the supervision of our board of directors, to manage our day-to-day activities, implement our investment strategy and provide management, acquisition, advisory and administrative services.

Investment Company Act Considerations

Neither we nor any of our subsidiaries intend to register as, nor do we intend to conduct our operations so as to be regulated as, an investment company under the Investment Company Act. We expect that the Company and its subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In providing guidance on this exclusion, the SEC staff, among other things, generally has focused on whether at least 55% of a subsidiary’s portfolio will comprise of qualifying real estate-related assets and at least 80% of its portfolio will comprise of qualifying real estate-related assets and real estate-related assets (and no more than 20% will comprise of other, non-qualifying assets).

We expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying real estate-related assets and in assets that are not real estate-related assets. For purposes of the exclusion provided by Section 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

On August 31, 2011, the SEC published a concept release stating that it and its staff are reviewing interpretive issues under the Investment Company Act relating to the status under the Investment Company Act of companies that are engaged in the business of acquiring mortgages and mortgage-related instruments and that rely on the exclusion from the definition of an investment company in Section 3(c)(5)(C). Among other things, the SEC is reviewing whether companies that rely on this exclusion potentially are making judgments about their status under the Investment Company Act without sufficient SEC guidance. In the Concept Release, the SEC expressed concern that staff interpretations that have addressed the statutory exclusion in Section 3(c)(5)(C) may have contained, or led to, interpretations that are beyond the intended scope of the exclusion and inconsistent with investor protection. In particular, the SEC said it is concerned that certain types of mortgage-related pools today appear to resemble in many respects investment companies, and may not be the kinds of companies that were intended to be excluded from regulation by Section 3(c)(5)(C). The SEC has sought, and has received public comment on its Concept Release. There can be no assurance that the SEC or its staff in the future will not revise its interpretive guidance relating to the availability of the Section 3(c)(5)(C) exclusion in a manner that would adversely affect the ability of the Company to rely on this exclusion.

Real Estate Secured Loans

First Mortgage Loans

Consistent with SEC no-action letters, a first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is “fully secured” by real estate at the time of acquisition. We will also consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate-related assets if the real property fully secures the second mortgage.

Mezzanine Loans

A portion of our investments will consist of real estate secured loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or mezzanine loans. Mezzanine loans will be treated as qualifying real estate- related assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc. No-Action Letter (May 24, 2007) (“Cap Trust No-Action Letter”).

Participations

Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

Fund-Level or Corporate-Level Debt

If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat such loan as a real estate asset or a miscellaneous asset depending on the nature of the business and assets of the borrower.

Other Real Estate Secured Loans

We will treat the other real estate secured loans described in this prospectus, i.e., bridge loans, construction loans, and investments in distressed debt, as qualifying real estate-related assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Real Estate Equity Investments

Joint Venture Interests

Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

(i) If we own less than fifty percent of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

(ii) If we own fifty percent or more of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate-related assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying real estate-related assets, real estate-related assets and miscellaneous assets.

(iii) If we are the general partner or managing member of a entity, then (a) we will treat the value of our interest in the entity as in item (ii) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (b) we will treat the value of our interest in the entity as in item (i) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Equity Interest in an Entity that is an Owner of Real Property

As with joint ventures, the same analysis would be conducted with respect to an equity interest in an entity that is an owner of commercial property on a case-by-case basis to determine how such investments should be treated.

Private Issuances of Public Equity or Debt Securities of Public Companies, or PIPES

We are not aware of any guidance provided by the SEC or its staff concerning the treatment of PIPES. However, PIPES will be treated as a real estate asset or a miscellaneous asset depending on the nature of the business and assets of the company involved.

Real Property

An investment in real property will be treated as a qualifying real estate asset.

Other Investments

The treatment of any other investments as qualifying real estate-related assets and real estate-related assets will be based on the characteristics of the investment or underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

Absence of No-Action Relief

If we or certain of our subsidiaries fail to own a sufficient amount of qualifying real estate-related assets or real estate-related assets, we or our subsidiary could be characterized as an investment company. In the event we or a subsidiary are unable to rely upon the exemption discussed above, then absent another available exemption, we or such subsidiary would be required to register as an investment company or cease operations (see discussion below). We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate-related assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Liquidity

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until after the end of the first quarter of 2017. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. In making the decision to apply for a listing of our common stock on a national securities exchange, our board will consider whether listing of our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders.

In June 2016, we and MVP REIT II, Inc. jointly announced the engagement of Ladenburg Thalmann & Co., Inc. to assist in evaluating various courses of action intended to enhance stockholder liquidity and value.  Prior to the engagement, in March 2016, our board had approved taking actions to list our common shares on the NASDAQ Global Market.  In connection with the engagement, we decided to defer taking further action to list our common shares on the NASDAQ Global Market until Ladenburg Thalmann completes its evaluation.

After reviewing the Ladenburg Thalmann’s completed evaluation, our board of directors will decide whether to proceed with a listing on the NASDAQ Global Market or take other action to enhance stockholder liquidity and value.  In making the decision to apply for a listing of our common stock on a national securities exchange, our board will consider, among other things, whether listing our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders. We currently expect that no decision on this matter will be made prior to the end of the first fiscal quarter of 2017.

In connection with our original intent to list our shares on the NASDAQ Global Market, in May 2016, our board of directors approved the suspension of our distribution reinvestment plan.  Following our engagement of Ladenburg Thalmann, our board of directors approved the reinstatement of our distribution reinvestment plan in July 2016, since no decision on liquidity is expected until the end of the first fiscal quarter of 2017.

If we do not list our shares on a national securities exchange or pursue another liquidity event, such as a sale of all or substantially all of our assets or a sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations.

Our Initial Public Offering

On September 25, 2012, our Registration Statement on Form S-11 registering a public offering (No. 333- 180741) of up to $550,000,000 in shares of the Company’s common stock was declared effective under the Securities Act of 1933, as amended, or the Securities Act, and we commenced the initial public offering. We offered up to 55,555,555 shares of the Company’s common stock to the public in the primary offering at $9.00 per share and up to 5,555,555 shares of the Company’s common stock pursuant to the distribution reinvestment plan at $8.73 per share.  The initial public offering, with respect to the primary offering, terminated in September 2015.  We continue to offer shares from time to time under the distribution reinvestment plan.

As of December 31, 2015, we issued 11,002,902 shares of common stock in our initial public offering for a total of approximately $97.3 million, less offering costs.

The following is a table of summary of offering proceeds from inception through December 31, 2015:

Type	Number of Shares - Convertible	Number of Shares - Common	Value
Issuance of common stock - purchase	--	8,631,754	$75,348,000
Issuance of common stock - acquisition	--	2,217,537	19,484,000
Issuance of convertible stock	1,000	--	1,000
Stock based compensation	--	7,032	63,000
DRIP shares	--	199,889	--
Redeemed shares	--	(53,310)	(471,000)
Distributions -Cash	--	--	(5,251,000)
Contribution from Advisor	--	--	8,114,000
Total	1,000	11,002,902	$97,288,000

From inception through December 31, 2015, the Company incurred the following actual costs in connection with the issuance and distribution of the registered securities.

Type of Cost	Amount
Selling commissions - related party	$224,000
Selling commissions - unrelated party	1,996,000
Organization and offering expenses	2,555,000
Total expenses	$4,775,000

From the commencement of our offering through December 31, 2015, the net cash proceeds to us from our offering, after deducting the total expenses incurred described above, were $70.6 million. From the commencement of the offering through December 31, 2015, net proceeds from our offering have been allocated to paying distributions, selling commissions and acquiring properties. If we continue to pay distributions from offering proceeds and other sources other than our cash flow from operations, the funds available to us for investments would be reduced, the share value may be diluted, the expenses and other amounts, as percentage of the total offering proceeds, may be higher. For the year ended December 31, 2015, the ratio of the costs of raising capital to the capital raised is approximately 6.3%.

Information Regarding Our Investments

As of December 31, 2015, we had acquired, along with affiliated entities, 18 properties of which our share of the aggregate purchase price total $87,359,000, including closing costs. These acquisitions were funded by the ongoing initial public offering, through the issuance of the Company’s common stock, financing and assuming liabilities.

The following table sets forth the property name, percentage owned, location and other information with respect to the parking lots/facilities that we had acquired as of December 31, 2015:

Property Name	Location(s)	Acquisition Closing Date	Aggregate Purchase Price1	Percentage Owned	Occupancy at December 31, 20152
Ft. Lauderdale	Ft. Lauderdale, Florida	7/31/2013	$3,400,000	100%	100%
Memphis Court	Memphis, Tennessee	8/28/2013	$190,000	100%	100%
Memphis Poplar	Memphis, Tennessee	8/28/2013	$2,685,000	100%	100%
Kansas City	Kansas City, Missouri	8/28/2013	$1,550,000	100%	100%
St. Louis	St. Louis, Missouri	9/4/2013	$4,125,000	100%	100%
Mabley Place	Cincinnati, Ohio	12/9/2014	$14,580,000	70%	100%
Denver Sherman	Denver, Colorado	1/26/2015	$585,000	100%	100%
Ft. Worth Taylor	Ft Worth, Texas	3/16/2015	$23,336,000	100%	100%
Milwaukee Old World	Milwaukee, Wisconsin	3/31/2015	$1,000,000	100%	100%
St. Louis Convention Plaza	St. Louis, Missouri	5/13/2015	$2,575,000	100%	100%
Houston Saks Garage	Houston, Texas	5/28/2015	$8,375,000	100%	100%
St. Louis Lucas	St. Louis, Missouri	6/29/2015	$3,463,000	100%	100%
Milwaukee Wells	Milwaukee, Wisconsin	6/30/2015	$3,900,000	100%	100%
Wildwood NJ Lot #1	Wildwood, New Jersey	7/10/2015	$970,000	100%	100%
Indianapolis City Park Garage	Indianapolis, Indiana	10/5/2015	$10,500,000	100%	100%
KC Cherry Lot	Kansas City, Missouri	10/9/2015	$515,000	100%	100%
Indianapolis Washington Street	Indianapolis, Indiana	10/29/2015	$4,995,000	100%	100%
Wildwood NJ Lot #2	Wildwood, New Jersey	12/16/2015	$615,000	100%	100%

1 Certain property acquisitions were part of an aggregate acquisition of multiple properties. The amount presented reflects the price allocated to the property as part of the total consideration from the aggregate acquisition agreement and not the amount assigned to the property pursuant to the agreement.

2 Occupancy does not include non-parking related space.

For additional information regarding our investment portfolio, please see Note D of the financial statements included in Annual Report on Form 10-K for the fiscal year ended December 31, 2015, incorporated herein by reference.

Property Dispositions

This table sets forth summary information on the aggregate sales or disposals of real estate and real estate-related investments made by us as of December 31, 2015.

				Selling Price; Net of Closing Costs					Cost of Properties, Including Closing and Soft Costs			Excess
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs; Capital Improvement, Closing and Soft Costs	Total	(Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
MVP PF Baltimore 2013, LLC	Baltimore, MD	9/4/2013	1/24/2014	$1,565,000	—	—	—	$1,565,000	—	$1,550,000	$1,550,000	$15,000

MVP MS Red Mountain	Las Vegas, NV	9/13/2013	5/1/2015	2,729,631	$2,607,339	—	—	5,336,970	$2,700,000	2,500,000	5,200,000	136,970

MVP MS Cedar Park	Cedar Park, TX	12/14/2012	10/29/2015	2,558,717	1,654,903			4,213,620	—	3,275,000	3,275,000	938,620

Property Exchange

On July 26, 2013 we, VRM I and VRM II entered into an agreement to acquire six parking facilities from the same seller. The following is a summary of the purchase per the agreement:

			Ownership
Property Name	Purchase Date	Purchase Price	VRTB	VRTA	MVP
MVP PF Ft Lauderdale 2013, LLC	July 31, 2013	$3,400,000	68%	—	32%
MVP PF Memphis Court 2013, LLC	August 28, 2013	1,000,000	51%	44%	5%
MVP PF Memphis Poplar 2013, LLC	August 28, 2013	2,000,000	51%	44%	5%
MVP PF Kansas City 2013, LLC	August 28, 2013	2,800,000	51%	44%	5%
MVP PF Baltimore 2013, LLC	September 4, 2013	2,300,000	51%	44%	5%
MVP PF St. Louis 2013, LLC	September 4, 2013	2,000,000	51%	44%	5%

		$13,500,000

We formed limited liability companies with VRM I and VRM II to acquire the properties based on ownership noted in the table above. We held the right, at any time, with 10 days written notice, to purchase VRM I or VRM II’s interest in the limited liability company (the “Purchase Right”). The price for the Purchase Right is equal to VRM I or VRM II’s and our capital contribution plus a 7.5% annual cumulative return less any distributions received by VRM I or VRM II.

On April 30, 2014, as part of our strategy to focus on parking facilities as our core assets, we exercised the Purchase Right and acquired VRM I and VRM II’s interest in the five parking facilities, net of the assumed debt secured by the real estate, and VRM II’s interest in the storage facility, net of the assumed debt secured by the real estate. In exchange VRM I and VRM II received interest in four office properties, net of the assumed debt secured by the real estate. The difference between the net amount of the assets exchanged was paid in cash. As a result, we now hold a 100% interest in the following parking facilities and storage facility: the Ft. Lauderdale, Memphis Court, Memphis Poplar, Kansas City and St. Louis Parking Facilities and the Red Mountain Storage Facility. VRM I and VRM II together now hold 100% interest in the office buildings located at 8860 West Sunset Road, Las Vegas, Nevada (“Wolfpack”), 8905 Post Road, Las Vegas, Nevada (“SE Properties”), 8925 Post Road, Las Vegas, Nevada (“Devonshire”) and 8945 Post Road, Las Vegas, Nevada (“ExecuSuites”).

The following table summarizes the acquisition-date fair value of the total consideration transferred:

Assets
Cash	$101,000
Other assets	22,000
Land and improvements	6,275,000
Building and improvements	18,521,000
Tenant improvements	165,000

Total assets transferred	25,084,000

Liabilities
Accounts payable and accrued liabilities	58,000
Notes payable	14,335,000

Total liabilities transferred	14,393,000

Acquisition-date fair value of the total consideration transferred	$10,691,000

The related assets, liabilities, and results of operations of the acquired properties are included in the consolidated financial statements as of the date of acquisition. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date for our 2014 acquisition:

Acquired Assets
Assets
Cash received	$1,392,000
Other assets	171,000
Land and improvements	11,200,000
Building and improvements	736,000
49% Non-controlling interest portion of Red Mountain	1,208,000

Total assets acquired	14,707,000

Liabilities
Accrued liabilities	10,000
Notes payable	4,278,000

Total liabilities assumed	4,288,000

Net assets acquired	$10,419,000

We recognized acquisition expense related to the acquisition of parking facilities of which includes a 7.5% guaranteed return of approximately $0.5 million to VRM I and VRM II for their investment in these properties. Additionally, we reimbursed VRM I and VRM II for the loss they incurred related to the sale of MVP PF Baltimore 2013, LLC and acquisition expenses. These expenses incurred in the acquisition of the parking facilities totaled $1,336,000.

Sale of Building A and Building C

On July 31, 2014, we completed the sale of our 58% interest in an office building in Las Vegas, Nevada (“Building C, LLC”) to VRM I and VRM II. On August 29, 2014, we completed the sale of our 100% interest in another office building in Las Vegas, Nevada (“Building A, LLC”) to VRM I and VRM II. The purchase price for both buildings is equal to the amount paid by us to acquire the buildings. Our acquisitions of Building C, LLC and Building A, LLC were within the past twelve (12) months. No commissions were paid in connection with the sale of Building C, LLC or Building A, LLC. The closing of the sale of Building A, LLC completes the disposition of all office properties previously owned by us.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for directing the management of our business and affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

We have a total of six directors, four of whom are independent of us, our advisor, our sponsor and our respective affiliates as determined in accordance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines. The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates. Our board has determined that each of Robert J. Aalberts, Nicholas Nilsen, John E. Dawson, Shawn Nelson and Daryl C. Idler, Jr. qualifies as an independent director under the NASAA REIT Guidelines.

We refer to our directors who are not independent as our “affiliated directors.” Currently, our affiliated director is Michael V. Shustek.  At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors, including at least a majority of the independent directors.

Our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. Our bylaws also provide for a lead independent director, who must be an individual who is not, and has not been during the past five years, an officer, director, employee or business associate of our advisor or any of its affiliates. Our board has designated Nicolas Nilsen as our lead independent director.  The independent directors will nominate replacements for vacancies among the independent directors.

Our board of directors is elected by our common stockholders on an annual basis. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

At such time as we are subject to Subtitle 8 of the MGCL, we have elected to provide that a vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

Responsibilities of Directors

The responsibilities of the members of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•	approving and reviewing the investment guidelines that our advisor must follow when acquiring real estate secured loans and real estate debt securities on our behalf without the approval of our board of directors;
•	approving and overseeing our debt financing strategies;
•	approving joint ventures, limited partnerships and other such relationships with third parties;
•	approving a potential liquidity transaction;
•	determining our distribution policy and authorizing distributions from time to time; and
•	approving amounts available for repurchases of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors meet quarterly or more frequently as necessary.

We will follow investment guidelines adopted by our board of directors and the investment and borrowing policies described in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Any change in our investment objectives as set forth in our charter must be approved by the stockholders.

In order to reduce or eliminate and address certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of our directors, our sponsor, our advisor, or any of their affiliates. The independent directors will also be responsible for reviewing from time to time but at least annually (1) the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed; (2) that our total fees and expenses are otherwise reasonable in light of our investment performance, our net assets, our net income, the fees and expenses of other comparable unaffiliated REITs and other factors deemed relevant by our independent directors; and (3) that the provisions of the advisory agreement are being carried out. Each such determination shall be reflected in the applicable board minutes.

Lead Independent Director

Our bylaws requires that at least one of the members of our board of directors must be an individual who is not, and has not been during the past five years, an officer, director (including an independent director), employee or business associate of our advisor or any of its affiliates, and that only a director who meets this standard may serve as our lead independent director. Under our bylaws, our lead independent director will have authority to convene and chair meetings of our independent directors to address such matters as the lead independent director deems appropriate. The lead independent director does not have any additional authority over the other independent directors, and the Company expects each independent director to participate fully and consider and vote upon all matters where they do not have a conflicting interest. However, if we are considering a transaction with an affiliate and all of our other independent directors are conflicted, then our lead independent director will have sole authority to approve or reject the proposed transaction.

Board Committees

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors.

Audit Committee

Our audit committee oversees our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	Selecting and hiring our independent auditors;
•	Evaluating the qualifications, independence and performance of our independent auditors;
•	Approving the audit and non-audit services to be performed by our independent auditors;
•	Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;
•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and
•	Reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations.

The audit committee operates under a written Audit Committee Charter adopted by our board of directors, which is available at www.mpvreits.com.  The audit committee is comprised of three directors, all of whom are independent directors and one of whom is deemed an audit committee financial expert meeting the requirements set forth in Section 407 of the Sarbanes Oxley Act of 2002. Our audit committee consists of Nicholas Nilsen, John Dawson and Robert J. Aalberts.  The Board also determined that Mr. Nilsen meets the audit committee financial expert requirements. For the year ended December 31, 2015, the audit committee held four meetings. . Our independent auditors and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee.

Nominating Committee

Our nominating committee was recently established in March 2016 to assist our board of directors by identifying individuals qualified to become directors.  Our nominating committee consists of Nicholas Nilsen, John Dawson and Robert J. Aalberts, all of whom are independent directors.

Our nominating committee operates under a charter adopted by our board of directors, which is available at www.mvpreits.com. Responsibilities of the nominating committee include, among other things:

•	Evaluating the composition, size, operations and governance of our board of directors and making recommendations regarding the appointment of directors;

•	Evaluating the independence of our directors and candidates for election to our board of directors; and

•	Evaluating and recommending candidates for election to our board of directors.

Compensation Committee

Our compensation committee was recently established in March 2016 to assist our board of directors relating to compensation of our directors and our advisor and to produce as may be required an annual report on executive officer compensation. Subject to applicable provisions of our bylaws and the advisory agreement with our advisor, our compensation committee is responsible for reviewing and approving compensation paid by us to our advisor.  Our compensation committee operates under a charter adopted by our board of directors, which is available at www.mvpreits.com. Our compensation committee consists of Nicholas Nilsen, John Dawson and Robert J. Aalberts, all of whom are independent directors.

Our board of directors may establish other committees to facilitate the management of our business.

Criteria for Selecting Directors

In evaluating candidates, our nominating committee will consider an individual’s business and professional experience, the potential contributions they could make to our Board and their familiarity with our business. Our nominating committee will consider candidates recommended by our directors, members of our management team and third parties. Our nominating committee will also consider candidates suggested by our stockholders. We do not have a formal process established for this purpose.

We do not have a formal diversity policy with respect to the composition of our Board of Directors. However, our nominating committee seeks to ensure that the Board of Directors is composed of directors whose diverse backgrounds, experience and expertise will provide the Board with a range of perspectives on matters coming before the Board.

Stockholders are encouraged to contact our nominating committee if they wish the committee to consider a proposed candidate. Stockholders should submit the names of any candidates in writing, together with background information about the candidate, and send the materials to the attention of the Company’s secretary at the following address: 12730 High Bluff Drive, Suite 110, San Diego, California 92130. Stockholders wishing to directly nominate candidates for election to the Board must provide timely notice in accordance with the requirements of our Bylaws , between the 150th and 120th days prior to the anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders; provided, however, that in connection with our first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150 day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120 day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

Compensation Committee Interlocks and Insider Participation

Other than Michael V. Shustek, no member of our board of directors served as an officer, and no member of our board of directors served as an employee, of the Company or any of its subsidiaries during the year ended December 31, 2015. In addition, during the year ended December 31, 2015, none of our executive officers served as a member of a compensation committee (or other committee of our board of directors performing equivalent functions or, in the absence of any such committee, our entire board of directors) of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our board of directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. We will provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive office at the address listed on the cover page of this prospectus.

Board Meetings and Annual Stockholder Meeting

The board of directors held eight meetings during the fiscal year ended December 31, 2015. Each director attended at least 75% of his board and committee meetings in 2015. Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend.

Independent Directors’ Review of Our Policies

Our independent directors have reviewed our policies described in this prospectus, as well as other policies previously reviewed and approved by our board of directors, including policies regarding our investments, leverage, conflicts of interest and disposition, and have determined that they are in the best interests of our stockholders because: (1) they increase the likelihood that we will be able to acquire additional investments to expand our portfolio of parking assets and maintain and manage our current portfolio of investments; (2) there are sufficient opportunities to acquire additional parking assets with the attributes that we seek; (3) our executive officers, directors and affiliates of our advisor have or have developed expertise with the type of real estate investments we seek; (4) borrowings should enable us to purchase assets and earn rental or management fee income more quickly; (5) best practices corporate governance and high ethical standards help promote long-term performance, thereby increasing our likelihood of generating income for our stockholders and preserving stockholder capital; and (6) our disposition policy provides us with the flexibility to time and structure property sales in a manner that will optimize our investment return.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Nick Neilson, Chairman of the MVP REIT Audit Committee, c/o Corporate Secretary, 8880 W. Sunset Road, Suite 240, Las Vegas, Nevada  89148.

The chairman of the audit committee will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he or she deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the audit committee to the members of the audit committee for review.

Directors and Executive Officers

The following table sets forth the names, ages as of June 30, 2016 and positions of the individuals who serve as our directors and executive officers as of June 30, 2016:

Name	Age	Title

Michael V. Shustek	57	Chief Executive Officer and Director
Edwin H. Bentzen IV	39	Chief Financial Officer
Dan Huberty	48	President
Robert J. Aalberts(1)	65	Independent Director
Nicholas Nilsen(1)	79	Independent Director
Shawn Nelson	49	Independent Director
John E. Dawson	58	Independent Director
Daryl C. Idler, Jr.	71	Independent Director

(1)	Member of the audit committee.

The following table sets forth the names, ages as of June 30, 2016 and positions of the individuals who serve as directors, executive officers and certain significant employees of MVP Realty Advisors (our advisor) or our affiliates:

Name	Age	Title

Michael V. Shustek	57	President and Chief Executive Officer
Edwin H. Bentzen IV	39	Chief Financial Officer

Michael V. Shustek has been Chief Executive Officer and a director of the Company since its inception.  He is also Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group since April 1999 and a Director and CEO of Vestin Realty Mortgage II, Inc., and Vestin Realty Mortgage I, Inc. since January 2006. In July 2012, Mr. Shustek became a principal of MVP AS.  During January 2013, Mr. Shustek became the sole owner of MVP AS. In February 2004, Mr. Shustek became the President of Vestin Group. In 2003, Mr. Shustek became the Chief Executive Officer of Vestin Originations, Inc.  In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990.  In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada’s history.  In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors.

Mr. Shustek has co-authored two books, entitled “Trust Deed Investments,” on the topic of private mortgage lending, and “If I Can Do It, So Can You.”  Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in Real Estate Law and Ethics.  Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.  As our founder and CEO, Mr. Shustek is highly knowledgeable with regard to our business operations and loan portfolio.  In addition, his participation on our board of directors is essential to ensure efficient communication between the Board and management.

On February 27, 2001, the Division of Securities of the Ohio Department of Commerce (the “Division”) issued a temporary suspension order against Vestin Realty Mortgage I, Inc. (previously known as DM Mortgage Investors, LLC) and Michael Shustek temporarily suspending the offer and sale of its securities in Ohio involving matters related to Vestin Realty Mortgage I, Inc. (the “Ohio Administrative Action”).  The Ohio Administrative Action required Vestin Realty Mortgage I, Inc. to correct certain statements made by Mr. Shustek in seminars conducted by Mr. Shustek in Ohio in February 2001 and explain that certain newspaper advertisements in Ohio placed by Vestin Mortgage were not intended to reflect the potential performance of Vestin Realty Mortgage I, Inc.  As a result of Vestin Realty Mortgage I, Inc. agreeing to take these and other certain actions, including making a rescission offer, on March 9, 2001, the Division issued an order revoking the temporary suspension order.

In 2006, the SEC conducted an investigation of certain matters related to Vestin Realty Mortgage I, Inc., Vestin Mortgage, LLC, Vestin Capital, Inc., Vestin Realty Mortgage II, Inc., and Vestin Fund III, LLC (“Fund III”). On September 27, 2006, the investigation was resolved through the entry of an Administrative Order by the SEC (the “Order”). Vestin Mortgage and its Chief Executive Officer, Mr. Shustek, and Vestin Capital (collectively, the “Respondents”), consented to the entry of the Order without admitting or denying the findings therein.

In the Order, the SEC found that the Respondents violated Section 17(a)(2) and (a)(3) of the Securities Act of 1933, as amended, through the use of certain slide presentations in connection with the sale of units in Fund III and in VRM II’s predecessor, Vestin Fund II, LLC (“Fund II”). The Respondents consented to the entry of a cease and desist order, the payment by Mr. Shustek of a fine of $100,000 and the implementation of undertakings with respect to future sales of securities. In addition, Mr. Shustek agreed to a suspension from association with any broker or dealer for a period of six months, which expired in March 2007. Mr. Shustek has since become licensed as an associated person and principal of MVP AS. In light of the SEC Order, certain states required heightened supervisory arrangements for Mr. Shustek as a condition of such licensing.

Mr. Shustek continues to serve as Chairman of the Board of Directors, Chief Executive Officer and director of Vestin Group, Inc., and as Chief Executive Officer and director of Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc. Accordingly, it is expected that Mr. Shustek will have less than 57% percent of his time available to commit to us while serving as a director and our Chief Executive Officer.

Edwin H. Bentzen IV was appointed as our Chief Financial Officer (CFO) as of June 14, 2016.  From August 2013 to June 2016, Mr. Bentzen had been the Chief Financial Officer of Western Funding, Inc. a subsidiary of Westlake Financial Services, a company that specializes in sub-prime auto financing.  From January 2013 to August 2013, Mr. Bentzen was the Assistant Vice President of Finance for Western Funding, and from October 2010 to January 2013, he was the corporate controller of Western Funding. Previous to his experience at Western Funding, Mr. Bentzen served in the capacity of Financial Analyst from January 2006 to April 2007 and then as corporate controller from April 2007 to October 2010 of Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc., which are the owners of MVP Realty Advisors, LLC, the Advisor to the Company.  Mr. Bentzen received his BS in Hotel Administration from the University of Nevada, Las Vegas in 1999 and his Masters of Science in Accountancy from the University of Nevada, Las Vegas in 2007.

Dan Huberty  Prior to joining MVP REIT as Vice President of Parking Operations, Dan spent nearly 25 years in various roles in and supporting the parking industry.  In addition to his current role at MVP, Dan also serves as Vice President of Sales and Acquisitions for JNL Parking since January 2015.  Most recently, Huberty served as an Executive Vice President of SP Plus, where he oversaw the southern division of the company. He was named to this position after successfully overseeing the transition of his team through the integration of Central Parking and Standard Parking. The company’s clients included some of the nation’s largest owners and operators of mixed-use projects, office buildings, hotels, stadiums and arenas, as well as, airports, hospitals and municipalities.

Prior to his role with SP Plus, he served as a Vice President for Clean Energy Fuels, the largest provider of Compressed Natural Gas in the Country focusing on the parking industry, from June 2009 through September 2011.  However, the majority of his career was spent with ABM Industries. During his nearly 17 years with ABM, Huberty served in various roles starting as a Facility Manager, working his way up to a Regional Manager, Regional Vice President, and finally Vice President of Sales for ABM’s Parking Division.  Huberty earned his BBA from Cleveland State University in 1991, and his MBA from the University of Phoenix in 1998.

Huberty is active in political affairs, serving as a State Representative for Texas House District 127, representing a constituency of more than 160,000 residents. Elected in 2010, he travels to the Capitol in Austin, Texas, every other year to represent them during the legislative session. Huberty also served as a Trustee for the Humble Independent School District from 2006 to 2010.

Huberty serves on the Board for the Be an Angel Fund, which is a non-profit board that supports profoundly deaf and handicap children in Texas.  Huberty is also a Board Member of the Lake Houston Chamber of Commerce in Harris County Texas, which has over 1,500 members focusing on growing the North East Region of Harris County.  Huberty is active in political affairs, serving as a State Representative for Texas House District 127, representing a constituency of more than 160,000 residents. Elected in 2010, he travels to the Capitol in Austin, Texas, every other year to represent them during the legislative session. Huberty also served as a Trustee for the Humble Independent School District which has 42,000 student, from 2006 to 2010, serving as its President from 2009-2010.

Daryl C. Idler, Jr. has been a director of the Company since its inception.  He has been President and Managing General Partner of Premier Golf Properties, LP, dba Cottonwood Golf Club in Rancho San Diego, California, since 2002 and a director of Vestin Realty Mortgage I, Inc. from January 2008 until he resigned in November 2013. From 2000 to 2002, Mr. Idler was Executive Vice President and General Counsel to Global Axcess Corp. (GAXC). From 1973 to 2000, Mr. Idler practiced corporate and real estate law in California, including both transactional aspects and litigation including litigation in numerous states.

Mr. Idler has significant experience with real estate related transactions. In 2001, Mr. Idler served as President and Managing Partner of the entity that acquired approximately 300 acres in San Diego County, home to the Cottonwood Golf Club, a 36-hole golf course and related facility. In 2005, Mr. Idler was involved in the acquisition of the neighboring historic Ivanhoe Ranch, comprised of 160 acres. During the past 14 years, Mr. Idler have been in charge of all aspects of the golf operations at the Cottonwood Golf Club, including acquisition and financing and real estate developments at the golf course.  Most recently he has directed the commencement of processing entitlements for 1272 active adult/age restricted units, to be followed by entitlement of 180 single family units, construction of a new clubhouse, restoration of riverine habitat and creation of a 100+ acre wetland mitigation bank, and upon conclusion, the reduction of the operating golf facility from 36 holes to 18 holes.  In addition, Mr. Idler is in the process of pursuing 100-120 estate-size home sites, stables, open space and vineyards at Ivanhoe Ranch.

Independent Directors of MVP REIT, Inc.

Robert J. Aalberts has been on the board of directors of the Company since its inception, and was a director of Vestin Group, Inc., from April 1999 to December 2005.He was a director for Vestin Realty Mortgage I, Inc., from January 2006 until he resigned in January 2008 and for Vestin Realty Mortgage II, Inc. from January 2006 until he resigned in November 2013. Presently, he is Clinical Professor of Business Law in the Smeal College of Business, at the Pennsylvania State University in University Park, PA.  Professor Aalberts held the Ernst Lied Professor of Legal Studies professorship in the Lee College of Business at the University of Nevada, Las Vegas from 1991 to 2014. Before UNLV, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport from 1984 to 1991. From 1982 through 1984, he served as an attorney for Gulf Oil Company in its New Orleans office, specializing in contract negotiations and mineral law. Professor Aalberts has co-authored books relating to the regulatory environment, law and business of real estate; including Real Estate Law (2015), now in its 9th edition, published by the Cengage Book Company. He is also the author of numerous legal articles dealing with various aspects of real estate, business and the practice of law.  Since 1992 Professor Aalberts has been the Editor-in-chief of the Real Estate Law Journal published by the Thomson-West Company. Professor Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana, a Masters of Arts from the University of Missouri, Columbia, and a Bachelor of Arts degree in Social Sciences, Geography from the Bemidji State University in Bemidji, Minnesota. He was admitted to the State Bar of Louisiana in 1982 (currently inactive status).

Nicholas Nilsen has been a director of the Company since its inception.  He has been involved in the financial industry for more than four decades. He has been in retirement during the past five years. Most recently, Mr. Nilsen served as a Senior Vice President of PNC Financial, a bank holding company, where he served from 1960 to 2000. He began his long career with PNC Financial as a stock analyst. Later, he managed corporate and Taft-Hartley pension plans for the bank. Mr. Nilsen served as an executive investment officer at the time of his retirement from PNC Financial. Mr. Nilsen is a CFA charter holder. Mr. Nilsen received a Bachelor’s degree from Denison University and a Master of Business Administration from Northwestern University.

John E. Dawson has been a director of the Company since its inception.  He was a director of Vestin Group from March 2000 to December 2005, was a director of Vestin Realty Mortgage II, Inc., from March 2007 until he resigned in November 2013 and was a director for Vestin Realty Mortgage I, Inc. from March 2007 until January 2008.  Since January of 2015 Mr.  Dawson has been a Partner at the International law firm of Dickinson Wright PLLC.  Mr. Dawson was a partner of the Las Vegas law firm of Lionel Sawyer & Collins from 2005 until its closing in December of 2014.  Previous to that, from 1995 to 2005, Mr. Dawson was a partner at the law firm of Marquis & Aurbach.  Mr. Dawson received his Bachelor’s Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

Shawn Nelson been a director of the Company since June 2015.  Since June, 2010, Mr. Nelson has served as a member of the Orange County Board of Supervisors in Orange County California, serving as chairman in 2013 and 2014. Mr. Nelson currently serves as the Chairman of the Southern California Regional Rail Authority (Metrolink), Director of the Orange County Transportation Authority having served as the chair in 2014, and is a director of the South Coast Air Quality Management District, Southern California Association of Governments, Transportation Corridor Agency, Foothill/Eastern, Southern California Water Committee, Orange County Council of Governments and Orange County Housing Authority Board of Commissioners. From 1994 to 2010 Mr. Nelson was the managing partner of the law firm of Rizio & Nelson.  From 1992-1994 he was the Leasing Director/Project Manager of S&P Company.  Prior to that, from 1989 to 1992 Mr. Nelson served as the Leasing Director/Acquisitions Analyst for IDM Corp and from 1988 to 1989 he served as a Construction Superintendent for Pulte Home.  Mr. Nelson has a Bachelor of Science degree in business with a certificate in real property development from the University of Southern California and a Juris Doctor Degree from Western State University College of Law.

Our directors and executive officers will serve until their successors are elected and qualify. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Other Key Employees of our Advisor

As previously disclosed in our quarterly report for the period ended June 30, 2014, our advisor hired John Roy and Lance Miller in August 2014 to serve as its Chief Investment Officer and Chief Technology Officer.  Mr. Roy and Mr. Miller are also the co-founders and primary owners of JNL Parking, LP, a brokerage and consulting company specializing in the parking industry.  As part of Mr. Roy and Mr. Miller’s employment arrangement with our advisor, each of them, through JNL Parking, has agreed to grant the Company a right of first refusal on all listings by JNL Parking for investments in parking facilities.

As a result of the continued affiliations with JNL Parking, Mr. Roy and Mr. Miller may receive, through JNL Parking, commissions, fees and other compensation from the Company, our advisor and its affiliates, including in the event that the Company exercises its right of first refusal on a listing by JNL Parking.  The receipt of such commissions, fees and other compensation through JNL Parking could influence Mr. Roy’s and Mr. Miller’s advice to us, in their capacity as our advisor’s Chief Investment Officer and Chief Technology Officer.  Among other matters, these compensation arrangements could affect their judgment by directing the Company’s acquisitions of investments to those parking investments listed by JNL Parking, which will entitle Mr. Roy and Mr. Miller, through their ownership interest in JNL Parking, to commissions, fees and other compensation if the Company acquires such investments.  We may also encounter conflicts of interest in enforcing our rights against JNL Parking in the event of a default by or disagreement with JNL Parking or in invoking powers, rights or options pursuant to any agreement between us and JNL Parking.  We seek to mitigate these conflicts by requiring that the independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and JNL Parking or any of its affiliates (including the payment of any commissions, fees and other compensation to JNL Parking) as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Compensation of Executive Officers and Directors

Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Each of these individuals receives compensation from our sponsor for his services, including services performed for us and for our advisor. As executive officers of our advisor, these individuals will manage our day-to-day affairs and carry out the directives of our board of directors in the review and selection of investment opportunities and will oversee and monitor our acquired investments to ensure they are consistent with our investment objectives. The duties that these executive officers will perform on our behalf will also serve to fulfill the corporate governance obligations of these persons as our appointed officers pursuant to our charter and bylaws. As such, these duties will involve the performance of corporate governance activities that require the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act of 2002, as amended, for filing with our periodic reports. Although we will reimburse the advisor for certain expenses incurred in connection with providing these services to us, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key personnel of our advisor, will be entitled to receive awards in the future under our equity incentive plan as a result of their status as key personnel of our advisor, although we do not currently intend to grant any such awards.

Independent Directors

We pay each of our independent directors an annual retainer of $25,000 (to be prorated for a partial term), plus the audit committee chairperson receives an additional $5,000 annual retainer (to be prorated for a partial term). Each independent director also will receive $500 for each meeting of the board of directors attended in-person or by telephone. In addition, our directors may be entitled to receive awards in the future under our equity incentive plan, although we do not currently intend to grant any such awards.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director. The following table sets forth information with respect to our director compensation during the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)($)	Total ($)
Nicholas Nilsen	$36,000	$--	$--	$--	$--	$--	$36,000
Robert J. Aalberts	$30,500	--	--	--	--	--	$30,500
Daryl Idler Jr	$28,500	--	--	--	--	--	$28,500
Shawn Nelson	$14,000	--	--	--	--	--	$14,000
John E. Dawson	$30,500	--	--	--	--	--	$30,500
Fredrick J. Leavitt(2)	$29,500	--	--	--	--	--	$29,500

(1)	Amount represents reimbursement of travel and other expenses incurred by directors to attend various director meetings.
(2)	On February 19, 2016, the Board of Directors of MVP REIT, Inc. accepted the resignation of Fredrick Leavitt as a director. The Board has decided, at this time, not to fill the vacancy.

Equity Incentive Plan

The Company has adopted an equity incentive plan.  The equity incentive plan offers certain individuals an opportunity to participate in the Company’s growth through awards in the form of, or based on, the Company’s common stock.  The Company has authorized and reserved an aggregate maximum of 300,000 shares for issuance under the equity incentive plan. The Company has no current intention to issue any awards under the equity incentive plan but may do so in the future in order to attract and retain qualified directors, officers, employees, and consultants.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors’ and officers’ liability insurance.

Maryland law permits a permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses that they incur by reason of their service in those capacities. However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

1)	the party seeking indemnification has determined has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
2)	the party seeking indemnification was acting on behalf of or performing services for us;
3)	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;
4)	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and
5)	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter also provides that we may advance funds to our directors, our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;
•	the party seeking advancement has provided us with written affirmation of his or her good faith belief that he has met the standard of conduct necessary for indemnification;
•	the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his, her or its capacity as such and a court of competent jurisdiction approves such advancement; and
•	the party seeking advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is found not to be entitled to indemnification.

 Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also intend to cover officers and directors under directors’ and officers’ liability insurance, which we expect to obtain by the time we raise the minimum offering amount.

MANAGEMENT COMPENSATION

Our advisor and its affiliates received compensation, fees and expense reimbursement in connection with our initial public offering (which ended in September 2015), and will continue to receive compensation, fees and expense reimbursements for services related to the investment and management of our assets, subject to the review and approval of our independent directors. Certain fees and expense reimbursements for services will be paid by us while other fees and expense reimbursements for services will be paid by third parties.  The most significant items of compensation payable to our advisor and its affiliates are described under “Description of Advisor Fees and Compensation” and the total fees and compensation incurred by us and paid or payable to our advisor and its affiliates for the years ended December 31, 2015 and 2014 are set forth under “Management Compensation Summary” below.

Description of Advisor Fees and Compensation

Fees and Expense Reimbursements Paid by Us:

Type of Fee and Recipient	Description and Method of Computation

Organizational and Offering Stage(1)

Selling Commission(2)
3.00% of the gross offering proceeds in our initial public offering, subject to reductions based on volume and for certain categories of purchasers. No selling commissions are payable on shares sold under the distribution reinvestment plan. See “Plan of Distribution.”

Organizational and Offering Expense Reimbursement — Advisor or its Affiliates(3)
To date, our advisor has paid organization and offering expenses on our behalf. Subject to certain conditions, we are obligated to reimburse our advisor for these out of pocket costs and future organization and offering costs it may incur on our behalf. After we have reimbursed $100,000 of such costs, no additional reimbursements will be made unless the aggregate amount of such reimbursements does not exceed 0.75% of the gross offering proceeds as of the date of reimbursement.

Type of Fee and Recipient	Description and Method of Computation

Investment Activities(4)

Acquisition Fee(4) — Advisor or its Affiliates	Three percent (3%) of the purchase price of (i) any real estate or (ii) any loan acquired at a discount, provided, however, that we will not pay any fees when acquiring loans from affiliates.

Acquisition Expenses(4) — Advisor or its Affiliates
We will reimburse our advisor for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. We may recoup all or a portion of these expenses from the borrower in connection with each loan.

Loan Brokerage Fees(4) — Mortgage Company (may be Affiliate of Advisor)
Fees consisting of 2.00% to 6.00% of each loan, based upon local market conditions, will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.

Loan Evaluation and Processing Fees(4) — Advisor or its Affiliates
Fees consisting of no more than 1.00% of each loan will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.

Type of Fee and Recipient	Description and Method of Computation

Operational Stage

Asset Management Fees(4) — Advisor or its Affiliates
A monthly asset management fee at an annual rate equal to 0.85% of (i) the fair market value of all assets then held by us or (ii) our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement excluding (only for clause (ii)) debt financing obtained by us or made available to us. The fair market value of real property shall be established at least once every two years through an appraisal, based upon the real property’s then current condition and location without warranties as to the condition and/or fitness of the property for a particular use (or an “As-Is”, “Where-Is” appraisal). Appraisals will be performed by an independent appraiser who is MAI qualified. The fair market value of real estate-related secured loans shall be equal to the face value of such loan, unless it is non-performing, in which case the fair market value shall be equal to the book value of such loan. The asset management fee will be reduced to 0.75% if we are listed on a national securities exchange.

Asset Management Fee on Mortgage Assets. Notwithstanding the foregoing, no asset management fee will be paid or payable with respect to any mortgage assets held by us at this time. We will not pay any asset management fee on any of our mortgage assets unless we restructure our mortgage program in a manner consistent with the NASAA Mortgage Program Guidelines that would permit us to pay an asset management fee on our mortgage assets, including making available 84% of our capital contribution to invest in mortgages assets. We have no present intention to revise our investment strategy in a manner that would permit such payment under the NASAA Mortgage Program Guidelines, but may elect to do so in the future. If we do make such an election to restructure our mortgage program, then, subject to satisfaction of the requirements of the NASAA Mortgage Program Guidelines, we may pay our advisor or its affiliates an annual asset-based fee equal to 0.75% of the “Base Amount” (as defined in the NASAA Mortgage Program Guidelines) of the capital contributions, if any, committed to investments in mortgages and 0.5% of the capital contributions temporarily held while awaiting investments in mortgages, in addition to any other fees and compensation that is allowed under the NASAA Mortgage Program Guidelines.

Debt Financing Fees(4) — Advisor or its Affiliates
A monthly debt financing fee at an annual rate equal to 0.25% of the aggregate debt financing obtained by us or made available to us, such as mortgage debt, lines of credit, and other term indebtedness, including refinancings. In the case of a joint venture, we would pay this fee only on our pro rata share.

Operating Expenses — Advisor or its Affiliates(4)(5)(6)
We will reimburse the Advisor for 100% of actual, documented expenses paid or incurred in connection with services provided to us, including audit, accounting and legal fees, and other fees for professional services by third parties. We will reimburse our advisor no less than monthly for any such expenses. Notwithstanding the foregoing, until the first anniversary of the occurrence of a Liquidity Event, we will not be obligated to reimburse our advisor for the following expenses:

(i) any personnel or related employment costs incurred by our advisor or its affiliates in performing services to us pursuant to our advisory agreement, including, without limitation, salary and benefits of employees and overhead, whether incurred prior to or after the date of the amendment;

(ii) rent, utilities and other third party costs for office space;

(iii) board fees and out-of-pocket expenses incurred for board and stockholder meetings; and

(iv) out-of-pocket expenses of providing services for and maintaining communications with stockholders.

A “Liquidity Event” is defined in our advisory agreement as (i) a listing of our shares on a national securities exchange, or (ii) a merger, sale of all or substantially all of our assets or another transaction approved by our board in which our stockholders will receive cash and/or shares of a publicly traded company. Pursuant to our advisory agreement, we will be obligated to reimburse our advisor for the foregoing expenses but only to the extent incurred by our advisor or its affiliates from and after the first anniversary of a Liquidity Event.

Property Management and Leasing Fees — Advisor or its Affiliates(4)
A monthly market-based fee for property management services of up to 6.00% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers. The aggregate property management fees charged by our property manager and any subcontractor shall not exceed 6.00% of the gross revenues generated by our properties. Notwithstanding the foregoing, no property management fee will be paid on any real property owned that are subject to triple net leases pursuant to which the tenants pay all or a majority of all real estate taxes, building insurance, and maintenance expenses.

Type of Fee and Recipient	Description and Method of Computation

Liquidity Stage

Disposition Fee(4) — Advisor or its Affiliates
For substantial assistance in connection with the sale of real property, as determined by our independent directors, we will pay our advisor or its affiliate the lesser of (i) 3.00% of the contract sale price of the real property sold or (ii) 50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed the lesser of the customary commission or an amount equal to 6.00% of the contract sales price. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any real property. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment; provided, however, that our advisor or its affiliates may receive an exit fee or a prepayment penalty, paid by the borrower. If we take ownership of a real property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such real property equal to 3.00% of the sales price. With respect to real property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.

Shares Issuable Upon Conversion of Convertible Stock — Advisor or its Affiliates
We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of our common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital; or (B) (i) we list our common stock for trading on a national securities exchange and (ii) (x) the sum of the aggregate market value of the issued and outstanding shares of our common stock plus the aggregate amount of all distributions on our common stock exceeds (y) the sum of the aggregate capital contributed by investors (less any capital returned in the form of distributions) plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors; or (C) our advisory agreement is terminated or not renewed, but only if at the time of such termination or non-renewal, the requirements for conversion set forth in either of the immediately preceding clause (A) or (B) also shall have been satisfied. For purposes of such calculation, the market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed for trading on a national securities exchange. In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion.

Type of Fee and Recipient	Description and Method of Computation

Fees and Expense Reimbursements by Third Parties

Late Fees on Acquired Loans — Advisor or its Affiliates	In the event late fees become due, such fees will be evenly split between us and our advisor.

Loan Servicing Fees — Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 0.25% of outstanding principal (paid annually) will be paid by the borrower.

Loan Extension and Loan Modification Fees — Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 2.00% to 5.00% of outstanding principal, based upon local market conditions, will be paid by the borrower.

(1)	The total compensation related to our organization and offering activities, which includes selling commissions payable to participating selling agents (but excluding sponsor commissions and sponsor due diligence fees not payable by us as described under “Management Compensation – Commissions and Fees Paid by the Sponsor”) and organizational and offering expense reimbursements payable to our advisor, will not exceed 3.75% of the gross offering proceeds in our primary offering, which ended in September 2015.
(2)	The selling commission was reduced or waived in connection with certain categories of sales, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates.
(3)	Our advisor in its sole discretion may defer any fee or expense reimbursement payable to it under the advisory agreement or may take such fees or expense reimbursements in shares at a price of $9.00 per share. All or any portion of such fees or expense reimbursements that are deferred, will not accrue interest and will be paid when the advisor determines.
(4)	We will reimburse our advisor for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. The total of all acquisition fees and acquisition expenses, which include loan brokerage fees and loan evaluation and processing fees, will not exceed 6.0% of the purchase price of any real property acquired or, in the case any real estate secured loan, 6.0% of the total amount of loan proceeds advanced; provided, however, that a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit based on their determination that the transaction is commercially competitive, fair and reasonable to the Company.
(5)	Included in reimbursement of actual expenses incurred by advisor or its affiliates are our allocable share of the advisor’s overhead, such as rent, utilities, IT, and costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. We will not reimburse our advisor, however, for the salaries and benefits paid to any of our named executive officers.
(6)	Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before deducting depreciation, bad debts or other non-cash reserves and the average book value of securities, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, bad debts or other similar non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “Conflicts of Interest—Limitation on Operating Expenses.”

Commissions and Fees Paid by the Sponsor

In connection with our initial public offering, which ended in September 2015, our sponsor paid, or caused its affiliates (other than MVP REIT, Inc.) to pay, the following selling commission, trailing commission and due diligence fee to any unaffiliated selling agent that we engaged to act as a selling agent in the offering pursuant to the terms of a selling agreement. We refer to such selling commissions and trailing commissions, collectively, as the “sponsor commissions” and such due diligence fees as the “sponsor due diligence fees.” The sponsor commissions and sponsor due diligence fees were paid only in connection with the primary offering of up to $500,000,000 shares of our common stock in the initial public offering. No sponsor commissions or sponsor due diligence fees will be payable with respect to any sales made pursuant to our distribution reinvestment plan.

MVP REIT, Inc. will not (and did not) pay any portion of the sponsor commissions and sponsor due diligence fees and has no obligation of any kind to pay such commissions and fees. The selling agents agreed not to seek payment of the sponsor commissions and sponsor due diligence fees from MVP REIT, Inc. Therefore, payment of the sponsor commissions and sponsor due diligence fees did not reduce the net proceeds available to us from the sale of our shares in the initial public offering.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering[1]

Sponsor Selling Commission — Selling Agents	4.00% of the selling price of each share of our common stock for which a sale is completed from the shares offered in our primary offering, which we refer to as the share selling price.	$20.0 million (assuming that the sponsor selling commission is payable with respect to all shares sold in the primary offering)

Sponsor Trailing Commission — Selling Agents
Sponsor trailing commissions in the amount of (i) one-half percent (0.50%) of the share selling price, payable by our sponsor on an annual basis within 30 days following each of the 4th and 5th anniversaries of the applicable share purchase date, and (ii) one-quarter percent (0.25%) of the share selling price, payable by our sponsor within 30 days following the 6th anniversary of the applicable share purchase; provided that, no sponsor trailing commission shall be payable if, prior to the applicable payment date, (a) the shares upon which the sponsor trailing commission are being paid have been redeemed, sold, transferred or otherwise disposed of; or (b) the shares have been listed on a national securities exchange.
$6.25 million (assuming that the entire sponsor trailing commission is payable with respect to all shares sold in the primary offering)

Sponsor Due Diligence Fee — Selling Agents	A one-time fee of up to one and one-quarter percent (1.25%) of the share selling price for due diligence expenses payable by our sponsor.	$6.25 million (assuming that the entire sponsor due diligence fee is payable with respect to all shares sold in the primary offering)

1	Payment of the sponsor commissions and sponsor due diligence fees did not reduce the net proceeds available to us as a result of such sales. Each selling agent under the amended selling agreement providing for the payment of the sponsor commissions and sponsor due diligence fees has acknowledged and agreed that:

•	MVP REIT, Inc. shall have no obligation whatsoever to pay any portion of the sponsor commissions or sponsor due diligence fees;

•	MVP REIT, Inc. shall not be subject to any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities whatsoever with respect to any sponsor commissions or sponsor due diligence fees and none of our assets shall be used in any way to pay for, or support the payment of, any sponsor commissions or sponsor due diligence fees.

•	the selling agent shall not bring any action, suit or other proceeding against MVP REIT, Inc. or any of our assets with respect to any sponsor commissions or sponsor due diligence fees, including without limitation any proceeding claiming nonpayment of a sponsor commissions or sponsor due diligence fees by our sponsor; and

•
if the selling agent brings any such action against MVP REIT, Inc. which is prohibited by the selling agreement, then the selling agent shall be required to fully indemnify us for all of our costs and expenses, including attorneys’ fees, incurred in connection with defending such action; and

•	the aggregate amount of the sponsor commissions, including the sponsor trailing commission, and sponsor due diligence fees, when added to the commissions payable by us, may not exceed 10% of the gross proceeds we derive from the sale of the shares for which such fees are payable.

MANAGEMENT COMPENSATION SUMMARY

The following table summarizes all compensation and fees incurred by us and paid or payable to our advisor and its affiliates in connection with our organization, our initial public offering and our operations for the years ended December 31, 2015 and 2014.

	For the year ended December 31, 2015	For the year ended December 31,2014
Selling Commissions – related party	$--	$2,000
Acquisition Fees – related party	2,649,000	1,856,000
Asset Management Fees	500,000	350,000
Debt Financing Fees	66,000	29,000
Total	$3,215,000	$2,237,000

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below. For a discussion of the risks we face related to conflicts of interest, see “Risk Factors—Risks Related to Conflicts of Interest.”

Interests in Other Affiliated Entities

Some of our officers are officers or employees of our sponsor, our advisor and other affiliated entities, which will receive fees in connection with our operations. Michael V. Shustek is our Chairman and Chief Executive Officer and also serves as the manager of our sponsor. Mr. Shustek controls our sponsor and indirectly controls our advisor. Several employees of our advisor and its affiliates are associated with Vestin Mortgage, LLC, which manages Vestin Realty Mortgage I, Inc. (“VRM I”) and Vestin Realty Mortgage II, Inc. (“VRM II”), two  companies engaged primarily in the business of investing in loans secured by commercial real estate. Certain of our officers also own an economic interest in VRM I and VRM II. Mr. Shustek also indirectly owns a licensed mortgage broker which will receive an immediate benefit on loan originations through the payment of up-front fees from borrowers irrespective of the risk we may bear in connection with our ability to collect on such loans.

In addition, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by affiliates. Present activities of these affiliates include investments in real property and real estate secured loans that meet our investment objectives.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in investing in real estate secured loans, real estate debt securities, real estate equity investments and the acquisition, ownership, development, management, leasing or sale of real property. No affiliate is prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.

We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to us with respect to those activities in which they are involved.

Ownership of Our Advisor

In December 2013, VRM I and VRM II acquired from our sponsor all of its ownership interest in our advisor. As a result, VRM I and VRM II now own 40% and 60%, respectively, of our advisor. Pursuant to the transfer agreements entered into in December 2013, neither VRM I nor VRM II paid any up-front consideration for the acquired interests, but each will be responsible for its proportionate share of future expenses of our advisor. In recognition of our sponsor’s substantial investment in our advisor for which our sponsor received no up-front consideration, the transfer agreements and the amended operating agreement of our advisor further provide that once VRM I and VRM II have been repaid in full for any capital contributions to our advisor or for any expenses advanced on our advisor’s behalf (“Capital Investment”), and once they have received an annualized return on their Capital Investment of 7.5%, then our sponsor will receive one-third of the net profits of our advisor.

Competition

We may compete with affiliates, including VRM I, VRM II and MVP REIT II, for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliates. Our advisor will be required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our advisor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire property. Conflicts of interest will exist to the extent that we own or manage real property in the same geographic areas where real property owned or managed by other affiliates are located. In such a case, a conflict could arise in the leasing of real property in the event that we and another affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real property in the event that we and another affiliate were to attempt to sell similar real property at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers and directors and the key real estate, finance and securities professionals of our sponsor performing services on behalf of our advisor are also officers, directors, managers and/or key professionals of our sponsor and our advisor. As a result, they owe duties to each of these entities and their stockholders, members and limited partners. These duties may from time to time conflict with the fiduciary duties that they owe to us.

Allocation of Investment Opportunities

Affiliates of our sponsor currently manage VRM I , VRM II and MVP REIT II, and may manage in the future other active real estate programs, which have investment strategies similar to us. Many investment opportunities that are suitable for us may also be suitable for other programs managed by affiliates of our sponsor. We, our sponsor, our advisor and other affiliates share certain of the same executive officers and key employees. We rely on our executive officers and our sponsor’s key real estate, finance and securities professionals who act on behalf of our advisor to identify suitable investments. Our sponsor and other affiliated entities also rely on these same key real estate, finance and securities professionals. Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates. When a real estate, finance or securities professional of our sponsor or affiliated entities directs an investment opportunity to our sponsor or any affiliate, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. The factors that will be considered when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our sponsor and the other affiliated entities;

•	the cash requirements of our sponsor and its affiliates;

•	the portfolio of our sponsor and its affiliates by type of investment and risk of investment;

•	the policies of our sponsor and its affiliates relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase;

•	the size of the investment; and

•	the amount of funds available to our sponsor and its affiliates and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of an affiliated program and the opportunity is equally suitable for us and the affiliate, our advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. In making such allocation, our advisor will take into account, among other factors, the length of time that has elapsed since a program was offered and accepted an investment opportunity. If a subsequent event or development causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another affiliate may make the investment. Our board of directors, including a majority of the independent directors, will determine at least annually, whether the method for allocating investment opportunities is applied fairly to us.

While these are the current procedures for allocating our sponsor’s investment opportunities, our sponsor may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, our sponsor may revise this allocation procedure. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our sponsor, thereby reducing the number of investment opportunities available to us.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate, finance and securities professionals at our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor, our affiliated selling agent and other affiliated entities, including the advisory agreement and our selling agreement with our affiliated selling agent;

•	public offerings of equity by us, which will likely entitle our affiliated selling agent to earn additional selling commissions and our advisor to acquisition fees, and increased asset management fees and asset servicing fees;

•	acquisitions of investments at higher purchase prices, which entitle our advisor to higher asset management fees and asset servicing fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of, real property from other affiliated entities, might entitle affiliates of our advisor to disposition fees or other compensation from the seller in connection with such sales; and

•	sales of real property, which entitle our advisor to disposition fees.

Affiliated Property Manager

Our real properties may be managed and leased by an affiliated property manager and in the future there is potential for a number of the members of our advisor management team and our property manager to overlap. As a result, when the property manager is an affiliate, we will not have the benefit of independent property management to the same extent as if our advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager may be an affiliate, our agreements with an affiliated property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Transactions with JNL Parking

In August 2014, our advisor hired John Roy and Lance Miller to serve as its Chief Investment Officer and Chief Technology Officer. Mr. Roy and Mr. Miller are also the co-founders and primary owners of JNL Parking, LP, a brokerage and consulting company specializing in the parking industry. As part of Mr. Roy and Mr. Miller’s employment arrangement with our advisor, each of them, through JNL Parking, has agreed to grant the Company a right of first refusal on all listings by JNL Parking for investments in parking facilities.

As a result of the continued affiliations with JNL Parking, Mr. Roy and Mr. Miller may receive, through JNL Parking, commissions, fees and other compensation from the Company, our advisor and its affiliates, including in the event that the Company exercises its right of first refusal on a listing by JNL Parking. The receipt of such commissions, fees and other compensation through JNL Parking could influence Mr. Roy’s and Mr. Miller’s advice to us, in their capacity as our advisor’s Chief Investment Officer and Chief Technology Officer. Among other matters, these compensation arrangements could affect their judgment by directing the Company’s acquisitions of investments to those parking investments listed by JNL Parking, which will entitle Mr. Roy and Mr. Miller, through their ownership interest in JNL Parking, to commissions, fees and other compensation if the Company acquires such investments. We may also encounter conflicts of interest in enforcing our rights against JNL Parking in the event of a default by or disagreement with JNL Parking or in invoking powers, rights or options pursuant to any agreement between us and JNL Parking. We seek to mitigate these conflicts by requiring that the independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and JNL Parking or any of its affiliates (including the payment of any commissions, fees and other compensation to JNL Parking) as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among us and affiliates, including our advisor and our affiliated selling agent, were not negotiated at arm’s-length. Such agreements, contracts or arrangements include our advisory agreement. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures will eliminate the conflicts of interest or reduce the risks related thereto.

Lack of Separate Legal Representation

Levine, Garfinkel & Eckersley, Morrison & Foerster LLP and Venable LLP have acted as special counsel to us, our advisor and our sponsor in connection with this offering and may in the future act as counsel for each such company. Levine, Garfinkel & Eckersley, Morrison & Foerster LLP and Venable LLP also serve, and may in the future serve, as counsel to certain affiliates of our advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Our Affiliates

Subject to approval by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers in such joint venture, we may enter into joint ventures or other arrangements with our affiliates. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of real property or real estate-related assets, including real estate secured loans and debt securities, may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates. None of the agreements that provide for fees and other compensation to our advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.

Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees payable to our advisor, and the property management fees payable to our property manager, will generally be payable regardless of the quality of the real property, real estate related loans, and real estate-related assets acquired or the services provided to us.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Listing versus Liquidation

The initial decision about whether or not to list our shares on an exchange or liquidate will be made by our board of directors after consultation with our advisor. Any decision to liquidate will be subject to approval of our stockholders. Our advisor and the members of our board of directors who are affiliated with our advisor may be subject to a conflict of interest in evaluation of the choice between listing and liquidation. In this regard, if we liquidate, our advisor will no longer earn a monthly asset management fee based upon the fair market value of our assets, nor will it be eligible to continue to earn the various transaction-based fees (other than those related to liquidation of our assets) described under “Management Compensation.” If we are listed rather than liquidated, our advisor will continue to receive the asset management fee and will be eligible to earn transaction-based fees.

Our board of directors has a fiduciary obligation to recommend the course of action that it believes in good faith to be in the best interest of shareholders taken as a whole. A majority of the members of our board of directors are not affiliated with our advisor and qualify as “independent directors” in accordance with the requirements for independence set forth under the NASAA REIT Guidelines.

Internalization of Management Functions

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and the personnel that our advisor utilizes to perform services on its behalf for us. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share attributable to your investment. Additionally, although we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease our net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of advisory fees we would save or the costs we would incur if we become self-managed. If the expenses we assume as a result of internalization are higher than the expenses we avoid paying to our advisor, our income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions. If we internalize our management functions, we could have difficulty integrating these functions as a stand- alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments.

Certain Conflict Mitigation Measures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Advisor Compensation

The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with MVP Realty Advisors, LLC without cause or penalty on 60 days’ written notice. MVP Realty Advisors, LLC may terminate our advisory agreement with good reason on 60 days’ written notice.

Independent Directors

The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by our advisor. Accordingly, serving on the board of two other REITs sponsored by our sponsor or advised by our advisor will not, in and of itself, disqualify any of our directors as an independent director under the NASAA REIT Guidelines. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates.

A majority of our board of directors, including a majority of the independent directors, must determine the method used by our advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is fair and reasonable to us. Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the full board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement;

•	transactions with affiliates, including our directors and officers;

•	awards under our equity incentive plan; and

•	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Role of the Lead Independent Director

Our bylaws requires that at least one of the members of our board of directors must be an individual who is not, and has not been during the past five years, an officer, director (including an independent director), employee or business associate of our advisor or any of its affiliates, and that only a director who meets this standard may serve as our lead independent director. Under our bylaws, our lead independent director will have authority to convene and chair meetings of our independent directors to address such matters as the lead independent director deems appropriate. The lead independent director does not have any additional authority over the other independent directors, and the Company expects each independent director to participate fully and consider and vote upon all matters where they do not have a conflicting interest. However, if we are considering a transaction with an affiliate and all of our other independent directors are conflicted, then our lead independent director will have sole authority to approve or reject the proposed transaction.

Our Acquisitions

We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, the advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.

The consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Real Estate Secured Loans Involving Affiliates

Our charter prohibits us from investing in or making real estate secured loans in which the transaction is with our sponsor, our advisor, our directors or any of their affiliates, unless an independent appraiser appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. However, we may acquire an investment in a loan payable by our advisor or any of its affiliates, when our advisor has assumed the obligations of the borrower under that loan through a foreclosure on the property. In addition, we may invest in loans that were originated by affiliates provided the loan(s) otherwise satisfy all of our lending criteria. Our charter also prohibits us from making or investing in any real estate secured loans that are subordinate to any real estate secured loan or equity interest of our sponsor, our advisor, our directors or any of their affiliates.

In addition, we may participate in loans with our affiliates, but only provided that a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Typically, we participate in loans if:

•	We did not have sufficient funds to invest in an entire loan;

•	We are seeking to increase the diversification of our loan portfolio; or

•	A loan fits within our investment guidelines, however it would be disproportionately large given our then existing portfolio.

We will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

The foregoing restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. To the extent that we contemplate any transactions with affiliates, members of our board who serve on the board of the affiliated entity will be deemed “interested directors” and will not participate in approving or making other substantive decisions with respect to such related party transactions.

Limitation on Operating Expenses

After commencement of this offering, in compliance with the NASAA REIT Guidelines, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average of the aggregate monthly book value of our assets during a specified period invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

While our charter permits us to pay our advisor an incentive fee equal to an interest in the gain from the sale of an asset for which full consideration is not paid in cash or property of equivalent value, we do not intend to pay such an incentive fee in the foreseeable future. Our charter provides that amount or percentage of such incentive fee must be reasonable, and is considered presumptively reasonable if it does not exceed 15% of the net proceeds from the sale of the asset remaining after payment to our stockholders, in the aggregate, of an amount equal to 100% of the invested capital, plus an amount equal to six percent of the invested capital per annum cumulative. In the case of multiple advisors, such advisor and any of their affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the assets by each respective advisor or any affiliate.

Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses or any portion thereof. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review the total fees and expense reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

In addition, no option, warrant or any other equity award will be issued under our equity incentive plan or otherwise to our advisor, our sponsor or any of their affiliates, if the issuance of any such award would result in a violation of any applicable NASAA REIT Guidelines, including the limitations imposed under the NASAA REIT Guidelines on our total operating expenses (after giving effect to the expense associated with such equity award). Please see the prospectus section entitled “Conflicts of Interest—Limitations on Operating Expenses” for more information regarding the NASAA REIT Guidelines’ limitations on operating expenses.

Reports to Stockholders

We will prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;
•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and
•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of the following real estate programs managed by affiliates of our sponsor:

•	MVP REIT II, Inc., or MVP REIT II;

•	Vestin Realty Mortgage I, Inc., or VRM I;

•	Vestin Realty Mortgage II, Inc., or VRM II;

•	Vestin Fund III, LLC, or Fund III;

•	NOW Fund I, L.P., or NOW Fund I; and

•	NOW Fund II, L.P., or NOW Fund II.

Each of these programs has similar investment objectives to our company. In addition, MVP REIT II, VRM I, VRM II and Fund III are subject to the information and reporting requirements of the Exchange Act, and have filed periodic reports, proxy statements, quarterly reports on Form 10-Q and annual reports on Form 10-K containing audited financial information for each year of operation with the SEC. These filings are available to you for free on the SEC’s website at www.sec.gov. We will also provide, upon request, for no fee, the most recent Form 10-K filed with the SEC by MVP REIT II, VRM I, VRM II and Fund III. We will provide the exhibits to such filing for a reasonable fee.

The returns to our stockholders will depend in part on the mix of investments in real estate and other assets in which we invest. Because our portfolio is unlikely to mirror the portfolio of the other real estate programs managed by affiliates of our sponsor, the returns to our stockholders will vary from those generated by MVP REIT II, VRM I, VRM II, Fund III, NOW Fund I or NOW Fund II. You should not assume the past performance of the other real estate programs managed by affiliates of our sponsor will be indicative of our future performance.

Prior Investment Programs

During the ten-year period ended December 31, 2015, our sponsor and its affiliates sponsored six real estate investment programs. Two of the programs are private programs that have no public reporting requirements. The public programs with reporting requirements have investment objectives similar to our own. Other than Fund III, none of the prior programs managed by affiliates of our sponsor have disclosed in their offering materials a date or time period for when such program might be liquidated. Therefore, we have no information to provide regarding prior programs of our sponsor that have disclosed in their offering materials a date or time period at which such program might be liquidated and whether such programs liquidated on or around that date or time period.

From inception through December 31, 2015, the private programs sponsored by an affiliate of our sponsor, NOW Fund I and NOW Fund II, raised gross offering proceeds of approximately $5.3 million from 22 investors. As of December 31, 2015, the private programs held interests in 2 real estate properties for a total investment of approximately $1.8 million. All of these properties are office buildings. As of December 31, 2015, the private programs had sold 4 previously acquired real estate properties and none of the properties were newly constructed when purchased. As of December 31, 2015, the private programs also owned 11 real estate loans receivable for a total investment of approximately $5.3 million.

Overview of MVP REIT II

MVP REIT II is a Maryland corporation incorporated on May 4, 2015. It has substantially the same investment strategy as MVP REIT, in that MVP REIT II is also focused primarily on investments in parking facilities, including parking lots, parking garages and other parking structures throughout the United States and Canada. To a lesser extent, MVP REIT II may also invest in properties other than parking facilities. Our advisor, MVP Realty Advisors, LLC, also manages MVP REIT II.  MVP REIT II intends to qualify as a REIT, commencing with the taxable year that will end December 31, 2016. MVP REIT II was organized in May 4, 2015 as a Maryland. MVP REIT II commenced its initial public offering of up to $550 million in shares of common stock in October 2015. As of March 31, 2016, MVP REIT II had received and accepted investors’ subscriptions for and issued approximately 443,799 shares of its common stock in its initial public offering, resulting in gross offering proceeds of approximately $11.0 million.

MVP REIT II, Inc. commenced business operations on December 30, 2015. The following table sets forth information about the properties acquired by MVP REIT II as of March 30, 2016. We participated with MVP REIT, and we own (either directly or through an affiliate) the remaining ownership interest not owned by MVP REIT II in each of the properties listed below. MVP REIT II has not sold any interest in acquired properties as of March 30, 2016.

Property Name	Location	Acquisition Date	Ownership %	Net Rentable Square Feet	Percentage Leased as of March 30, 2016
1022 Hennepin Avenue	Minneapolis, MN	January 6, 2016	12.91%	90,658	100%
41 10th Street	Minneapolis, MN	January 6, 2016	12.91	107,952	100
1935 Sherman Avenue	Denver, CO	February 12, 2016	24.49	18,765	100
300/314 Fairfield Avenue	Bridgeport, CT	March 30, 2016	10.00	233,112	100

Overview of VRM I

VRM I was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund I, LLC, or Fund I. Fund I was organized as a Nevada limited liability company in December 1999 for the primary purpose of investing in loans secured by commercial real estate. In August 2000, Fund I commenced its initial public offering of 10 million units of limited liability company interests at $10 per unit. The units were non-trading and were not listed on any national securities exchange. Fund I completed its public offering of the units in June 2001, raising gross proceeds of approximately $100 million before offering and selling expenses.

On May 1, 2006, Fund I merged into VRM I and the members of Fund I received one share of VRM I’s common stock for each membership unit of Fund I. On June 1, 2006, the shares of VRM I common stock commenced trading on Nasdaq under the symbol “VRTA” and closed trading on that day at $16.28 per share (as adjusted for stock splits). As of December 31, 2015, VRM I had 1,298,957 shares of common stock outstanding. On December 31, 2015, the closing price of a share of VRM I common stock was $1.02 (as adjusted for stock splits).

At the 2011 annual meeting, a majority of VRM I’s stockholders voted to amend VRM I’s bylaws to expand VRM I’s investment policy of investing solely in loans secured by commercial real estate also to include investments in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property. Its stockholders also voted at the 2011 annual meeting to amend VRM I’s charter to change the terms of VRM I’s existence from its expiration date of December 31, 2020 to perpetual existence. VRM I operated as a REIT for the tax year ended December 31, 2011. In March 2012, VRM I announced that its board had elected to terminate its REIT status effective for the tax year ended December 31, 2012.

As of December 31, 2015, VRM I had total assets of $13.1 million. During the year ended December 31, 2015, VRM I funded five loans totaling approximately $5.2 million in California and Nevada. As of December 31, 2015, VRM I owned 100% of a retirement community located in Oregon that it acquired through foreclosure, and a 28% ownership interest in each of six office buildings all located in Las Vegas Nevada.

In fiscal years 2007, 2006 and 2005, VRM I paid cash dividends aggregating approximately $4.0 million, $2.6 million and $2.6 million, respectively, to its stockholders. VRM I paid cash dividends aggregating approximately $1.1 million during 2008 before suspending the payment of distributions effective in June 2008. VRM I has not made any distributions since June 2008.

Overview of VRM II

VRM II was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund II, LLC, or Fund II. Fund II was organized as a Nevada limited liability company in December 2000 for the primary purpose of investing in loans secured by commercial real estate. In June 2001, Fund II commenced its initial public offering of 50 million units of limited liability company interests at $10 per unit. The units were non-trading and were not listed on any national securities exchange. Fund II completed its public offering of the units in June 2004, raising gross proceeds of approximately $400 million before offering and selling expenses.

On March 31, 2006, Fund II merged into VRM II and the members of Fund II received one share of VRM II’s common stock for each membership unit of Fund II. On May 1, 2006, the shares of VRM II common stock commenced trading on Nasdaq under the symbol “VRTB” and closed trading on that day at $37.66 per share (as adjusted for stock splits). As of March 31, 2015, VRM II had 2,572,705 shares of common stock outstanding (as adjusted for stock splits). On March 31, 2015, the closing price of a share of VRM II common stock was $3.47 (as adjusted for stock splits).

At the 2011 annual meeting, a majority of VRM II’s stockholders voted to amend VRM II’s bylaws to expand VRM II’s investment policy of investing solely in loans secured by commercial real estate to also include investments in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property. VRM II’s stockholders also voted at the 2011 annual meeting to amend VRM II’s charter to change the terms of VRM II’s existence from its expiration date of December 31, 2020 to perpetual existence. VRM II operated as a REIT for the tax year ended December 31, 2011. In March 2012, VRM II announced that its board had elected to terminate its REIT status effective for the tax year ended December 31, 2012.

As of December 31, 2015, VRM II had total assets of $54.4 million and total liabilities of $36.9 million. As of December 31, 2015, VRM II has acquired, along with VRM I, six office buildings all located in Las Vegas, Nevada, of which its share of the purchase price totaled $15.4 million, including closing costs. As of December 31, 2015, VRM II had sold one previously acquired real estate property. During the year ended December 31, 2015, VRM II funded two loans totaling approximately $4.6 million. As of December 31, 2015, VRM II’s loans were in the following states: California, Nevada and Ohio. The loans VRM II invests in are selected for VRM II by Vestin Mortgage, its manager and an affiliate of our sponsor, from among loans originated by affiliated or non-affiliated mortgage brokers.

In fiscal years 2007, 2006 and 2005, VRM II paid cash dividends aggregating approximately $22.4 million, $16.3 million and $8.6 million, respectively, to its stockholders. VRM II paid cash dividends aggregating approximately $7.3 million during 2008 before suspending the payment of distributions effective in June 2008. VRM II has not made any distributions since June 2008.

Overview of Fund III

Fund III was organized in April 2003 as a Nevada limited liability company for the purpose of investing in loans secured primarily by commercial real and income-producing real property. In November 2003, Fund III commenced its initial public offering of 10 million units of limited liability company interests at $10 per unit. The units are non-trading and are not listed on any national securities exchange. Fund III completed its public offering of the units in November 2005, raising gross proceeds of approximately $29 million before offering and selling expenses.

Fund III commenced operations in February 2004. Prior to March 2007, Fund III invested in revenue-generating commercial real estate and loans secured by real estate through deeds of trust or mortgages. On March 5, 2007, a majority of its members approved the Third Amended and Restated Operating Agreement, which limited Fund III’s investment objectives to investments in real estate loans.

At a special meeting of Fund III members held on July 2, 2009, a majority of the members voted to approve the dissolution and winding up of Fund III. Fund III had sought to raise $100 million. Fund III’s manager sought approval from the Fund III members to dissolve and wind up Fund III in light of limited opportunities to significantly expand and diversify Fund III’s real estate loan portfolio and operations due to limited assets and redemption requests. As a result of such approval, Fund III has commenced an orderly liquidation and it no longer invests in new real estate loans.

Fund III currently has no outstanding loans and its future operations will be focused on the disposition of its remaining assets, including converting non-cash assets into cash, and collecting outstanding receivables, including for indemnification obligations due and payable by Vestin Group, for distribution under the liquidation plan. Pursuant to the liquidation plan, Fund III will make liquidating distributions to members as funds become available, subject to a reasonable reserve established to provide for payment of Fund III’s ongoing expenses and contract liabilities.

Fund III has disclosed in its 2014 annual report that it had initially anticipated that the liquidation would be substantially completed by the second half of 2014. However, the orderly sale of each of its remaining assets will take longer to complete than Fund III had anticipated. As a result, Fund III now does not expect to be able to complete the liquidation before the end of 2015, and are targeting completion by the end of 2016. Because of numerous uncertainties and other matters beyond its control, the timing to complete the liquidation may extend beyond 2016. Among other things, the exact timing for completion of the liquidation will be impacted by the timing for payment of VRM I’s outstanding receivables and sale of its non-cash assets, including stock in MVP.

Overview of NOW Fund I

NOW Fund I was organized in February 2011 as a Nevada limited partnership for the purpose of investing in real estate assets acquired directly or indirectly by NOW Fund I, including, but not limited to, real estate properties, loans secured by real estate through mortgages and deeds of trusts, the purchase of both performing and non-performing notes, other debt instruments relating to real estate assets, the purchase of equity and debt interest in business investing in real estate assets and other real estate assets that NOW Fund I believes are fundamentally sound but undervalued due to current market conditions. In March 2011, NOW Fund I commenced a private offering of 12,000 units of limited partnership interests at $1,000 per unit. The units are not listed on any national securities exchange. The private offering closed in July 2012 after raising approximately $4.2 million. As of December 31, 2014, NOW Fund I had total members’ equity of approximately $3.2 million.

NOW Fund I commenced operations in March 2011. As of December 31, 2015, NOW Fund I had invested primarily in real estate loans secured by real estate through deeds of trust and equity interests in businesses investing in real estate assets. The investments of NOW Fund I are selected for NOW Fund I by NOW Fund Advisor, LLC, a Nevada limited-liability company, its manager and an affiliate of NOW Fund I’s general partner, NOW Fund GP, I, LLC, a Nevada limited-liability company. As of December 31, 2015, NOW Fund I had outstanding one real estate loan secured by real estate through deeds of trust with an aggregate principal amount of approximately $0.4 million and equity interests in a business investing in real estate of approximately $0.5 million.

Overview of NOW Fund II

NOW Fund II was organized in April 2011 as a Nevada limited partnership for the purpose of investing in real estate assets acquired directly or indirectly by NOW Fund II, including, but not limited to, real estate properties, loans secured by real estate through mortgages and deeds of trusts, the purchase of both performing and non-performing notes, other debt instruments relating to real estate assets, the purchase of equity and debt interest in business investing in real estate assets and other real estate assets that NOW Fund II believes are fundamentally sound but undervalued due to current market conditions. In August 2011, NOW Fund II commenced a private offering of 12,000 units of limited partnership interests at $1,000 per unit to Nevada residents only. The units are not listed on any national securities exchange. The offering closed in January 2012 after raising approximately $1.1 million.

NOW Fund II commenced operations in January 2012. As of December 31, 2014, NOW Fund II had total assets of approximately $0.9 million and no outstanding real estate loans secured by real estate through deeds of trust. NOW Fund II was liquidated and dissolved in February 2016 following distributions to holders of limited partnership units. The investments of NOW Fund II were selected for NOW Fund II by NOW Fund Advisor, LLC, a Nevada limited-liability company, its manager and an affiliate of NOW Fund II’s general partner, NOW Fund GP, II, LLC, a Nevada limited-liability company.

Acquisition Summary

As noted above, during the ten-year period ended December 31, 2015, affiliates of our sponsor sponsored or co-sponsored six programs that acquired 36 properties consisting of commercial office properties, parking facilities and storage unit facilities. Certain properties have historically been majority and/or minority owned by multiple affiliated entities. For purposes of the table below, each of these properties are considered to be one property. Information regarding the location of each property is summarized below.

Public Programs

Ten-Year Period Ended December 31, 2015

Location	No. of Properties
Colorado	1
Florida	1
Hawaii(1)	1
Indiana	2
Maryland	1
Missouri	5
Nevada	7
New Jersey	2
Ohio	1
Oregon(1)	1
Tennessee	2
Texas(1)	4
Wisconsin	2

Total	30

(1)	Contains property acquired through foreclosure.

Private Programs

Ten-Year Period Ended December 31, 2015

Location	No. of Properties
Arizona	1
California	2
Nevada	3

Total	6

Adverse Business Developments or Conditions

Each of VRM I, VRM II and Fund III has been adversely affected by the recent recession that began in the second half of 2007. Commercial real estate markets in the states where each program does business have suffered significantly during the recent recession, with declining real estate values and high rates of default on real estate loans. The loan concentration in these states has increased each program’s vulnerability to the troubled real estate markets and has resulted in increases in loan defaults. The increases in loan defaults have materially affected operating results of VRM I, VRM II and Fund III, contributed to a significant decline in share value of VRM I and VRM II, and led to the suspension of dividends to VRM I and VRM II, effective as of June 2008. Units of Vestin Fund I and Vestin Fund II were originally issued for $10.00 per unit. Upon the effectiveness of their conversion into REITs, the Vestin Fund I units were converted into shares of VRM I and the Vestin Fund II units were converted into shares of VRM II. VRM I shares and VRM II shares commenced trading on Nasdaq on June 1, 2006 and May 1, 2006, respectively, and the closing prices on those dates were $16.28 and $37.66 per share (as adjusted for stock splits). The closing price of a share of VRM I and VRM II as of April 4, 2016 was $2.75 and $1.51 respectively (as adjusted for stock splits).

The recovery of the general economy has not yet resulted in a material improvement of the real estate markets in some of their principal markets, and VRM I and VRM II do not anticipate resuming the payment of dividends in the near future. Fund III also has been adversely affected by the real estate market downturn and, in light of limited opportunities to significantly expand and diversify Fund III’s real estate portfolio operations due to limited assets and redemption requests, the members of Fund III have voted to approve the dissolution and winding up of Fund III. As a result, Fund III will not make any new investments and is in the process of completing its dissolution.

STOCK OWNERSHIP

Shown below is certain information as of March 29, 2016, with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of shares of common stock by the only persons or entities known to us to be a beneficial owner of more than 5% of the outstanding shares of common stock.  Unless otherwise noted, the percentage ownership is calculated based on 11,068,487 shares of our common stock as of March 29, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
SERE Holdings, LLC 8880 W. Sunset Road Las Vegas, NV 89148	Sole voting and investment power of 578,320 shares	5.22%

The following table sets forth the total number and percentage of our common stock beneficially owned as of March 29, 2016, by:

•	Each director;
•	Our chief executive officer, chief financial officer and the officers of our manager who function as the equivalent of our executive officers; and
•	All executive officers and directors as a group.

Unless otherwise noted, the percentage ownership is calculated based on 11,068,487 shares of our total outstanding common stock as of March 29, 2016.

		Common Shares Beneficially Owned
Beneficial Owner	Address	Number	Percent

Peggy Shustek	See Note 1	6,429	0.06%
Nicholas Nilsen	See Note 1	5,727	0.05%
John Roy	See Note 1	30,643	0.28%
Lance Miller	See Note 1	29,058	0.26%
Dan Huberty	See Note 1	9,239	0.08%
John Dawson	See Note 1	6,873	0.06%

All directors and executive officers as a group		87,969	0.79%

(1) c/o MVP REIT, Inc. 12730 High Bluff Drive, Suite 1100, San Diego, California 92130.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 98,999,000 shares are classified as common stock, par value $0.001 per share, 1,000,000 shares are classified as preferred stock, par value $0.001 per share, and 1,000 shares are classified as non-participating, non-voting convertible stock, par value $0.001 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series that we have authority to issue.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, redemption or appraisal rights, unless, in the case of appraisal rights, our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

MVP Realty Advisors, LLC
12730 High Bluff Drive, Suite 1100
San Diego, California 92130

Our board has approved a change in our registrar and transfer agent for shares of our common stock from Computershare, Inc. to DST Systems, Inc. The change was implemented in July 2013. The address and phone number of DST Systems, Inc. to which our shareholders should address their questions and correspondence regarding stock transfers, dividends, and other transfer matters from and after the effective date of the appointment of DST Systems, Inc. are:

DST Systems, Inc.
430 W 7th St
Kansas City Mo 64105
(816) 435-1000

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.001 per share. We have issued all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering. However, at no time will the conversion of the convertible stock into shares of common stock result in our advisor holding a majority of the outstanding shares of our common stock.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock, voting together as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Our convertible stock will convert to shares of our common stock if and when:

(A) we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital; or

(B) (i) we list our common stock for trading on a national securities exchange and (ii) (x) the sum of the aggregate market value of the issued and outstanding shares of our common stock plus the aggregate amount of all distributions on our common stock exceeds (y) the sum of the aggregate capital contributed by investors (less any capital returned in the form of distributions) plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors; or

(C) our advisory agreement is terminated or not renewed, but only if at the time of such termination or non-renewal, the requirements for conversion set forth in either of the immediately preceding clause (A) or (B) also shall have been satisfied.

For purposes of such calculation, the market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed for trading on a national securities exchange. In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion.

Our board of directors will oversee the conversion of the convertible stock. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the limitations on the ownership and transfer of shares of common stock which prohibit, among other things, (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock or (2) any transfer of shares or other event or transaction that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons or would otherwise cause us to fail to qualify as a REIT, then our board of directors can either elect to increase or waive the ownership limit, if it would not cause us to fail to qualify as a REIT or our board of directors could determine to allow the conversion of only such number of shares of convertible stock (or fraction of a share thereof) into shares of our common stock such that no holder of our stock would violate such limitations, and the conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate such limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, beginning in 2013, on a specific date and time set by our board of directors, which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within 10 days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next paragraph.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (i) the amendment of our charter (except as otherwise provided in our charter or the MCGL), (ii) our dissolution or (iii) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. Under our charter, these matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights shall apply with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Any stockholder will be permitted access to all of our corporate records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restrictions on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons.

Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of any direct or indirect subsidiary or partnership of ours; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective as of the close of business on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of repurchasing such shares of our capital stock. Upon any such transfer or repurchase, the purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other transaction, the price per share at the time of the gift, devise or other transaction), or (ii) the market price on the date we, or our designee, accept the offer to purchase, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. We (in the case of a purchase by us) and the trustee (in the case of a sale by the trustee) may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to such purported transferee or holder and are owed by such purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other transaction, the price at the time of the gift, devise or other transaction) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required in order for us to qualify as a REIT.

The 9.8% ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances (including certain representations and undertakings required by our charter) that our qualification as a REIT is not jeopardized. Generally, the limit can be waived by our board of directors. Any person who beneficial owns more than 5% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate investment. In order that you may generally begin receiving distributions immediately upon our acceptance of your subscription, we expect that our board of directors will authorize and we will declare distributions based on daily record dates that will be aggregated and paid on a monthly basis. Your distributions will begin to accrue on the date we mail a confirmation of our acceptance of your subscription for shares of our common stock.

We expect to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions.

We are not prohibited from distributing our own securities (but only if such securities are, at the time of distribution, listed on a national securities exchange) or readily marketable securities of other companies in lieu of making cash distributions to stockholders. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

To date, we have paid all of our distributions from proceeds from issuance of our common stock in the offering or under our distribution reinvestment plan. Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. Our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of offering or other proceeds to fund distributions. Our distribution policy is to fund the payment of regular distributions to our stockholders from cash flow from our operations. However, we may not generate sufficient cash flow from operations to fund distributions. We can give no assurance that we will be able to continue to pay distributions, or to pay distributions solely from our funds from operations in the future. All of our distributions to date have constituted a return of capital, rather than a return on capital. To the extent that portions of the distributions that we make may represent a return of capital to you, it will lower your tax basis in our shares. If we continue to pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. At the end of each calendar quarter, we will provide notice to our stockholders identifying the source or sources of the distribution payments made in the quarter then ended.

In addition, distributions in kind will not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of property, (b) our board of directors offers each stockholder the election of receiving such in-kind distribution, and (c) in-kind distributions are only made to those stockholders who accept such an offer.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan pursuant to which you may have the distributions you receive automatically reinvested in additional shares of our common stock. During this offering, you may purchase common stock under our distribution reinvestment plan for $8.73 per share. However, we may amend the plan to offer shares at such prices as we determine necessary or appropriate to ensure our dividends are not “preferential” for incomes tax purposes. See “Material Federal Income Tax Considerations—Distribution Requirements” above. No sales commissions will be paid in connection with shares purchased pursuant to our distribution reinvestment plan. A copy of our form of distribution reinvestment plan is included as Appendix B to this prospectus.

Investors participating in our distribution reinvestment plan may purchase fractional shares. If sufficient shares of our common stock are not available for issuance under our distribution reinvestment plan, we will remit excess distributions in cash to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles relating to such investment, you will promptly notify us in writing of that fact.

Stockholders purchasing common stock pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such common stock were purchased pursuant to this offering.

At least quarterly, we will provide each participant a confirmation showing the amount of the distributions reinvested in our shares during the covered period, the number of shares of our common stock owned at the beginning of the covered period, and the total number of shares of common stock owned at the end of the covered period. We have the discretion not to provide a distribution reinvestment plan, and a majority of our board of directors may amend, suspend or terminate our distribution reinvestment plan for any reason (except that we may not amend the distribution reinvestment plan to eliminate a participant’s ability to withdraw from the plan) at any time upon 10 days’ prior notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our common stock would cause the percentage ownership limitation contained in our charter to be exceeded. Otherwise, unless you terminate your participation in our distribution reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration. You may terminate your participation in the distribution reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the distribution reinvestment plan will be effective only with respect to distributions paid more than 30 days after receipt of written notice. Generally, a transfer of common stock will terminate the stockholder’s participation in the distribution reinvestment plan as of the first day of the month in which the transfer is effective.

If you participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash, but rather to have the distributions withheld and reinvested in our common stock. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares of our common stock. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan. Please see “Risk Factors”

Participation in our distribution reinvestment plan by Alabama investors shall be subject to the following additional suitability requirements:

(i)	each soliciting broker-dealer shall obtain updated suitability information on a quarterly basis from each investor represented by such broker-dealer who elects to participate in the Distribution Reinvestment Plan;

(ii)	this updated information shall be provided in writing and signed by such investor;

(iii)	if written suitability information is more than 90 days old, such investor may not participate in the Distribution Reinvestment Plan unless the information is updated; and

(iv)	the updated information shall consist of an updated suitability representations that such investor is required to provide under Section 5 and, if applicable, Section 7 of this Subscription Agreement.

Notwithstanding any of the foregoing, an investor’s participation in our distribution reinvestment plan will terminate automatically if we dishonor, or partially dishonor, any requests by such investor to redeem our shares of common stock in accordance with our share repurchase program. We will notify investors of any such automatic termination from our distribution reinvestment plan.

Share Repurchase Program

If you have held your shares for at least one year, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in the annual report that we publicly file with the SEC.

Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Fair Market Value of Share At the End of Prior Financial Quarter
Before 1st anniversary	No Repurchase Allowed(1)
1st to 3rd anniversary	97.50%
After 3rd anniversary	100.00%

(1)	Unless the shares are being repurchased in connection with a stockholder’s death or disability (as defined in the Code), we may not repurchase shares unless you have held the shares for one year. Repurchase requests made in connection with the death or disability of a stockholder will be repurchased at the higher of the price paid for the share or our estimated per share value.

After we establish an estimated value per share of our common stock, we will repurchase shares at 100% of the estimated value per share, as determined by our board of directors and disclosed in the annual report publicly filed with the SEC.

We are not obligated to repurchase shares of our common stock under the share repurchase program. The number of shares to be repurchased during the calendar quarter is limited to the lesser of: (i) 2.0% of the number of shares of common stock outstanding on December 31st of the prior calendar year, and (ii) those repurchases that can be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in the prior calendar year; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or disability of a stockholder. Because of these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests. Our sponsor, our advisor, our directors and our other affiliates are prohibited from receiving a fee on the repurchase of the shares by the company.

To have your shares repurchased, you or your representative must submit a written request to our advisor. If your testamentary estate or heirs are requesting a repurchase without discount from the repurchase value, the written notice must be received within a year after your death. For all other repurchases, if you want your shares repurchased, you must submit a written request form provided by us and stating the number of shares you want repurchased. Written requests must be received by us at least 15 days prior to the end of the applicable quarter.

We will repurchase shares as of March 31, June 30, September 30, and December 31 of each year. Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. We refer to the last day of such quarter as the repurchase date. If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of our board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder’s IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.

Effective as of December 14, 2014, we amended the share repurchase plan to provide that we will agree to satisfy all repurchase requests made in connection with the death or disability (as defined in the Code) of a stockholder in accordance with the terms of the share repurchase program within 15 days following our receipt of such repurchase request or as soon as practicable thereafter. Redemption requests other than those made in connection with the death or disability (as defined in the Code) of a stockholder will continue to be repurchased as of March 31, June 30, September 30 and December 31 of each year in accordance with the terms of the share repurchase program.

Our board of directors may, in its sole discretion, terminate, suspend or amend the share repurchase program upon 30 days’ written notice without stockholder approval if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of our stockholders. Any notice of a termination, suspension or amendment of the share repurchase program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. Notwithstanding the foregoing, the share repurchase program will terminate if the shares of our common stock are listed on a national securities exchange.

As of December 31, 2015, we had redeemed 53,310 shares through the share repurchase program. For the period from January 1, 2016 through March 29, 2016, we had redeemed an additional 1,670 shares and have pending requests to redeem an additional 47,005 shares, which exceed the amount allowable for 2015 repurchase by approximately $0.4 million. April 2016 was the next date shares were available for repurchase under the share repurchase program.

Liquidity Events

In the future, our board of directors will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders cash and/or securities of a publicly traded company. Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2018. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. The precise timing of any transaction would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to the stockholders.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, certain asset transfers and certain issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisition

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may acquire any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to the board of directors and the proposal of business to be considered by the stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directors provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability for stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

If any person initiates a tender offer without complying with the provisions set forth above, no stockholder may transfer shares of our common stock to such person as part of the tender offer unless such stockholder shall have first offered such shares to us for purchase at the tender offer price. The non-complying offeror shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction,” as defined below. In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving securities of the roll-up entity that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion into a corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our common stockholder voting rights; the term of our existence; compensation to our sponsor or advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to treatment under the federal income tax laws, such as:

•	insurance companies;
•	tax-exempt organizations (except to the limited extent discussed in “— Treatment of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);
•	U.S. expatriates;
•	persons who mark-to-market our common stock;
•	subchapter S corporations;
•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We were incorporated on April 3, 2012 as a Maryland corporation. We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2013. We believe that, we have been organized and operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with our initial public offering, which commenced in September 2012, Morrison & Foerster LLP has delivered an opinion to us that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Morrison & Foerster LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Morrison & Foerster LLP’s opinion is based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Morrison & Foerster LLP or by us that we will so qualify for any particular year. Morrison & Foerster LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Morrison & Foerster LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, which we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.
•	We will pay income tax at the highest corporate rate on:
o	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and
o	other non-qualifying income from foreclosure property.
•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:
o	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
o	a fraction intended to reflect our profitability.
•	If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid. In addition, to the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax described above.
•	We will be subject to a 100% excise tax on transactions with any “taxable REIT subsidiary” (“TRS”) that are not conducted on an arm’s-length basis including, for taxable years beginning after December 31, 2015, “redetermined TRS service income.” Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. A TRS is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.
•	In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:
o	the amount of gain that we recognize at the time of the sale or disposition, and
o	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”
•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.
•	If we acquire and own a residual interest in a real estate mortgage investment conduit (“REMIC”), we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. A “disqualified organization” includes:
o	the United States;
o	any state or political subdivision of the United States;
o	any foreign government;
o	any international organization;
o	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and
o	any rural electrical or telephone cooperative.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	it is managed by one or more trustees or directors.
2.	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.	it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.
4.	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.
5.	at least 100 persons are beneficial owners of its shares or ownership certificates.
6.	not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7.	it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.
8.	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9.	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet the above requirements 1, 2, 3, 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our second REIT taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2013, and we believe that we will operate in a manner that will satisfy all other requirements for qualification as a REIT, described above. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in 5 and 6 above. See “Description of Capital Stock” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, we will not qualify as a REIT.

Subsidiary Entities

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by mortgages on real property, or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real estate-related assets (other than, for taxable years beginning after December 31, 2015, gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code);
•	income and gain derived from foreclosure property; and
•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate-related assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of the gross income tests with respect to certain material items of income we expect to receive.

Rents from Real Property

Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.
•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. Under an exception to such related-party tenant rule, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.
•	If the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
•	We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases.

Interest

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year (the “Loan Amount”) exceeds the fair market value of the real property on the date that we have a binding commitment to acquire the mortgage loan (the “Loan Value”), the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is a qualifying asset under the 75% asset test and whether the interest income is qualifying income for purposes of the 75% gross income test. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We may acquire loans at a discount on the secondary market. Revenue Procedure 2014-51 discusses a modification of a mortgage loan which (or an interest in which) is held by a REIT if the modification was occasioned by a default on the loan or the modification satisfies both of the following conditions: (a) based on all the facts and circumstances, the REIT or servicer of the loan (the “pre-modified loan”) reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date, and (b) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedure 2014-51 provides that a REIT may treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest. The modification will also not be treated as a prohibited transaction. Further, with respect to the REIT asset test, the IRS will not challenge the REIT’s treatment of a loan as being in part a “real estate asset” if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (a) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (b) the greater of (i) the current value of the real property securing the loan, and (ii) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedure 2014-51. We will consider IRS Revenue Procedure 2014-51 and its potential impact on our REIT qualification when acquiring mortgage loans at a discount on the secondary market.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We believe that interest derived from B-Note investments qualifies for purposes the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests. In the event of a determination that the interest generated by such investments does not qualify under the 75% gross income test, we could be subject to a penalty tax, or could fail to remain qualified as a REIT.

We may generate fee income from our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property provided the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available generally if the REIT has held the property for not less than two years and certain other requirements are met

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property generally is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate-related assets (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), and (iii) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “ — Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans secured by real property;
•	stock in other REITs;
•	for taxable years beginning after December 31, 2015, certain personal property leased in connection with real property and debt instruments issued by “publicly offered REITs”; and
•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITs” in the meaning of real estate assets for taxable years beginning after December 31, 2015, as described above.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate-related assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include, among other things:

•	“straight debt” securities, which generally are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.
•	any security issued by a REIT;
•	any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and
•	any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “-—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to remain qualified as a REIT.

We may make or invest in mezzanine loans. Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may make or invest in some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. The performance of a B-Note investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate-related assets for purposes of the REIT asset tests. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate-related assets, we could be subject to a penalty tax, or could fail to remain qualified as a REIT.

As indicated above, we may acquire loans at a discount on the secondary market. In evaluating such investments, we will take into consideration IRS Revenue Procedure 2014-51 and its potential impact on our 75% gross asset test.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and
•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of
o	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and
o	90% of our after-tax net income, if any, from foreclosure property, minus
•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file (including extensions) our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to satisfy this requirement and give rise to a deduction, such dividends may not be “preferential,” unless such distributions are made in taxable years beginning after December 31, 2014 and we qualify as a “publicly offered REIT.” A dividend will not be deemed to be preferential if it is pro rata among all outstanding shares of stock within a given class and any preferences between classes of stock are made pursuant to the terms contained in the organizational documents. With respect to our distributions made in taxable years beginning after December 31, 2014, we believe that we are, and expect that we will continue to be, a “publicly offered REIT.”

To the extent a distribution is less than 100% of our REIT taxable income, we will be subject to federal income tax on such shortfall. Also, we may elect to retain out net long-term capital gain and pay tax on such gain. In the event we so elect, we could elect to have our stockholders include such long-term capital gain in their taxable income (without receipt of the related cash) and receive a “credit” for their share of the corporate tax paid. Shareholders would be allowed to increase the adjusted tax basis of their stock by the difference between (i) the amounts designated by us to be included in their long-term capital gain and (ii) the tax deemed paid with respect to those shares.

Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,
•	95% of our REIT capital gain income for such year, and
•	any undistributed taxable income from prior periods,

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

As indicated above, we may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

In the event we have a net operating loss carryforward from a prior tax year, we may use such carryforward to reduce our distribution requirement. The use of such carryforward will not impact the character of the distributions actually made by the REIT, which are generally taxable to the stockholders to the extent we have current or accumulated earnings and profits.

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the advisor or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2012 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;
•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;
•	an estate whose income is subject to federal income taxation regardless of its source; or
•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock.” For a summary of the U.S. federal income tax treatment of shares of common stock repurchased by us under our share repurchase program, see “—Taxation of U.S. Stockholders on a Repurchase of Common Stock.”

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. For taxable years beginning after December 31, 2015, dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Repurchase of Common Stock

A repurchase of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as sale of our common stock (in which case the repurchase will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Common Stock”). The repurchase will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a repurchase of our common stock does not meet any of the three tests described above, the repurchase proceeds will be treated as a distribution, as described above “— Taxation of Taxable U.S. Stockholders.” Stockholders should consult with their tax advisors regarding the taxation of any particular repurchase of our shares.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

o	one pension trust owns more than 25% of the value of our capital stock; or

o	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “U.S. real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% (15% for distributions occuring after February 16, 2016) of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% (15% for distributions occuring after February 16, 2016) on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or “FIRPTA”. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

Capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on our investment strategy. However, if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S., which may have a material impact on such non-U.S. stockholders.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common stock any time during the one-year period ending on the date of the sale.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 10% (15% for dispositions occurring after February 16, 2016) of the purchase price and remit such amount to the IRS. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or
•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Repurchase of Common Stock

A repurchase of our common stock by a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the non-U.S. Stockholder’s conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as sale of our common stock (in which case the repurchase will be treated in the same manner as a sale described above in “—Taxation of Non-U.S. Stockholders — Dispositions”). The repurchase will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a repurchase of our common stock does not meet any of the three tests described above, the repurchase proceeds will be treated as a distribution, as described above “—Taxation of Non-U.S. Stockholders—Distributions.” Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular repurchase of our shares.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a repurchase effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Healthcare Tax

Certain U.S. persons, including individuals, estates and trusts, are subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. withholding tax applies to dividends, interest and certain other items of income, and to the gross proceeds from a disposition of property that produces such income, paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department certain information regarding U.S. account holders with such institution, including certain account holders that are foreign entities with U.S. owners. FATCA also generally imposes a withholding tax of 30% on such amounts when paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a taxpayer may be eligible for refunds or credits of such taxes.

The U.S. Treasury Department and the IRS have announced that withholding on payments of gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends will only apply to payments made after December 31, 2018. If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult their own tax advisors regarding the possible implications of this legislation on their purchase, ownership and disposition of our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code and the documents and instruments governing your Benefit Plans;

•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether your investment will impair the liquidity of the Benefit Plan;

•	Whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders”);

•	The need to value the assets of the Benefit Plan annually; and

•	Whether your investment will constitute a prohibited transaction under ERISA or the Code as described below.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in the U.S. Department of Labor Regulations. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.

If our advisor or affiliates of our advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we have over 100 independent stockholders, such that shares of common stock are “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Exception for Insignificant Participation by Benefit Plan Investors

The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plans is not significant. An equity participation in an entity is not deemed to be significant if benefit plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by benefit plans to less than 25%.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions, and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering shares of our common stock in the primary share offering or a subsequent offering of primary shares, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31 of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31st of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our distribution reinvestment plan is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our distribution reinvestment plan is in place. If there is no primary share offering in effect and our Distribution Reinvestment Plan has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation may be performed either by our management or a person independent of us and the Advisor.

If requested, we anticipate that we will provide annual reports of our determination of value (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. We will also include our determination of estimated value as described above in each of our Annual Reports on Form 10-K. To the extent that such determination is not based on the offering price of our shares, any other determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

We intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue and may also revise these procedures to conform with guidance that FINRA may issue in the future. Meanwhile, we cannot assure you:

•	That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

We are offering a maximum of $50 million of shares of our common stock to our existing stockholders pursuant to our distribution reinvestment plan. Shares of our common stock issued pursuant to our distribution reinvestment plan are initially being offered at $8.73 per share; provided, however, our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated value per share and other factors our board of directors deems relevant.

 We will not pay any selling commissions, dealer manager fees or any other remuneration in connection with the sale of shares pursuant to our distribution reinvestment plan.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Morrison & Foerster LLP.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We also are subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

MVP REIT, Inc.
Attn: Investor Relations
12730 High Bluff Drive, Suite 1100
San Diego, California 92130
(877) 684-6871

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at mvpreit.com where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A – MVP REIT, Inc.
ACCOUNT UPDATE FORM

MVP REIT, INC.
Account Update Form

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS FORM, PLEASE CALL (888) 684-6871.

This form may be used by any current investor in MVP REIT, Inc. to update the investor’s mailing address, distribution method or financial representative information.

Check all that apply and complete the sections indicated:
	☐ CHANGE OF ADDRESS (SECTIONS 1, 2 & 5)	☐	CHANGE OF BROKER-DEALER/REPRESENTATIVE (SECTIONS 1, 3 & 5)	☐	DISTRIBUTION MODIFICATION (SECTIONS 1, 4 & 5)

ACCOUNT NUMBER

	INVESTOR NAME		JOINT INVESTOR NAME

1. Investor
Information	INVESTOR SOCIAL SECURITY OR TAX ID #		JOINT INVESTOR SOCIAL SECURITY OR TAX ID #

Enter the new mailing address and telephone numbers of the registered owner(s) of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed.

ADDRESS LINE 1

ADDRESS LINE 2

	CITY	STATE		ZIP

2. New	DAYTIME PHONE		EVENING PHONE
Mailing
Address
EMAIL ADDRESS

If you currently have distributions sent to your home address or if you elect to have distributions sent to your home address in section 4 below, then by submitting this form, you authorize the distributions to be sent to the new mailing address provided. To make changes to your distribution payments, please complete section 4.

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The undersigned broker-dealer or authorized representative warrants that it is a duly licensed registered representative or non-commission based financial advisor and may lawfully offer shares or units of the program in the state designed as the investor’s address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe that this investment is suitable for the investor as defined in Section 3(b) of the Rules of Fair Practice of the FINRA Manual, and (b) verified that the investor and, if held through a beneficial arrangement for the investor, the registered owner of securities of the program do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic trade sanctions.

BROKER-DEALER NAME

	REPRESENTATIVE NAME		REP#

REPRESENTATIVE’S ADDRESS

3. New	CITY	STATE	ZIP
Broker-
Dealer/
Representative	PHONE		FAX

EMAIL ADDRESS

	REPRESENTATIVE SIGNATURE		DATE

Complete this section to enroll in the Distribution Reinvestment Plan (DRIP).

4. DRIP Participation Enrollment
PLEASE NOTE: If you elect to participate in the DRIP, by signing below you represent to MVP REIT, Inc. that you have received a copy of the Prospectus (as supplemented) and that you meet the suitability requirements of MVP REIT, Inc. and of your state of primary residence as set forth in the Prospectus under “Suitability Standards.” You further agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the current Prospectus (as supplemented) or the Subscription Agreement relating to such investment, you will promptly notify MVP REIT, Inc. in writing of that fact.

INDICATE YOUR ELECTION TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN BY PLACING YOUR INITIALS BELOW: __________: THE UNDERSIGNED STOCKHOLDER HEREBY ELECTS TO PARTICIPATE IN THE DRIP INITIALS

MUST BE SIGNED BY ALL INVESTORS

I/we acknowledge the terms herein and agree to the same, and further acknowledge that information and distributions sent or paid prior to the effective date (generally up to 10 days after receipt of this properly completed form) will be made in the manner previously provided. This instruction supersedes all prior instructions regarding the subject matter hereof.

5. Signatures	INVESTOR SIGNATURE	DATE	JOINT INVESTOR SIGNATURE ☐

	TRUSTEE/CUSTODIAN NAME (if applicable)	DATE	TRUSTEE/CUSTODIAN SIGNATURE (If applicable) ☐

A-2

APPENDIX B
MVP REIT, INC.
DISTRIBUTION REINVESTMENT PLAN

MVP REIT, Inc., a Maryland corporation (the “Company”), has adopted the following Distribution Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s charter (the “Articles”) unless otherwise defined herein.

1. Distribution Reinvestment. As an agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock, $0.001 par value per share (the “Shares”), pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all cash distributions (“Distributions”), other than Designated Special Distributions (as defined below), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. As used in the DRP, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Directors of the Company (the “Board of Directors”).

2. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in the Company’s Registration Statement filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange he or she does not meet the minimum income and net worth standards established for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 7 below. If the DRP transaction involves Shares which are registered with the Commission in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall make available to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide public notification to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his or her participation pursuant to the provisions of Section 7 below.

Notwithstanding any of the foregoing, an investor’s participation in our distribution reinvestment plan will terminate automatically if we dishonor, or partially dishonor, any requests by such investor to redeem our shares of common stock in accordance with our share repurchase program. We will notify investors of any such automatic termination from our distribution reinvestment plan.

3. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $9.00 per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Shares purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors will determine the price at which Shares will be issued under the DRP.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

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4. Shares Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only.

5. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant a confirmation at least once every calendar quarter showing the number of Shares owned by such Participant at the beginning of the covered period, the amount of the Distributions paid in the covered period and the number of Shares owned at the end of the covered period.

6. Commissions. The Company will not pay any selling commissions or fees in connection with Shares sold pursuant to the DRP.

7. Termination by Participant. A Participant may terminate participation in the DRP at any time, upon 10 days’ written notice, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to distributions paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Distributions, if any, will be distributed to the Stockholder in cash.

8. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment in Shares pursuant to the terms of the DRP.

9. Amendment, Suspension or Termination of DRP by the Company. The Board of Directors may by majority vote amend, suspend or terminate the DRP for any reason upon 10 days’ notice to the Participants; provided, however, the Board of Directors may not amend the DRP to eliminate the right of a Participant to terminate participation in the DRP at least annually.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

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APPENDIX C

Distribution Reinvestment Participation Form
Standard Mail: MVP REIT Inc. P.O. Box 219390, Kansas City, MO 64121‐9390
Overnight Mail: 430 W. 7th Street, Kansas City, MO 64105
For Questions, please call (877)684‐6871
Email:	Fax:
info@mvpreits.com	858‐369‐7958

Account Holder	Account Number:

Please check box to change your current distribution option to the following:

☐
Begin participation in the Distribution Reinvestment Plan. I hereby (i) direct all future cash distributions be used to purchase additional shares in MVP REIT, Inc. as stated in the prospectus and reinvest the entire distribution; (ii) acknowledge receipt of the prospectus; (iii) restate all of the covenants, representations and warranties made in my original subscription agreement as if they were made on the date hereof; and (iv) certify that all of the financial information set forth in my original subscription agreement remain accurate and complete on the date hereof.

Signature‐Stockholder/Trustee Date	Signature‐Co‐Stockholder/Co‐Trustee Date

Printed Name of Stockholder/Trustee	Printed Name of Co‐Stockholder/Co‐Trustee

Signature‐Custodian/Trust Company*(if applicable) * Medallion Guaranteed Signatures Required	Medallion Signature Guarantee Custodian/Trust Company Accounts Only Affix Medallion Signature Guarantee Stamp Here

*IF THIS IS A CUSTODIAL ACCOUNT OR AN ACCOUNT HELD WITH A TRUST COMPANY, PLEASE CONTACT THEM DIRECTLY, AS THEIR SIGNATURE IS REQUIRED TO PROCESS SUCH REQUESTS.

C-1

MVP REIT, INC.

$50,000,000 Shares of Common Stock Pursuant to Distribution Reinvestment Plan

PROSPECTUS

July 19, 2016

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

MVP REIT, INC.
SUPPLEMENT NO. 1 DATED JULY 19, 2016
TO THE PROSPECTUS DATED JULY 19, 2016

This document supplements, and should be read in conjunction with, our prospectus dated July 19, 2016 relating to our offering of up to $50,000,000 in shares of our common stock to existing stockholders pursuant to our distribution reinvestment plan. Terms not otherwise defined herein have the same meanings as set forth in our prospectus.  The use of the terms “MVP REIT, Inc.,” the “company,” “we,” “us” or “our” in this prospectus refer to MVP REIT, Inc. unless the context indicates otherwise.

The purpose of this supplement is to disclose:

•	our acquisitions of additional investments through March 31, 2016;
•	an update on our indebtedness through March 31, 2016;
•	our funds from operations and modified funds from operations;
•	information regarding our distributions;
•	information on experts; and
•	incorporation of certain information by reference.

Investment Portfolio Update

As of March 31, 2016, we held the following investments in real estate:

Property	Location	Date Acquired	Property Type	Investment Amount	Size / Acreage	# Spaces	Retail /Office Square Ft.	Ownership %
Ft. Lauderdale	208 SE 6th St, Ft Lauderdale, FL	7/31/2013	Parking Lot / Office Bldg.	$3,409,000	.75 acre	66	4,061	100%
Memphis Court	216 Court St, Memphis, TN	8/28/2013	Parking Lot	$194,000	.41 acre	37	N/A	100%
Memphis Poplar	212 Poplar Ave, Memphis, TN	8/28/2013	Parking Lot	$2,693,000	.86 acre	125	N/A	100%
Kansas City	1130 Holmes St, Kansas City, MO	8/28/2013	Parking Lot	$1,550,000	1.18 acres	164	N/A	100%
St. Louis	1300 Spruce St, St. Louis, MO	9/4/2013	Parking Lot	$4,137,000	1.22 acres	179	N/A	100%
Mabley Place	400 Race Street, Cincinnati, OH	12/9/2014	Parking Facility	$14,700,000	.91 acre	775	8,400	70%
Denver Sherman	1963 Sherman Street, Denver, CO	1/26/2015	Parking Lot	$585,000	.14 acre	28	N/A	100%
Ft. Worth	814 Taylor Street, Fort Worth, Texas	3/16/2015	Parking Facility	$23,336,000	1.18 acres	1,013	11,828	100%
Milwaukee Old World	822 N. Old World Third Street, Milwaukee, WI	3/31/2015	Parking Lot	$1,000,000	.27 acre	54	N/A	100%
St. Louis Convention	1010 Convention Plaza, St. Louis, MO	5/31/2015	Parking Lot	$2,575,000	1.26 acres	221	N/A	100%
Houston Saks Garage	611 Fannin Street, Houston, Tx	5/28/2015	Parking Facility	$8,380,000	.36 acre	265	5,000	100%
St. Louis Lucas	Lucas Ave, St. Louis, MO	6/29/2015	Parking Lot	$3,463,000	1.07 acres	217	N/A	100%
Milwaukee Wells	215 W. Wells Street, Milwaukee, WI	6/30/2015	Parking Lot	$3,900,000	.95 acre	100	N/A	100%
Wildwood NJ Lot I	400 East Magnolia Ave, Wildwood, NJ	7/10/2015	Parking Lot	$970,000	.29 acre	29	N/A	100%
Indy City Parking Garage	120 E. Washington Street, Indianapolis, IN	10/5/15	Parking Facility	$10,500,000	.44 acre	370	N/A	100%
KC Cherry Lot	1109 Cherry Street, Kansas City, MO	10/9/15	Parking Lot	$515,000	.60 acre	84	N/A	100%
Indy WA Street	301 E. Washington Street, Indianapolis, IN	10/29/15	Parking Lot	$4,995,000	1.07 acres	150	N/A	100%
Wildwood NJ Lot II	401 E. Glenwood Ave., Wildwood, NJ	12/16/15	Parking Lot	$615,000	.31 acre	450	N/A	100%
Minneapolis Venture	10h avenue and Hennepin, Minneapolis, MN	1/06/16	Parking Lot	$15,495,000	4.46 acres	270	N/A	87%
Indianapolis Meridian	239 S. Meridian Street, Indianapolis, IN	1/15/16	Parking Lot	$1,550,000	.24 acre	39	N/A	100%
Milwaukee Clybourn	412 E. Clybourn Street, Milwaukee, WI	1/20/16	Parking Lot	$205,000	.055 acre	15	N/A	100%
Milwaukee Arena	1124 North Old World Third Street, Milwaukee, WI	2/01/16	Parking Lot	$3,900,000	1.10 acres	75	N/A	100%
Clarksburg Lot	327 Washington Avenue, Clarksburg, WV	2/09/16	Parking Lot	$620,000	.81 acres	94	N/A	100%
Denver 1935 Sherman	1935 Sherman Street, Denver, CO	2/12/16	Parking Lot	$2,438,000	.43 acres	72	N/A	76%
Bridgeport Fairfield	314 Fairfield Avenue, Bridgeport, Connecticut	03/30/16	Parking Facility	$7,800,000	1.01 acres	878	N/A	90%
Fixed Assets				$88,000
			Total	$119,613,000

Property	Location	Zoning	Height Restriction	Parking Tenant	Lease Commencement Date	Lease Term
Ft. Lauderdale	208 SE 6th St, Ft Lauderdale, FL	RAC-CC	150 Feet	SP+	02/01/14	5 yr. w/2 5 yr. ext.
Memphis Court	216 Court St, Memphis, TN	CBD	Unlimited	SP+	03/14/12	2 Years remaining
Memphis Poplar	212 Poplar Ave, Memphis, TN	CBD	Unlimited	Best Park	03/01/14	5 yr. w/2 5 yr. ext.
Kansas City	1130 Holmes St, Kansas City, MO	B4-5	Unlimited	SP+	03/14/12	15 Years
St. Louis	1300 Spruce St, St. Louis, MO	I (CBD)	200 Feet	SP+	12/01/13	5 yr. w/2 5 yr. ext.
Mabley Place	400 Race Street, Cincinnati, OH	DD-A	510 Feet	SP+	12/09/14	10 Years
Denver Sherman	1963 Sherman Street, Denver, CO	CMX-16	200 Feet	Denver SD	07/01/14	10 Years w/1 5 yr. ext.
Ft. Worth	814 Taylor Street, Fort Worth, Texas	CBD-H	Unlimited	SP+	03/16/15	10 Years
Milwaukee Old World	822 N. Old World Third Street, Milwaukee, WI	C9-E	40 Feet	SP+	03/31/15	5 yr. w/1 5 yr. ext.
St. Louis Convention	1010 Convention Plaza, St. Louis, MO	I (CBD)	200 Feet	SP+	05/13/15	5 yr. w/1 5 yr. ext.
Houston Saks Garage	611 Fannin Street, Houston, Tx	N/A	Unlimited	iPark	05/28/15	10 yr. w/1 5 yr. ext.
St. Louis Lucas	Lucas Ave, St. Louis, MO	I (CBD)	200 Feet	SP+	06/29/15	5 yr. w/1 5 yr. ext.
Milwaukee Wells	215 W. Wells Street, Milwaukee, WI	C9-E	40 Feet	SP+	06/30/15	10 Years
Wildwood NJ Lot	400 East Magnolia Ave, Wildwood, NJ	T/E	35 feet	SP+	1/1/16	5 yr. w/1 5 yr. ext.
Indy City Parking Garage	120 E. Washington Street, Indianapolis, IN	CDB-1 RC	5 Stories	ABM	10/5/15	5 yr. w/1 5 yr. ext.
KC Cherry Lot	1109 Cherry Street, Kansas City, MO	UR	Per Plan	SP+	10/9/15	5 yr. w/1 5 yr. ext.
Indy WA Street	301 E. Washington Street, Indianapolis, IN	CBD-2	Unlimited	Denison	10/30/15	10 Years
Wildwood NJ Lot II	401 E. Glenwood Ave., Wildwood, NJ	T/E	35 feet	SP+	1/01/16	5 yr. w/1 5 yr. ext.
Minneapolis Venture	10h avenue and Hennepin, Minneapolis, MN	B4C-1	Unlimited	SP+	1/15/2016	5 yr. w/1 5 yr. ext.
Indianapolis Meridian	239 S. Meridian Street, Indianapolis, IN	CBD-2/RC	Unlimited	Denison Parking	1/20/2016	10 Years
Milwaukee Clybourn	412 E. Clybourn Street, Milwaukee, WI	C9F(A)	30 Feet	Secure Parking USA	2/1/2016	5 Years
Milwaukee Arena	1124 North Old World Third Street, Milwaukee, WI	RED	Unlimited	SP+	2/9/2016	5 yr. w/1 5 yr. ext.
Clarksburg Lot	327 Washington Avenue, Clarksburg, WV	BPO	60 Feet	ABM	2/12/2016	5 Years
Denver 1935 Sherman	1935 Sherman Street, Denver, CO	CMX-16	200 Feet	SP+	3/30/2016	10 Years
Bridgeport Fairfield	314 Fairfield Avenue, Bridgeport, Connecticut	DVD-CORE	65 Feet	SP+	1/15/2016	10 Years

The following table and discussion are a summary of our acquisitions for the three months ended March 31, 2016:

	Assets			Liabilities
	Land and Improvements	Building and improvements	Total assets acquired	Notes Payable Assumed	Net assets and liabilities acquired

Minneapolis Venture	$15,495,000	--	$15,495,000	$--	$15,495,000
Indianapolis Meridian	1,550,000	--	1,550,000	--	1,550,000
Milwaukee Clybourn	205,000	--	205,000	--	205,000
Milwaukee Arena	3,900,000	--	3,900,000	--	3,900,000
Clarksburg Lot	620,000	--	620,000	--	620,000
Denver 1935 Sherman	2,438,000	--	2,438,000	--	2,438,000
Bridgeport Fairfield	972,000	6,828,000	7,800,000	--	7,800,000
	$25,180,000	$6,828,000	$32,008,000	$--	$32,008,000

Minneapolis Venture

On January 6, 2016, we along with MVP REIT II closed on the purchase of two parking lots located in Minneapolis for a purchase price of approximately $15.5 million in cash plus closing costs.  Our share of the purchase price is approximately $13.5 million plus closing costs and we will own a 87.09% interest in the limited liability company.  The first parking lot is located at 1022 Hennepin Avenue (the “Hennepin lot”). The Hennepin lot consists of approximately 90,658 square feet and has approximately 270 parking spaces.  The second parking lot is located at 41 10th Street North (the “10th Street lot”). The 10th street lot consists of approximately 107,952 square feet and has approximately 185 parking spaces.  Both the Hennepin lot and 10th Street lot will be leased by SP Plus, a Delaware parking operator, under a net lease agreement where we and MVP REIT II will be responsible for property taxes and SP Plus will pay for all insurance and maintenance costs.

Indianapolis Meridian

On January 15, 2016, through our wholly owned entity MVP Indianapolis Meridian Lot, LLC, a Nevada limited liability company, we closed on the purchase of a parking lot for approximately $1.6 million in cash plus closing costs.  The property is located at 239 S. Meridian Street, Indianapolis, Indiana.  The parking lot consists of approximately 10,290 square feet and has approximately 39 parking spaces. The parking lot is leased to Denison Parking, Inc., an Indianapolis parking operator. Denison Parking, Inc. pays annual rent of $95,000 and pays all regular occurring maintenance expenses associated with the parking garage other than property taxes. In addition, the lease provides revenue participation with us receiving 60% of gross receipts over $155,000. The term of the lease is 10 years.

Milwaukee Clybourn

On January 20, 2016, through our wholly owned entity MVP Milwaukee Clybourn, LLC, a Nevada limited liability company, we closed on the purchase of a parking lot for approximately $0.2 million in cash plus closing costs.  The property is located at 412 E. Clybourn Street, Milwaukee, Wisconsin.  The parking lot consists of 15 parking spaces and is leased to Secure Parking USA, LLC.  The parking lot is leased to Secure Parking USA, Inc., an Indianapolis parking operator. Secure Parking USA, Inc. pays annual rent of $20,000 and pays all regular occurring maintenance expenses associated with the parking garage other than property taxes. In addition, the lease provides revenue participation with us receiving 75% of gross receipts over $45,000. The term of the lease is 5 years.

Milwaukee Arena

On February 1, 2016, we closed on the purchase of a parking lot for approximately $3.9 million in cash plus closing costs. The property is located at 1124 N. Old World Third Street, Milwaukee, Wisconsin.  The Wisconsin parking lot consists of approximately 38,600 square feet and has 75 parking spaces.  The Wisconsin parking lot is leased by SP Plus Corporation.  The parking lot is leased by SP Plus Corporation (“SP Plus”), a national parking operator.  SP Plus pays a first year annual lease payment of $200,000 with annual increases and pays all regular occurring maintenance expenses associated with the parking garage other than property taxes.  In addition, the lease provides revenue participation with us receiving 70% of gross receipts over $325,000. The term of the lease is 5 years.

Clarksburg Lot

On February 9, 2016, through our wholly owned entity MVP Clarksburg Lot, LLC, a Nevada limited liability company, we closed on the purchase of a parking lot for approximately $0.6 million in cash plus closing costs. The parking lot is located at 327 Washington Avenue, Clarksburg, West Virginia 26301.  The parking lot is located at 327 Washington Avenue, Clarksburg, West Virginia 26301.  The parking lot consists of approximately 35,000 square feet and has approximately 94 parking spaces.  The parking lot is leased by ABM Parking Services Inc. (“ABM”), a national parking operator, under a net lease agreement where we are responsible for property taxes and ABM pays for all insurance and maintenance costs. ABM pays annual rent of $55,400.  In addition, the lease provides revenue participation with us receiving 50% of gross receipts over $112,000. The term of the lease is for 5 years.

Denver 1935 Sherman

On February 12, 2016, we along with MVP REIT II, through MVP Denver 1935 Sherman, LLC, (“MVP Denver”), a Nevada limited liability company, an entity owned 75.51% by us and 24.49% by MVP REIT II, closed on the purchase of a parking lot for approximately $2.4 million in cash plus closing costs, of which our share was approximately $1.8 million.  The parking lot is located at 1935 Sherman Avenue, Denver, Colorado.  The Denver parking lot consists of approximately 18,765 square feet and has approximately 72 parking spaces.  The Denver parking lot is leased by SP Plus Corporation, under a net lease agreement where MVP Denver is responsible for property taxes and SP Plus pays for all insurance and maintenance costs.  SP Plus Corporation pays annual rent of $120,000.  In addition, the lease provides revenue participation with MVP Denver receiving 70% of gross receipts over $160,000. The term of the lease is for 10 years.

Bridgeport Fairfield

On March 30, 2016, we along with MVP REIT II, through MVP Bridgeport Fairfield Garage, LLC, a Delaware limited liability company (“MVP Bridgeport”), an entity owned 90% by us and 10% by MVP REIT II, closed on the purchase of a multi-level parking garage consisting of approximately 878 parking spaces, together with approximately 4,349 square feet of retail space, located in Bridgeport, Connecticut, for a purchase price of $7.8 million in cash plus closing costs of which MPV’s share was approximately $7.0 million.  The parking garage is leased by SP Plus Corporation, a national parking operator, under a net lease agreement where MVP Bridgeport is responsible for property taxes above a $100,000 threshold, and SP Plus Corporation pays for insurance and maintenance costs.  SP Plus Corporation pays annual rent of $400,000.  In addition, the lease provides revenue participation with MVP Bridgeport receiving 65% of gross receipts over $775,000. The term of the lease is for 10 years.

Update on Our Indebtedness

As of March 31, 2016, future principal payments on the notes payable are as follows:

2016	$717,000
2017	908,000
2018	952,000
2019	4,711,000
2020	930,000
Thereafter	31,972,000
Total	$40,190,000

As of March 31, 2016, the principal balances on notes payable are as follows:

Property	Location	Current Loan Balance	Interest Rate	Loan Maturity
D&O Policy		$93,000	2.99%
Ft. Lauderdale	208 SE 6th St, Ft Lauderdale, FL	$1,481,000	4.94%	2/1/2019
Memphis Court	216 Court St, Memphis, TN	$139,000	4.94%	2/1/2019
Memphis Poplar	212 Poplar Ave, Memphis, TN	$1,247,000	4.94%	2/1/2019
Kansas City	1130 Holmes St, Kansas City, MO	N/A	N/A	N/A
St. Louis	1300 Spruce St, St. Louis, MO	$1,242,000	4.94%	2/1/2019
Mabley Place	400 Race Street, Cincinnati, OH	$8,804,000	4.25%	12/26/2024
Denver Sherman	1963 Sherman Street, Denver, CO	N/A	N/A	N/A
Ft. Worth	814 Taylor Street, Fort Worth, Texas	$11,921,000	5.59%	8/1/2021
Milwaukee Old World	822 N. Old World Third Street, Milwaukee, WI	N/A	N/A	N/A
St. Louis Convention	1010 Convention Plaza , St. Louis, MO	N/A	N/A	N/A
Houston Saks Garage	611 Fannin Street, Houston, TX	$3,596,000	4.25%	N/A
St. Louis Lucas	Lucas Ave, St. Louis, MO	$3,483,000	4.59%	2/1/2026
Milwaukee Wells	215 W. Wells Street, Milwaukee, WI	N/A	N/A	N/A
Wildwood NJ Lot	400 East Magnolia Ave, Wildwood, NJ	N/A	N/A	N/A
Indy Garage	120 E. Washington Street, Indianapolis, IN	$8,184,000	4.59%	2/1/2026
KC Cherry Lot	1109 Cherry Street, Kansas City, MO	N/A	N/A	N/A
Indy Lot	301 E. Washington Street, Indianapolis, IN	N/A	N/A	N/A
Wildwood NJ Lot II	401 E. Glenwood Ave., Wildwood, NJ	N/A	N/A	N/A
Minneapolis Venture	10h avenue and Hennepin, Minneapolis, MN	N/A	N/A	N/A
Indianapolis Meridian	239 S. Meridian Street, Indianapolis, IN	N/A	N/A	N/A
Milwaukee Clybourn	412 E. Clybourn Street, Milwaukee, WI	N/A	N/A	N/A
Milwaukee Arena	1124 N. Old World Third Street, Milwaukee, WI	N/A	N/A	N/A
Clarksburg Lot	327 Washington Ave., Clarksburg WV	N/A	N/A	N/A
Denver 1935 Sherman	1935 Sherman Street, Denver, CO	N/A	N/A	N/A
Bridgeport Fairfield	314 Fairfield Ave., Bridgeport, CT	N/A	N/A	N/A
	Less loan issuance costs	$(806,000)
	Total	$39,384,000

During January 2014, the entities holding the four parking facilities (MVP PF Ft. Lauderdale 2013, LLC, MVP PF Memphis Court 2013, LLC, MVP PF Memphis Poplar 2013, LLC and MVP PF St. Louis 2013, LLC) issued a promissory note to Key Bank National Association for $4.3 million. This note bears an annual interest rate of 4.94%, is secured by four parking facilities, matures in February 2019 and is payable in monthly principal and interest payments of approximately $25,000.

During December 2014, through the acquisition of Mabley Place, we issued a promissory note to Wells Fargo Bank for $9.0 million. This note bears an annual interest rate of 4.25%, is secured by the property, matures in December 2024 and is payable in monthly principal and interest payments of approximately $44,000.

During March 2015, through the acquisition of Ft. Worth Taylor, we assumed a 10-year term loan with a balance of approximately $12.2 million, collateralized by real property located in Ft. Worth, Texas, matures in August 2021, bears an annual interest rate of 5.59%, and is payable in monthly installment payments of principal and interest totaling approximately $78,000.

During August 2015, Houston Saks Garage issued a promissory note for approximately $3.7 million. The note is collateralized by real property located in Houston, Texas, bears an annual interest rate of 4.25%, and is payable in monthly installment payments of principal and interest totaling approximately $30,000, maturing in August 2025.

During January 2016, Indy City Park and Indy WA Street issued a promissory note to KeyBank for $8,580,000. The note is secured by real property located in Indianapolis, Indiana. The loan has a term of 10 years and has an annual interest rate of 4.59% and is payable in monthly installment payments of principal and interest totaling approximately $46,000, maturing in January 2026.

During January 2016, St. Louis Convention, St. Louis Lucas and KC Cherry issued a promissory note to KeyBank for $3,490,000 loan secured by real property located in St. Louis and Kansas City, Missouri. The loan has a term of 10 years and has an annual interest rate of 4.59% and is payable in monthly installment payments of principal and interest totaling approximately $20,000, maturing in January 2026.

Total interest expense incurred for the three months ended March 31, 2016 and 2015 is $0.5 million and $0.2 million, respectively. Total loan amortization cost for the three months ended March 31, 2016 and 2015 is $18,000 and $20,000, respectively.

Funds from Operations and Modified Funds from Operations

Our advisor believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

The Investment Program Association (“IPA”) issued Practice Guideline 2010-01 (the “IPA MFFO Guideline”) on November 2, 2010, which extended financial measures to include modified funds from operations (“MFFO”). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisition fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time. No less frequently than annually, we evaluate events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, we assess whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event.

We adopted the IPA MFFO Guideline as management believes that MFFO is a helpful indicator of our on-going portfolio performance and ability to sustain our current distribution level. More specifically, MFFO isolates the financial results of our operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:

•	Straight-line rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, it is added back to FFO to arrive at MFFO as a means of determining operating results of our portfolio.

•	Amortization of in-place lease valuation. As this item is a cash flow adjustment made to net income in calculating the cash flows provided by (used in) operating activities, it is added back to FFO to arrive at MFFO as a means of determining operating results of our portfolio.

•	Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property and loans secured by real estate in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss). These costs have been and will continue to be funded with cash proceeds from the offering or included as a component of the amount borrowed to acquire such real estate. If we acquire a property after all offering proceeds from the offering have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless our advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to our advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Acquisition-related costs may negatively affect our operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition-related costs, MFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.

For all of these reasons, we believe the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and MFFO. Additionally, MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value. The use of MFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. MFFO is useful in assisting management and investors in assessing our on-going ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. However, MFFO is not a useful measure in evaluating NAV because impairments are taken into account in determining NAV but not in determining MFFO. Therefore, FFO and MFFO should not be viewed as more prominent a measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2016.

Net Loss attributable to MVP REIT, Inc. common shareholders	$(1,540,000)
Subtract:
Deferred rental assets	(19,000)
Add:
Depreciation and amortization of real estate assets	282,000
FFO	(1,277,000)
Add:
Acquisition fees and expenses to non-affiliates	207,000
Acquisition fees and expenses to affiliates	1,326,000
MFFO	$256,000

Information Regarding Our Distributions

We intend to continue making regular cash distributions to its stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of its “REIT taxable income” each year.

From inception through March 31, 2016, we have paid approximately $8.7 million in distributions including approximately $2.4 million in DRIP distributions to our stockholders, all of which have constituted a return of capital. Our total distributions paid for the period presented, the sources of such distributions, the cash flows used in operations and the number of shares of common stock issued pursuant to our distribution reinvestment plan, or DRIP, are detailed below.

To date, all distributions have been paid from offering proceeds and represent a return of capital.

	Distributions paid in Cash	Distributions paid through DRIP	Total Distributions Paid	Cash Flows Used in Operations (GAAP basis)
1st Quarter, 2016	$1,041,000	$621,000	$1,662,000	$(1,179,000)
2nd Quarter, 2016	--	--	--	--
3rd Quarter, 2016	--	--	--	--
4th Quarter, 2016	--	--	--	--
Total 2016	$1,041,000	$621,000	$1,662,000	$(1,179,000)

	Distributions paid in Cash	Distributions paid through DRIP	Total Distributions Paid	Cash Flows Used in Operations (GAAP basis)
1st Quarter, 2015	$535,000	$148,000	$683,000	$(911,000)
2nd Quarter, 2015	623,000	265,000	888,000	(436,000)
3rd Quarter, 2015	751,000	388,000	1,139,000	(394,000)
4th Quarter, 2015	1,015,000	590,000	1,605,000	(717,000)
Total 2015	$2,924,000	$1,391,000	$4,315,000	$(2,458,000)

We may not generate sufficient cash flow from operations to fully fund distributions. All or a portion of the distributions may be paid from other sources, such as cash flows from financing activities, borrowings, cash advances from our Advisor, or by way of waiver or deferral of fees. We have not established any limit on the extent to which distributions could be funded from these other sources. Accordingly, the amount of distributions paid may not reflect current cash flow from operations and distributions may include a return of capital, rather than a return on capital.  If we continue to pay distributions from sources other than cash flow from operations, the funds available to us for investments would be reduced and the share value may be diluted.  The level of distributions will be determined by the board of directors and depend on a number of factors including current and projected liquidity requirements, anticipated operating cash flows and tax considerations, and other relevant items deemed applicable by the board of directors.

Experts

The consolidated financial statements of MVP REIT I, Inc. appearing in its Annual Report on Form 10-K for the period as of, and for the fiscal years ended, December 31, 2015 and 2014 have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in its report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.mvpreit.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-180741), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the SEC on May 16, 2016;

•	Current Report on Form 8-K filed with the SEC on June 28, 2016;

•	Current Report on Form 8-K filed with the SEC on June 16, 2016;

•	Current Report on Form 8-K filed with the SEC on June 3, 2016;

•	Current Report on Form 8-K filed with the SEC on May 9, 2016;

•	Current Report on Form 8-K filed with the SEC on April 11, 2016;

•	Current Report on Form 8-K filed with the SEC on: April 1, 2016;

•	Current Report on Form 8-K filed with the SEC on March 25, 2016;

•	Current Report on Form 8-K filed with the SEC on March 11, 2016;

•	Current Report on Form 8-K filed with the SEC on February 24, 2016;

•	Current Report on Form 8-K filed with the SEC on February 16, 2016;

•	Current Report on Form 8-K filed with the SEC on February 4, 2016;

•	Current Report on Form 8-K filed with the SEC on January 22, 2016; and

•	Current Report on Form 8-K filed with the SEC on January 7, 2016;

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

MVP REIT, Inc.
Attn: Investor Relations
12730 High Bluff Drive, #110
San Diego, California 92130
(858) 369-7959

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, other than the asset-based distribution fee. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$63,030
FINRA filing fee	83,000
Printing costs	205,000
Legal fees and expenses	1,000,000
Accounting fees and expenses	52,000
Blue sky fees and expenses	134,000
Marketing, sales and advertising expenses	1,045,000
Postage and shipping	75,000
Marketing and travel expenses	30,000
Total	$2,687,030

Item 32.	Sales to Special Parties.

None

Item 33.	Recent Sales of Unregistered Securities.

On April 4, 2012, we issued 22,222.22 shares of common stock at $9.00 per share to MVP Capital Partners, LLC, our sponsor, in exchange for $200,000.00 in cash. On April 4, 2012, we also issued 1,000 shares of our convertible stock at $1.00 per share to MVP Realty Advisors, LLC, our advisor. In each case, we relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act of 1933, as amended. Our sponsor and our advisor, by virtue of their affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment.

Item 34.	Indemnification of Directors, Officers and Others.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.

Maryland law permits a Maryland corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, officers, advisor and affiliates for losses that they may incur by reason of their service in those capacities. However, we may not indemnify our directors, advisor or affiliates for any liability or loss suffered by them or hold our directors, advisor or affiliates harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

Indemnification does not reduce the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We may not, however, indemnify our directors, our advisor and its affiliates or any person acting as a broker dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of our company were offered or sold as to indemnification for violation of securities laws.

Our charter further provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, advisor and affiliates in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the person seeking advancement provides the registrant with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (or the Securities Act), we have been informed that, in the opinion of the Securities and Exchange Commission, or the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include or incorporate by reference audited financial statements meeting the requirements Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 19 day of July, 2016.

MVP REIT, INC.

By:	/s/ Michael V. Shustek
Michael V. Shustek
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

	Name	Title	Date

	/s/ Michael V. Shustek	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 19, 2016
Michael V. Shustek

	/s/ Edwin H. Bentzen IV	Chief Financial Officer (Principal Financial Officer)	July 19, 2016
Edwin H. Bentzen IV

	/s/ Robert J. Aalbert*	Director	July 19, 2016
Robert J. Aalberts

	/s/ Nicolas Nilsen*	Director	July 19, 2016
Nicolas Nilsen

	/s/ John E. Dawson*	Director	July 19, 2016
John E. Dawson

	/s/ Daryl C. Idler, Jr.*	Director	July 19, 2016
Daryl C. Idler, Jr.

*By:	/s/ Michael V. Shustek	Attorney in Fact	July 19, 2016
Michael V. Shustek

EXHIBIT INDEX

1.1(4)	Selling Agreement between MVP REIT, Inc. and Source Capital Group, Inc.

1.2(6)	Selling Agreement between MVP REIT, Inc. and Ashton Garnett Securities, LLC

1.3(8)	Amendment to Selling Agreement between MVP REIT, Inc. and Source Capital Group, Inc.

1.4(8)	Amendment to Selling Agreement between MVP REIT, Inc. and Ashton Garnett Securities, LLC

3.1(4)	Articles of Incorporation of MVP Monthly Income Realty Trust, Inc.

3.2(4)	Bylaws of MVP Monthly Income Realty Trust, Inc.

3.3(4)	Articles of Amendment (Name Change)

3.4(5)	Articles of Amendment and Restatement of MVP REIT, Inc.

3.5(4)	Amended and Restated Bylaws of MVP REIT, Inc.

3.6(7)	Articles of Amendment of MVP REIT, Inc.

3.7(8)	Articles of Amendment of MVP REIT, Inc.

4.1(1)	Form of Account Update Form (included as Appendix A in the prospectus and incorporated herein by reference)

4.2(1)	Distribution Reinvestment Participation Form (included as Appendix C in the prospectus and incorporated herein by reference)

5.1(5)	Opinion of Venable LLP as to legality of securities.

8.1(5)	Opinion of Morrison & Foerster LLP as to tax matters.

10.1(3)	Advisory Agreement by and between MVP REIT, Inc. and MVP Realty Advisors, LLC.

10.2(1)	Distribution Reinvestment Plan (included as Appendix B to the prospectus and incorporated herein by reference)

10.3(3)	Escrow Agreement

10.4(4)	MVP REIT, Inc. 2012 Stock Incentive Plan

10.5(9)	Membership Interest Purchase agreement between MVP REIT, Inc. and SETE Holdings, LLC

10.6(10)
Purchase Agreement, dated April 29, 2013, among MVP REIT, Inc., Genet Chavez Gomez EP Prop Trust (06/16/06), Genet Chavez Gomez, Pat Chavez-Preston and Sunrise Airport Parking, Inc., d/b/a Sunrise Airport Parking

10.7(11)	Purchase Agreement, dated June 3, 2013, between MVP REIT, Inc. and Red Mountain Storage, LLC.

10.8(12)
Purchase and Sale Agreement among OC Parking Fort Lauderdale LLC, OC Parking Baltimore LLC, OC Parking Memphis Poplar LLC, OC Parking Kansas City LLC, OC Parking Memphis Court LLC, and subsidiaries of MVP REIT, Inc.

10.9(14)	Amendment No. 1, dated November 21, 2013, to the Advisory Agreement by and between MVP REIT, Inc. and MVP Realty Advisor, LLC.

10.10(15)	Irrevocable Waiver, dated December 20, 2013, relating to the Advisory Agreement by MVP Realty Advisor, LLC in favor of MVP REIT, Inc.

10.11(18)	Membership Purchase Agreement, dated as of March 26, 2014

10.12(19)	Separation Agreement and Release, dated as of August 11, 2014, between MVP Entities and Steven R. Reed

10.13(20)	Release of Waiver Agreement, dated as of August 22, 2014, between MVP Realty Advisor, LLC and MVP REIT, Inc.

10.14(21)	Irrevocable Waiver, dated September 12, 2014, relating to the Advisory Agreement by MVP Realty Advisor, LLC in favor of MVP REIT, Inc.

21.1(17)	Subsidiaries of the Registrant.

23.1(1)	Consent of Independent Registered Public Accounting Firm

23.2(5)	Consent of Venable LLP (included in Exhibit 5.1).

23.3(5)	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).

(1)	Filed concurrently herewith.
(2)	Filed previously with the Registration Statement on Form S-11 on April 16, 2012, and incorporated herein by reference.
(3)	Filed previously with Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 on May 21, 2012, and incorporated herein by reference.
(4)	Filed previously with the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 on June 13, 2012, and incorporated herein by reference.
(5)	Filed previously with the Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 on July 9, 2012, and incorporated herein by reference.
(6)	Filed previously with the Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 on July 16, 2012, and incorporated herein by reference.
(7)	Filed previously with the Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 on September 6, 2012, and incorporated herein by reference.
(8)	Filed previously with the Pre-Effective Amendment No. 7 to the Registration Statement on Form S-11 on September 18, 2012, and incorporated herein by reference.
(9)	Filed previously on Form 8-K on August 14, 2013, and incorporated herein by reference.
(10)	Filed previously on Form 8-K on May 7, 2013, and incorporated herein by reference.
(11)	Filed previously on Form 8-K on July 26, 2013, and incorporated herein by reference.
(12)	Filed previously on Form 8-K on July 31, 2013, and incorporated herein by reference.
(13)	Filed previously on Form 10-Q on November 14, 2013, and incorporated herein by reference.
(14)	Filed previously on Form 8-K on November 22, 2013, and incorporated herein by reference.
(15)	Filed previously on Form 8-K on December 26, 2013, and incorporated herein by reference.
(16)	Filed previously with the Post-Effective Amendment No. 3 to the Form S-11 Registration Statement filed on November 21, 2013, and incorporated herein by reference.
(17)	Filed previously with the annual report on Form 10-K on March 30, 2016, and incorporated herein by reference.
(18)	Filed previously on Form 8-K on May 14, 2014, and incorporated herein by reference.
(19)	Filed previously on Form 8-K on August 13, 2014, and incorporated herein by reference.
(20)	Filed previously on Form 8-K on August 27, 2014, and incorporated herein by reference.
(21)	Filed previously on Form 8-K on September 16, 2014, and incorporated herein by reference